FREE WRITING PROSPECTUS

                 Revolving Home Equity Loan Asset Backed Notes
                             (Issuable in Series)
                                Payable monthly

                                  CWHEQ, Inc.
                                   Depositor

                         [LOGO OMITTED] Countrywide(R)
                         -----------------------------
                                  HOME LOANS

                     Sponsor, Seller, and Master Servicer


----------------------
                           The Trust Fund

                           Each issuing entity will be a trust established to hold assets in its trust fund transferred to it by CWHEQ, Inc. The notes will be secured by the assets of the issuing entity and will generally consist primarily of one or more loan groups
Consider                   of home equity revolving credit line loans made or to be made in the future
carefully the              under certain home equity revolving credit line loan agreements. The loans will
risk factors               be secured by second deeds of trust or mortgages primarily on one- to
beginning on               four-family residential properties and will bear interest at rates that adjust
page S-10 in               based on the prime rate. The mortgage loans will have been purchased by the
this free writing          depositor, either directly or through affiliates, from one or more mortgage loan
prospectus and             sellers.
on page 5 in the
accompanying               The Notes
prospectus
attached hereto            CWHEQ, Inc. will sell the notes, which will be fully described in a prospectus
as Exhibit A.              supplement when it is available. The notes will be grouped into one or more series, each having its own designation. Each series will be issued in one or more classes and each class will be secured by the assets in the related trust fund. The terms of each series and each of the classes in a series have not yet been determined. The notes will represent obligations of the issuing entity only and will not represent an interest in or obligation of CWHEQ, Inc., Countrywide
                           Home Loans, Inc., or any of their other affiliates.
----------------------


The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates with a file number of 333-132375. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov.

Although a registration statement (including the prospectus) relating to the securities discussed in this free writing prospectus has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the securities discussed herein has not been filed with the Securities and Exchange Commission. Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the securities discussed in this communication for definitive information on any matter discussed herein.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this free writing prospectus or the prospectus. Any representation to the contrary is a criminal offense.

November 15, 2006

                               Table of Contents


Free Writing Prospectus                                                   Page
-----------------------                                                   ----

Summary....................................................................S-3

Risk Factors..............................................................S-10

Description of the Mortgage Loans.........................................S-23

The Master Servicer.......................................................S-24

The Home Equity Loan Program..............................................S-26

Description of the Sale and Servicing Agreement...........................S-29

The Indenture Trustee.....................................................S-42

Static Pool Data..........................................................S-43

Maturity and Prepayment Considerations....................................S-45

Description of the Indenture..............................................S-47

Tax Consequences..........................................................S-55

ERISA Considerations......................................................S-56

Legal Investment Considerations...........................................S-58

Index of Defined Terms....................................................S-59

Exhibit A - Prospectus


Prospectus                                                                Page
----------                                                                ----

Important Notice About Information in
This Prospectus Supplement and Each
Accompanying Prospectus Supplement...........................................4

Risk Factors.................................................................5

The Trust Fund..............................................................19

Use of Proceeds.............................................................26

The Depositor...............................................................26

Loan Program................................................................26

Static Pool Data............................................................30

Description of the Securities...............................................30

Credit Enhancement..........................................................48

Yield, Maturity and Prepayment Considerations...............................54

The Agreements..............................................................57

Certain Legal Aspects of the Loans..........................................79

Material Federal Income Tax Consequences....................................95

Other Tax Considerations...................................................119

ERISA Considerations.......................................................119

Legal Investment...........................................................124

Method of Distribution.....................................................125

Legal Matters..............................................................126

Financial Information......................................................127

Rating.....................................................................127

Index of Defined Terms.....................................................129

------------------------------------------------------------------------------
                                    Summary

This summary highlights selected information about the offering transactions and does not contain all of the information that you need to consider in making your investment decision. The terms of each series and each of the classes in a series have not yet been determined. The notes in an offering and the other circumstances of the offering that have not yet been specified will be fully described in a prospectus supplement when it is available. To understand all of the terms of an offering of the notes, read this entire free writing prospectus, the accompanying prospectus, and, when available, the prospectus supplement relating to the applicable series of notes carefully.

Issuing Entity

The issuing entity for a series of notes will be the CWHEQ Revolving Home Equity Loan Trust specified on the front cover of the related prospectus supplement.

The assets of the issuing entity will consist of a pool of home equity revolving credit line loans made or to be made in the future under certain home equity revolving credit line loan agreements. The loans will be secured by first or second deeds of trust or mortgages on primarily one- to four-family residential properties and will bear interest at rates that adjust based on the prime rate. The assets of the issuing entity may also include funds deposited into the additional loan accounts on the closing date to be used to acquire additional home equity loans that are not included in the initial cut-off date pool during a specified funding period.

The assets of the issuing entity will consist of one or more loan groups. Each is referred to as a loan group. We sometimes refer to these loans as home equity loans or mortgage loans. Your notes may be related to one or more of the loan groups. If the assets of the issuing entity consist of only one loan group, then references to loan groups in this free writing prospectus refer to the entire trust fund. On the closing date, the original principal balance of a class of principal balance notes may exceed the sum of the aggregate cut-off date principal balance of the home equity loans in the related loan group transferred to the issuing entity on the closing date and any funds deposited in the related additional loan account on the closing date.

See "Description of the Mortgage Loans.

The Mortgage Loans

General

The mortgage loans are revolving lines of credit. During the applicable draw period, each borrower may borrow additional amounts from time to time up to the maximum amount of that borrower's line of credit. If borrowed amounts are repaid, they may be re-borrowed during the applicable draw period.

The principal balance of a mortgage loan (other than a liquidated mortgage loan) on any day is equal to

o    its cut-off date principal balance,

               plus

o    any additional borrowings on that mortgage loan,

               minus

o all collections credited against the principal balance of that mortgage loan before that day.

Once a mortgage loan is finally liquidated, its principal balance is zero.

Loan Rates

Interest on each mortgage loan is payable monthly and computed on the related daily outstanding principal balance for each day in the billing cycle. The loan rate for a calendar month is a variable rate per annum equal to the sum of

------------------------------------------------------------------------------

------------------------------------------------------------------------------
o the highest prime rate published in the Money Rates table of The Wall Street Journal as of the first business day of that calendar month

               and

o    a margin.

Each loan rate is subject to applicable usury limits and certain maximum rates. Loan rates are subject to adjustment monthly on the first business day of the calendar month preceding the due date. The due date for each mortgage loan is generally the 15th day of each month.

Principal Payments

Each mortgage loan features a draw period during which the loan may be drawn on, immediately followed by a repayment period during which the loan must be repaid. In general, home equity loans with 5-year draw periods have 15-year repayment periods. These 5-year draw periods are generally extendible for an additional 5 years with the approval of the master servicer. In some cases, the repayment period may be five, ten, or twenty years after the draw period. Certain mortgage loans require a balloon payment at the end of the draw period.

Depositor

CWHEQ, Inc., a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

See "The Depositor" in the accompanying prospectus.

Sponsor and Master Servicer

Countrywide Home Loans, Inc., a New York corporation and a subsidiary of Countrywide Financial Corporation.

See "The Master Servicer."

Sellers

Countrywide Home Loans, Inc. may be the seller of all or a portion of the mortgage loans. Other mortgage loans may be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation, or one of its subsidiaries, which, in turn, acquired those mortgage loans directly from Countrywide Home Loans, Inc. or any of its affiliates. All or a portion of the mortgage loans may also be sold to the depositor by unaffiliated third-party sellers.

Owner Trustee

Wilmington Trust Company, a Delaware banking corporation.

Indenture

The notes will be issued pursuant to an indenture between the issuing entity and the indenture trustee.

Indenture Trustee

The Bank of New York.

Custodian

Treasury Bank, a division of Countrywide Bank, N.A. (formerly Treasury Bank, National Association), a national banking association and an affiliate of the sponsor and the master servicer.

Additional Loan Account

A series of notes may provide for the purchase of additional mortgage loans after the related closing date. In that case, the amount to be available for the purchase of additional mortgage loans after the related closing date will be deposited in an additional loan account to be used through the end of the related funding period (which, generally, will not exceed 90 days) to purchase additional mortgage loans for that issuing entity. Any amounts not used for that purpose will be paid to holders of the related notes as a prepayment of principal no later than

------------------------------------------------------------------------------

------------------------------------------------------------------------------
the payment date following the end of the funding period.

Any additional home equity loans acquired by the issuing entity and pledged as part of the trust fund after the closing date will have been underwritten using generally the same guidelines as were used with respect to the initial mortgage loans, and will be covered by substantially the same representations and warranties as those covering the initial mortgage loans.

The purchase of these additional home equity loans is in addition to the ongoing purchase of additional balances during the managed amortization period with the proceeds of principal repayments received on the mortgage loans in the issuing entity. Any funds remaining in an additional loan account at the end of the funding period will be used to prepay the class or classes of notes related to that account on the first payment date.

Funding of Additional Balances

During each collection period before the end of the managed amortization period, principal collections on the mortgage loans will be applied to purchase additional balances for the issuing entity. If principal collections are insufficient to purchase additional balances during a collection period, the net draws will be advanced by the sponsor and thereafter purchased by the trust fund with funds advanced by the holder of the one of the classes of certificates issued by the issuing entity. Net draws will be repaid to the holder of such class of certificates from principal collections on the mortgage loans allocated to the transferor interest on future payment dates and will be entitled to allocation of interest collections.

Funding Period

If a series of notes provides for the purchase of additional mortgage loans after the related closing date, the purchases must occur during a specified funding period. During the funding period, funds on deposit in the additional loan accounts are expected to be used to purchase additional home equity loans that are not included in the pool of mortgage loans transferred to the issuing entity on the closing date.

If needed to make required interest payments on any class of notes on the first payment date, the sponsor will make interest shortfall payments to the issuing entity to offset shortfalls in interest amounts attributable to the funding mechanism. Those payments will not cover any interest shortfalls arising from any full or partial prepayment of mortgage loans or any application of the Servicemembers Civil Relief Act.

Third Party Insurers

If so specified in the prospectus supplement relating to any series of notes, one or more classes of notes may have the benefit of financial guaranty insurance policies issued by a third party insurer. The references to the third party insurer in this free writing prospectus are applicable only if classes of notes in the series have the benefit of a financial guaranty insurance policy.

Any third party insurer may be granted a number of rights under the related indenture and the related sale and servicing agreement that will limit and otherwise affect the rights of the holders of the notes. Any insurance policy issued by a third party insurer will not cover, and will not benefit in any manner whatsoever, any notes other than those specified in the related prospectus supplement.

See "Risk Factors--Rights of Third Party Insurers."

Payment Dates

The indenture trustee will make payments on the notes on the business day after the 14th day of each month.

The first payment date for any series of notes is expected to be in the second month after the month in which the closing date for that series occurs.

------------------------------------------------------------------------------

------------------------------------------------------------------------------
Form of Notes

To the extent specified in the prospectus supplement relating to a series of notes, the notes will initially be issued in book-entry form. Persons acquiring beneficial ownership interests in the notes may elect to hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream, Luxembourg, or the Euroclear System, in Europe.

See "Description of Notes--Book-Entry Notes" in the accompanying prospectus.

Record Dates

The day before a payment date or, if the notes are no longer book-entry notes, the last day of the month preceding a payment date.

Repurchase, Substitution, Purchase, or Removal of Mortgage Loans

If specified in the prospectus supplement relating to any series of notes, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by more than 150 days.

The sponsor also will be obligated to purchase any mortgage loans with respect to which it has agreed to reduce the loan rate and, with certain exceptions, it has agreed to increase the credit limit, subject to certain limitations.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer will generally be equal to the principal balance of the mortgage loan plus interest accrued at the applicable loan rate.

In addition, subject to certain conditions, the holder of the Class R-1 Certificates will be permitted to remove mortgage loans from the mortgage pool in aggregate principal amount not to exceed the outstanding net draws on the date of removal.

Optional Termination

With the consent of the third party insurer, to the extent a third party insurer is specified in the relating prospectus supplement, the mortgage loans will be subject to optional transfer to the transferor on any payment date on or after which the aggregate note principal balance of the notes is reduced to an amount less than or equal to 10% of the aggregate original note principal balance of the notes and the amount, if any, deposited in the additional loan account.

Credit Enhancement

General

The structure of an offering of notes generally includes various mechanisms that are intended to provide limited protection to holders of certain classes of notes against shortfalls in payments received on the mortgage loans and realized losses on the mortgage loans.

Excess Interest

The indenture trustee will apply certain interest collections on the mortgage loans as payment of principal of certain classes of notes to cover losses that would otherwise be allocated to the notes. If interest only notes are issued, excess interest may first be applied to pay interest on such notes before it is applied to cover losses on the other classes of notes.

Overcollateralization

The mortgage loans are expected to generate more interest than is needed to pay monthly interest on the notes. Such "excess interest" from a loan group will be used to make additional principal payments on the related class or classes of notes to reduce the aggregate principal balance of that class or these classes of notes below the aggregate principal balance of the mortgage loans in the related loan group, thereby creating "overcollateralization." Overcollateralization is intended to provide limited protection to holders of the related classes of notes by absorbing these noteholders' share of losses from liquidated mortgage loans.

------------------------------------------------------------------------------

------------------------------------------------------------------------------
Excess interest is expected to create or maintain overcollateralization from the payment date specified in the related prospectus supplement. Such payment date may be affected by whether interest only notes are issued.

Limited Subordination of Transferor Interest

The transferor interest is the interest of the holders of certain classes of certificates issued by the issuing entity. The portion of the transferor interest related to a loan group if there is more than one loan group is referred to as the "allocated transferor interest." If there is only one loan group, the allocated transferor interest is the whole transferor interest. Each allocated transferor interest is expected to grow as interest collections in excess of amounts due as interest to the noteholders of the related class or classes of notes (which may include interest-only strips), amounts due to the third party insurer, and certain loss amounts due on the related notes are applied as principal payments on that class or classes of notes, thereby creating over-collateralization of that class or classes of notes. Such excess interest collections will be applied to the payment of the notes on the first payment date (unless otherwise specified in the related prospectus supplement) or, if a class of interest notes is issued, the payment date after the last payment date on which the interest only notes are payable (or any other payment date specified in the related prospectus supplement). Each allocated transferor interest may also grow as the principal amounts of the mortgage loans in the related loan group change due to new borrowings that are purchased by the trust fund with funds advanced by the applicable holders of certificates. In certain circumstances, amounts that would be paid on an allocated transferor interest will instead be paid on the related class or classes of notes. Countrywide Home Loans, Inc. (or one of its affiliates) will own the transferor interest on the closing date.

Cross-Collateralization

If the mortgage pool includes more than one loan group, although payments on each class of notes will be based primarily on amounts collected or received on the mortgage loans in the related loan group, the indenture will provide for a specified level of cross-collateralization, in that investor interest collections from a loan group on any payment date will be applied to the funding of certain deficiencies in interest and principal on the notes related to the other loan group or groups. In addition, the indenture may provide that the over-collateralization of one loan group may be used to cover shortfalls in the collateralization of the other loan group or groups.

Financial Guaranty Insurance Policy

Unless otherwise specified, a third party insurer will issue a financial guaranty insurance policy for the benefit of the noteholders.

The policy will irrevocably and unconditionally guarantee on each payment date to the indenture trustee for the benefit of the noteholders the full and complete payment of certain guaranteed payments.

The effect of the policy is to guarantee the timely payment of interest on, and the ultimate payment of the principal amount of, the notes (other than interest only notes, if issued). The policy does not cover payment of any basis risk carry-forward that the notes may be subject to.

In the absence of payments under the policy, holders of the covered classes of notes will directly bear the credit and other risks associated with their notes.

Unless otherwise specified in the related prospectus supplement, the policy is not expected to cover payments on any class of interest only notes, if issued.

Loan Insurance

If so specified in the prospectus supplement relating to any series of notes, a loan insurer will issue a pool insurance policy that covers a portion of the mortgage loans in the mortgage pool. Subject to certain limitations, a pool insurance policy will generally be available to cover failure by borrowers to make scheduled payments on the covered mortgage loans that are

------------------------------------------------------------------------------

------------------------------------------------------------------------------
not subject to a policy exclusion, up to an aggregate amount indicated in the pool insurance policy and in the related prospectus supplement.

Loss Coverage Provided by the Sponsor

If so specified in the prospectus supplement relating to any series of notes, and if a pool insurance policy is issued, the sponsor may be obligated to make payments to the issuing entity pursuant to a corporate guaranty to the extent of any claim on the mortgage loans covered by the pool insurance policy that is fully or partially denied payment by the loan insurer due to a policy exclusion. A sponsor's loss coverage obligation will be limited to a portion of the aggregate initial cut-off date principal balance of the mortgage loans, as indicated in the related prospectus supplement.

Other

The transaction may additionally employ any one or more of the following forms of credit enhancement:

     o the subordination of one or more classes of securities,

     o special hazard insurance policy,

     o one or more reserve funds,

     o a mortgage pool insurance policy,

     o letter of credit,

     o one or more derivative contracts,

     o another method of credit enhancement, or

     o any combination of the foregoing.

No form of credit enhancement can provide protection against all risks of loss or guarantee payment of the entire principal and interest on the notes. If losses occur that exceed the amount covered by credit enhancement, noteholders of the applicable series will bear their allocable share of any deficiencies.

See "Risk Factors" in this free writing prospectus and "Risk Factors" in the accompanying prospectus.

Material Federal Income Tax Consequences

For federal income tax purposes the trust fund may consist of one or more REMICs with specified classes of notes designated as regular interests in a REMIC. If a REMIC election has not been made, it is expected that the notes will nevertheless be treated as debt instruments for federal income tax purposes, and that neither the trust fund nor any portion of the trust fund will be treated as a corporation, a publicly traded partnership taxable as a corporation, or a taxable mortgage pool for federal income tax purposes.

See "Material Federal Income Tax Consequences" in the accompanying prospectus for additional information concerning the application of federal income tax laws.

ERISA Considerations

Generally, it is expected that a pension, employee benefit or other plan subject to the Employee Retirement Income Security Act of 1974 as amended, or
Section 4975 of the Internal Revenue Code of 1986 as amended, or by an entity investing the assets of such a plan, may purchase the notes so long as certain conditions are met. A fiduciary of an employee benefit or other plan or an individual retirement account must determine that the purchase of a note is consistent with its fiduciary duties under applicable law and does not result in a non-exempt prohibited transaction under applicable law. Any person who acquires a note on behalf of or with plan assets of an employee benefit or other plan subject to ERISA or Section 4975 of the Code will be deemed to make certain representations.

If interest only notes are issued, it is expected that they may not be purchased by a plan subject to the Employee Retirement Income Security Act of 1986, as amended, or Section 4975 of the

------------------------------------------------------------------------------

------------------------------------------------------------------------------
Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a plan.

See "ERISA Considerations" in the accompanying prospectus.

Legal Investment Considerations

The notes will not constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, because the mortgages securing the loans are not first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based solely on first mortgages may not be legally authorized to invest in the notes.

See "Legal Investment" in the accompanying prospectus.

Note Rating

Unless otherwise specified, the notes are expected to be rated by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. and by Moody's Investors Service, Inc. A rating is not a recommendation to buy, sell, or hold securities. The ratings required for the issuance of a series of notes will be specified in the related prospectus supplement and they may be lowered or withdrawn at any time by either of the rating agencies.

See "Risk Factors--Rating of Securities" in the accompanying prospectus.



------------------------------------------------------------------------------

                                 Risk Factors

     The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the notes. You should also carefully consider the information under "Risk Factors" in the accompanying prospectus.


     Excess interest from the
     mortgage loans may not provide
     adequate credit enhancement.........    The mortgage loans are expected to generate more interest than is needed to pay interest on the notes because the weighted average loan rate on the mortgage loans in a loan group is expected to be higher than the weighted average note rate on the related class or classes of notes plus trust expense fees. If the mortgage loans in a loan group generate more interest than is needed to pay interest on the related class of notes, beginning on the first payment date (unless specified otherwise in the prospectus supplement) or, if interest only notes are issued, the payment date after the last payment date on which the interest only notes are payable (unless specified otherwise in the prospectus supplement), such "excess interest" will be used to make additional principal payments on the class or classes of notes related to that loan group. The use of excess interest to make additional principal payments on the class or classes of notes related to those mortgage loans will reduce the aggregate principal balance of such class or classes of notes below the aggregate principal balance of the mortgage loans in the related loan group, thereby creating
                                             "overcollateralization." Overcollateralization is intended to provide limited protection to certain noteholders by absorbing losses from liquidated mortgage loans. However, we cannot assure you that enough excess interest will be generated on the mortgage loans to build, maintain or restore the required level of overcollateralization.

                                             The excess interest available on any payment date will be affected by the actual amount of interest received, collected or recovered in respect of the mortgage loans during the preceding month. Such amount will be influenced by changes in the weighted average of the loan rates resulting from prepayments and liquidations of the mortgage loans as well as from adjustments of the loan rates. Because the index used to determine the mortgage rates on the mortgage loans is different from the index used to determine the pass-through rates on the notes, it is possible that the pass-through rate on one or more classes of the notes may be higher than the loan rates on the related mortgage loans. In that event, it may be necessary to apply all or a greater portion of the available interest to make required payments of interest on the related class or classes of notes. As a result, excess interest may be reduced. Further, a


                                                       S-10


                                             disproportionately high rate of prepayments of high interest rate mortgage loans would have a negative effect on future excess interest.

                                             If the protection afforded by overcollateralization is insufficient, then the holders of the notes could experience a loss on their investment.

     Your yield and reinvestment
     may be adversely affected by
     unpredictability of prepayments.....    During the period in which a borrower may borrow money under the borrower's line of credit, the borrower may make monthly payments only for the accrued interest or may also repay some or all of the amount previously borrowed. In addition, borrowers may borrow additional amounts up to the maximum amounts of their lines of credit. As a result, the amount the master servicer receives in principal payments on the mortgage loans in a loan group in any month (and in turn the amount of principal repaid to the holders of the related class of notes and, if interest only notes are issued, reduction in their notional balance) may change significantly. Even during the repayment period, borrowers generally may prepay their mortgage loans at any time without penalty. Prepayments, however, on mortgage loans secured by property in California and certain other jurisdictions may be subject to account termination fees during the first five years after origination of the loan. Generally, revolving home equity loans are not viewed by borrowers as permanent financing. The mortgage loans may be repaid at faster rates than traditional mortgage loans. The prepayment experience on the notes may be affected by a wide variety of factors, including:

                                             o    general economic conditions,

                                             o    interest rates,

                                             o    the availability of alternative financing, and

                                             o    homeowner mobility.

                                             In addition, substantially all of the mortgage loans contain due-on-sale provisions and the master servicer intends to enforce those provisions unless doing so is not permitted by applicable law or the master servicer permits the purchaser of the mortgaged property in question to assume the mortgage loan in a manner consistent with reasonable commercial practice. See "Certain Legal Aspects of the
                                             Loans--Due-on-Sale Clauses" in the accompanying prospectus for a description of certain provisions of the credit line agreements that may affect the prepayment


                                                       S-11


                                             experience on the mortgage loans.

                                             You should note that:

                                             o     generally, if you purchase your notes at a discount and
                                                   principal is repaid on the mortgage loans slower than you
                                                   anticipate, then your yield may be lower than you anticipate;

                                             o     generally, if interest only notional amount notes are issued, and you purchase them or if you purchase your notes at a premium and principal is repaid on the related mortgage loans faster than you anticipate, then your yield may be lower than you anticipate;

                                             The yield to maturity and weighted average life of your notes will be affected primarily by

                                             o     the rate and timing of repayments and prepayments on the
                                                   mortgage loans in the related loan group as compared with the creation and amount of related additional balances, and

                                             o     the realization of the related liquidation loss amounts.

                                             You bear the reinvestment risks resulting from a faster or slower rate of principal payments than you expect. See "Yield, Maturity and
                                             Prepayment Considerations" in the accompanying prospectus.

     Risks related to allocations of
     realized losses on the related
     mortgage loans......................    After the credit enhancement provided by excess cashflow and overcollateralization has been exhausted, or if the structure of the particular series does not provide for overcollateralization, collections on the mortgage loans otherwise payable to the related subordinated classes will comprise the sole source of funds from which that credit enhancement is provided to the senior notes. Under this type of structure, realized losses on the mortgage loans will be allocated to the related subordinated notes, beginning with the subordinated notes then outstanding with the lowest payment priority, until the certificate principal balance of each class of subordinated notes has been reduced to zero. If the aggregate certificate principal balance of the subordinated classes were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly distributions to holders of the senior notes and may result in the allocation of realized losses to one or more classes of senior notes.


                                                       S-12


     Inability to acquire additional
     home equity loans may result in
     prepayment on your notes and a
     reduction in the notional amount
     of the interest only notional
     balance notes, if issued............    If a series of notes provides for the purchase of additional mortgage loans after the related closing date, the ability of the issuing entity to acquire additional home equity loans for inclusion in the issuing entity will depend on the ability of the sponsor to originate or acquire mortgage loans during the funding period that meet the eligibility criteria for additional home equity loans. The ability of the sponsor to originate or acquire these loans will be affected by a number of factors, including prevailing interest rates, employment levels, the rate of inflation, and economic conditions generally.

                                             If the full aggregate amounts on deposit in the additional loan accounts allocated to purchase additional home equity loans cannot be used for that purpose by the end of the funding period, any amounts remaining on deposit in the additional loan accounts will be distributed to the holders of the applicable class or classes of notes as a prepayment of principal on the first payment date after the end of the funding period. This could result in a significant reduction in the notional balance of the interest only notional balance notes, if issued. We cannot predict the magnitude of the amounts on deposit in the additional loan accounts at the end of the funding period.

     Withdrawal or downgrading of
     initial ratings will affect the
     value of the notes..................    The ratings of the notes will depend primarily on an assessment by the rating agencies of the mortgage loans and, with respect to the notes covered by a financial guaranty insurance policy issued by a third party insurer, on the financial strength of the third party insurer, if any. Any reduction in the ratings assigned to the financial strength of the third party insurer will likely result in a reduction in the ratings of the notes covered by the insurance policy. A reduction in the ratings assigned to the notes probably would reduce the market value of the notes and may affect your ability to sell them.


                                                       S-13


                                             The rating by each of the rating agencies of the notes is not a recommendation to purchase, hold, or sell the notes since that rating does not address the market price or suitability for a particular investor. The rating agencies may reduce or withdraw the ratings on the notes at any time they deem appropriate. In general, the ratings address credit risk and do not address the likelihood of prepayments.

     Junior lien priority could result
     in payment delay or loss on the
     notes...............................    The mortgage loans are secured by mortgages that are second mortgages.
                                             Mortgage loans secured by second mortgages are entitled to proceeds that remain from the sale of the related mortgaged property after any related senior mortgage loan and prior statutory liens have been satisfied. If the master servicer determines that the remaining proceeds are or would be insufficient to satisfy the mortgage loans secured by second mortgages and prior liens in the aggregate, it may charge off the mortgage loan as a bad debt. If the credit enhancement has been exhausted or is otherwise not available to cover the losses, you will bear

                                             o     the risk of delay in payments while any deficiency judgment against the borrower is sought and

                                             o     the risk of loss if the deficiency judgment cannot be obtained or is not realized on.

                                             See "Certain Legal Aspects of the Loans" in the accompanying prospectus.

     The issuing entity may be an
     unsecured creditor under certain
     mortgage loans because
     mortgage loan assignments may
     not be recorded.....................    The mortgage notes will be held by Treasury Bank, a division of
                                             Countrywide Bank, N.A. (formerly Treasury Bank, National Association), as custodian on behalf of the indenture trustee. The indenture trustee will not conduct an independent review or examination of the mortgage files. A substantial portion of the mortgage loans may have been originated by the custodian.

                                             Although the indenture trustee's security interest in the mortgage notes relating to the mortgage loans will be perfected with the filing of Uniform Commercial Code financing statements by the issuing entity by the closing date, assignments of mortgage loans to the indenture trustee will not be recorded unless the rating of the long-term senior unsecured debt obligations of Countrywide Home Loans, Inc. falls below a rating of "BBB" by


                                                       S-14


                                             Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or
                                             "Baa2" by Moody's Investors Service, Inc. In addition, assignments of mortgage loans will not be required to be recorded if the sponsor delivers to the indenture trustee and the third party insurer an opinion of counsel reasonably acceptable to each rating agency and the third party insurer to the effect that recording is not required

                                             o     to protect the indenture trustee's interest in the related mortgage loan, or

                                             o     to perfect a first priority security interest in favor of the indenture trustee, as designee of the issuing entity, in the related mortgage loan, if a court were to recharacterize the sale of the mortgage loans to the issuing entity as a financing.

                                             In certain states in which the mortgaged properties are located, failure to record the assignments of the related mortgages to the indenture trustee, as designee of the issuing entity, will have the result of making the sale of the mortgage loans to the issuing entity potentially ineffective against

                                             o     any creditors of each of the sellers who may have been fraudulently or inadvertently induced to rely on the mortgage loans as assets of that seller; or

                                             o     any purchaser of a mortgage loan who had no notice of the prior conveyance to the issuing entity if the purchaser perfects its interest in the mortgage loan by taking possession of the related documents or other evidence of indebtedness or otherwise.

                                             In addition, the priority of the indenture trustee's security interest in the mortgage notes could be defeated by a purchaser of a mortgage note if the purchaser gives value and takes possession of the mortgage note in good faith and without knowledge that the purchase violates the rights of the indenture trustee.

                                             In case of any of the above events, the issuing entity would be an unsecured creditor of Countrywide Home Loans.

     Payments to and rights of
     investors could be adversely
     affected by the bankruptcy or
     insolvency of certain parties.......    Each seller will treat its sale of the mortgage loans to the depositor as a sale of the mortgage loans. However, if a seller becomes bankrupt, the trustee in bankruptcy of that seller may argue that the mortgage loans were not sold but were only pledged to secure a loan to that seller. If that


                                                       S-15


                                             argument is made, you could experience delays or reductions in payments on the notes. A sale and servicing agreement will provide that the transfer of the mortgage loans by the depositor to the issuing entity is a valid transfer and assignment of the mortgage loans to the issuing entity. Because the treatment of the transfer as a sale may be contested and the transfer might be characterized as a transfer for security rather than a sale of the mortgage loans, the depositor will also grant to the issuing entity a security interest in the mortgage loans.

                                             If certain events relating to the bankruptcy or insolvency of the sponsor were to occur, additional balances would not be sold to the depositor, transferred by the depositor to the issuing entity, and pledged by the issuing entity to the indenture trustee, and the rapid amortization period would commence.

                                             If the master servicer becomes bankrupt, the bankruptcy trustee or receiver may have the power to prevent the appointment of a successor master servicer.

     Geographic concentration of
     mortgaged properties in certain
     states increases the effect that
     events in those states could have
     on the notes........................    The prospectus supplement will set forth the geographic concentration of the mortgaged properties, including the percentage by aggregate stated principal balance of the mortgage loans in the mortgage pool secured by mortgaged property located in California and Florida.
                                             Properties in California are more susceptible than homes located in other parts of the country to some types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters.
                                             Properties in Florida and other parts of the southeastern United
                                             States are more likely to suffer uninsurable damage from tropical storms and hurricanes than properties in other parts of the country.
                                             In addition,

                                             o     economic conditions in states with significant concentrations
                                                   (which may or may not affect real property values) may affect the ability of borrowers to repay their mortgage loans on time;

                                             o     declines in the residential real estate market in states with significant concentrations may reduce the values of properties located in those states, which would result in an increase in the loan-to-value ratios; and

                                             o     any increase in the market value of properties located in states with significant concentrations would reduce the loan-to-value ratios and could, therefore, make



                                                       S-16


                                                   alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.


     Master servicer has ability to
     change the terms of the
     mortgage loans......................    The master servicer may agree to a change in the terms of a credit line agreement, including the placement of a senior lien, increase of the credit limit or the reduction of the loan rate of the mortgage loan, subject to the certain limitations.

                                             In addition, the master servicer may agree to a change in the terms of a credit line agreement if the change

                                             o     do not materially and adversely affect the interest of the noteholders or any third party insurer or any loan insurer,

                                             o     is consistent with prudent and customary business practice, and

                                             o     does not result in a prohibited transaction tax under Section
                                                   860F of the Internal Revenue Code of 1986, as amended or in the failure of any REMIC created under the trust agreement to
                                                   qualify as a REMIC.

                                             Any increase in the credit limit related to a mortgage loan would increase the combined loan-to-value ratio of that mortgage loan and, accordingly, may increase the likelihood and would increase the severity of loss if a default occurs under the mortgage loan.

     Difficulties in replacing the
     master servicer may have a
     negative effect on the
     performance of the mortgage
     loans...............................    The structure of the master servicing fee might affect the ability to find a replacement master servicer. Although a successor master servicer may be required to replace the master servicer if the master servicer is terminated or resigns, if such potential successor is unwilling (including, for example, because the master servicing fee is insufficient) or unable (including, for example, if the master servicer is terminated the indenture trustee would not have the systems to service mortgage loans), it may be necessary to appoint a replacement master servicer. Because the master servicing fee is structured as a percentage of the stated principal balance of each mortgage loan, it may be difficult to replace the master servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage loans and


                                                       S-17


                                             related REO properties remaining in the pool. The performance of the mortgage loans may be negatively affected, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

     Effect of loan rates on the notes...    Each class of notes (other than any interest only classes) accrues interest at a rate based on the interpolated one-month and two-month
                                             LIBOR index plus a specified margin for the first payment date, and for every payment date after the first payment date the notes accrue interest at a rate based on the one-month LIBOR index plus a specified margin. However, each such rate, and the rates on any interest only class, is subject to a cap based in part on the interest rates on the mortgage loans in the related loan group.

                                             The mortgage loans have interest rates that are based on the prime rate, and have periodic and maximum limitations on adjustments to the loan rate. As a result, a class of notes may accrue less interest than it would accrue if the related note rate were based solely on the one-month LIBOR index plus the specified margin or, in the case of interest only notes, on the specified rate.

                                             A variety of factors could affect the interest rates on the mortgage loans and thus limit either note rate. Some of these factors are described below.

                                             o     Each note rate may adjust monthly while the loan rates on the mortgage loans may adjust less frequently. Consequently, the loan rates may limit increases in the note rate for a class of notes for extended periods in a rising interest rate
                                                   environment.

                                             o     The prime rate may respond to different economic and market factors than one-month LIBOR and thus may change in a direction different from one-month LIBOR and may increase or decrease at different rates or times. As a result, the loan rates could decline while one-month LIBOR is stable or rising. Although both the loan rates and one-month LIBOR may either decline or
                                                   increase during the same period, the loan rates could decline more rapidly or increase more slowly than one-month LIBOR.

                                             These factors may adversely affect the yield to maturity on each class of notes. Any basis risk carry-forward on a class of notes will be paid on those notes only to the extent of available funds from the related loan group. We cannot assure you that all basis risk carry-forward will be paid. In addition, the policy does not cover, and the ratings of the


                                                       S-18


                                             notes do not address the likelihood of, the payment of basis risk carry-forward.

                                             The mortgage loans generally have introductory rates that apply to payments made during the first three or six months after origination.
                                             After the introductory rate period, the loan rate will be adjusted to the index rate plus the applicable margin. On the first three payment dates, the master servicer is required to cover shortfalls in the amount required to pay the note interest resulting solely from the failure of certain mortgage loans to be fully indexed.

                                             Borrowers may be offered reductions in loan rates. If a borrower requests a reduction in the loan rate, the loan rate may not be reduced unless the master servicer first purchases the mortgage loan from the related loan group and deposits the purchase price as collections in the relevant collection period. The amount of mortgage loans that may be purchased out of a loan group to accommodate any reductions in loan rate may not exceed 5.0% of the original note principal balance of the related class of notes.

                                             If a series of notes provides for the purchase of additional mortgage loans after the related closing date, there may not be sufficient interest collections from the mortgage loans held by the issuing entity to pay all the interest due on the related notes during the funding period.

                                             If interest only notional balance notes are issued, a decrease in the weighted average net loan rate of the mortgage loans in the related loan group may adversely affect the interest payable on these notes and, in certain circumstances, may reduce it to zero.

     Certain of the underlying senior
     mortgages may be subject to
     negative amortization...............    All or a portion of the mortgage loans may be junior to senior mortgages that are, in some cases, negative amortization loans. The interest rates on the negative amortization loans typically adjust monthly but their monthly payments and amortization schedules adjust annually and, under most circumstances, are subject to periodic caps on payment adjustments. The initial interest rates on this type of senior mortgage loans are generally lower than the sum of the indices applicable at origination and the related margins. During a period of rising interest rates, as well as before the annual adjustment to the monthly payment made by the borrower, the amount of interest accruing on the principal balance of these senior mortgage loans may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued


                                                       S-19


                                             interest on the senior mortgage loans that are negatively amortizing loans may become deferred interest which will be added to their principal balances and will also bear interest at the applicable interest rates.

                                             In addition, the amount by which a monthly payment may be adjusted on an annual payment adjustment date is limited and may not be sufficient to amortize fully the unpaid principal balance of a senior mortgage loan over its remaining term to maturity. In certain circumstances, the monthly payment due on a senior loan that is a negative amortization loan will be recast without regard to the periodic cap.
                                             These features may affect the rate at which principal on these senior mortgage loans is paid and may create a greater risk of default on these loans, which will constitute a default on the related home equity loan, if the borrowers of these loans are unable to pay the monthly payments on the related increased principal balances. In addition, the severity of loss on this type of loan if the borrower defaults may be greater due to the increased principal balance.

                                             These borrowers have two adjustable-rate loans whose interest payments may increase and, in the case of the senior lien, whose principal payments may also increase, which may create a greater risk of default on these loans, if the borrowers of these loans are unable to pay the increased monthly payments.

     Event of default under the
     indenture...........................    If there is a third party insurer, then so long as the third party insurer is not in default with respect to its obligations under the policy, neither the indenture trustee nor the noteholders may declare an event of default under the indenture and accelerate the maturity of the notes without the consent of the third party insurer. If an event of default under the indenture occurs, the third party insurer will have the right, but not the obligation, to cause the liquidation, in whole or in part, of the trust fund, which will result in redemption, in whole or in part, of the notes. The third party insurer's decisions with respect to defaults may have a significant impact on the weighted average lives of the notes.

     Subordinated notes have a
     greater risk of loss than notes
     and subordination may not be
     sufficient to protect notes from
     losses..............................    When certain classes of notes provide credit enhancement for other classes of notes this is sometimes referred to as subordination. The subordination feature is intended to


                                                       S-20


                                             enhance the likelihood that related noteholders will receive regular payments of interest and principal. Historically, series of notes created by the depositor have not provided for subordinated notes as a means of credit enhancement, but subordinated notes may be used as a means of credit enhancement in the future.

                                             Credit enhancement in the form of subordination may be provided for the notes, first, by the right of the holders of more senior notes to receive payments of principal before the related subordinated classes and, second, by the allocation of realized losses on the related mortgage loans to reduce the balances of the related subordinated classes, generally in the inverse order of their priority of payment, before any related realized losses are allocated to the more senior classes of notes.

                                             You should fully consider the risks of investing in a subordinated note, including the risk that you may not fully recover your initial investment as a result of realized losses on the related mortgage loans. In addition, investors in a class of notes should consider the risk that, after the credit enhancement provided by excess cashflow and any over-collateralization have been exhausted, the subordination of the related subordinated notes may not be sufficient to protect the notes from losses.

     Hurricane Katrina may pose
     special risks.......................    At the end of August 2005, Hurricane Katrina caused catastrophic damage to areas in the Gulf Coast region of the United States. The sponsor will represent and warrant as of the closing date that each mortgaged property (including each mortgaged property located in the areas affected by Hurricane Katrina) is free of material damage and in good repair. If that representation and warranty is breached, the sponsor will be obligated to repurchase or substitute for the related mortgage loan. Any such repurchase would have the effect of increasing the rate of principal payment on the notes and possibly reducing the notional balance of a notional balance class of notes, if any. Any damage to a mortgaged property that secures a mortgage loan in the trust fund occurring after the closing date as a result of any other casualty event will not cause a breach of this representation and warranty.

                                             The full economic effect of Hurricane Katrina is uncertain but may affect the ability of borrowers to make payments on their mortgage loans. Initial economic effects appear to include:

                                             o     localized areas of nearly complete destruction of the


                                                       S-21


                                                   economic infrastructure and cessation of economic activity,

                                             o     regional interruptions in travel and transportation, tourism, and economic activity generally, and

                                             o     nationwide decreases in petroleum availability with a
                                                   corresponding increase in price.

                                             We have no way to determine whether other effects will arise, how long any of these effects may last, or how these effects may affect the performance of the mortgage loans. Any effect of these events on the performance of the mortgage loans may affect the weighted average lives of the notes or increase the amount of losses borne by the holders of the notes if the third party insurer is unable to perform its obligations under the surety bond.

                                             For a discussion of additional risks pertaining to the notes, see
                                             "Risk Factors" in the accompanying prospectus.


Some statements in or incorporated by reference in this free writing prospectus and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

                       Description of the Mortgage Loans

General

     The issuing entity will acquire a pool of mortgage loans that may be held as a single pool or may be divided into two or more groups of mortgage loans. If the mortgage loan pool is split into separate groups, one or more of the mortgage loan groups may have original principal balances (by credit limit) that conform to the guidelines of Freddie Mac and Fannie Mae and the other loan group or groups will have original principal balances (by credit limit) that may or may not conform to the guidelines of Freddie Mac and Fannie Mae. If the mortgage loan pool is not split into separate groups, the references in this free writing prospectus to loans groups are each a reference to the entire mortgage loan pool.

     All of the mortgage loans to be included in the initial cut-off date pool will be sold on the closing date by the sponsor of one or more of its obligations to the depositor, and by the depositor to the issuing entity. If any amount is deposited in the Additional Loan Accounts on the closing date, it will be applied to purchase additional home equity loans during the Funding Period to the related loan group. Mortgage loans that were originated by Countrywide Bank or other affiliate of Countrywide may be sold on or before the closing date to the sponsor.

Mortgage Loan Terms

     General. A borrower may obtain an advance on a mortgage loan by writing a check, requesting a wire transfer or using a credit card in a minimum amount of $250. The minimum amount for draws does not apply to borrowers that are access card holders. Except during the introductory rate period when the mortgage loan interest rate is fixed, the mortgage loans bear interest at a variable rate that changes monthly on the first business day of the month preceding the due date with changes in the applicable index rate. After the introductory rate period, the daily periodic rate on the mortgage loans (i.e., the loan rate) is the sum of the index rate plus the applicable margin, divided by 365. The index rate is based on the highest "prime rate" published in the "Money Rates" table of The Wall Street Journal as of the first business day of each calendar month.

     The second mortgage ratio for a mortgage loan in second lien position is the credit limit for the related mortgage loan divided by the sum of the credit limit and the outstanding principal balance of any mortgage loan senior to the related mortgage loan as of the date of the related loan application.

     Countrywide generally offers introductory loan rates on its home equity lines of credit. The introductory rate applies to payments made generally during the first three months or first six months after origination. After the introductory period, the loan rate will adjust to the index rate plus the applicable margin.

     In general, the home equity loans may be drawn on during a draw period of five years. Home equity loans with a draw period of five years (which generally may be extendible for an additional five years, with Countrywide's approval) are expected to constitute approximately no less than 95% of the aggregate principal balance of the mortgage loans to be included in the final mortgage loan pool. These loans are generally subject to a fifteen year repayment period following the end of the draw period. During this repayment period, the outstanding principal balance of the loan will be paid in monthly installments equal to 1/180 of the outstanding principal balance at the end of the draw period. A relatively small number of home equity loans are subject to a five, ten, or twenty year repayment period following the draw period during which the outstanding principal balance of the loan will be repaid in equal monthly installments. Approximately 0.06% and 0.10% of the group 1 mortgage loans and the group 2 mortgage loans, respectively, by the aggregate principal balance of the mortgage loans in such loan group as of the statistical calculation date, require a balloon repayment at the end of the draw period.

     The minimum payment due during the draw period will be equal to the finance charges accrued on the outstanding principal balance of the home equity loan during the related billing period, any past due finance charges, and any other charges owed. The minimum payment due during the repayment period will be equal to the sum of the finance charges accrued on the outstanding principal balance of the mortgage loan during the related billing period, any amounts past due, any other charges owed, and the principal payment described in the preceding paragraph.

     The principal balance of a mortgage loan (other than a Liquidated Mortgage Loan) on any day is equal to

     o for an initial mortgage loan, its principal balance as of the initial cut-off date, and for an Additional Home Equity Loan, its principal balance as of the subsequent cut-off date, plus

     o any Additional Balances for the mortgage loan, minus

     o the sum of all collections credited against the principal balance of the mortgage loan in accordance with the related credit line agreement before the relevant day.

     The principal balance of a Liquidated Mortgage Loan after final recovery of related liquidation proceeds is zero.

                              The Master Servicer

General

     Countrywide Home Loans, Inc. ("Countrywide") will service the mortgage loans consisting of adjustable rate home equity revolving credit line loans made or to be made in the future in accordance with a sale and servicing agreement. The mortgage loans will be secured by second deeds of trust or mortgages on the residential properties that are primarily single family residences, individual units in planned unit developments, or condominium units.

     Countrywide will agree to service and administer the mortgage loans in a manner consistent with the terms of the sale and servicing agreement and with general industry practice.

     Countrywide may perform any of its obligations under a sale and servicing agreement through one or more subservicers. Notwithstanding any subservicing arrangement, the master servicer will remain liable for its servicing obligations under a sale and servicing agreement as if the master servicer alone were servicing the mortgage loans.

The Master Servicer

     Countrywide, a New York corporation and a subsidiary of Countrywide Financial Corporation, will act as master servicer for the mortgage loans pursuant to a sale and servicing agreement. Countrywide is engaged primarily in the mortgage banking business, and as such, originates, purchases, sells, and services mortgage loans and originated some of the mortgage loans that will be included in the trust. Countrywide originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Countrywide's mortgage loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences. Countrywide began servicing home equity lines of credit in October 1994.

     The principal executive offices of Countrywide are located at 4500 Park Granada, Calabasas, California 91302. Its telephone number is (818) 225-3300. Countrywide conducts operations from its headquarters in Calabasas and from offices located throughout the nation.

     Countrywide has historically sold substantially all the mortgage loans that it has originated and purchased, generally through securitizations. Countrywide does not always sell mortgage loans immediately after origination or acquisition, but may decide to sell certain mortgage loans in later periods as part of its overall management of interest rate risk. Countrywide has been involved in the securitization of mortgage loans since 1969 when it was approved as a Federal National Mortgage Association seller/servicer. Countrywide has been involved in securitization of home equity loans since 1996. Countrywide reviews the structure of its securitization and discusses the structure with the related underwriters.

     Countrywide services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004, December 31, 2005 and September 30, 2006, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion, $1,111.090 billion and $1,244,311 billion, respectively, substantially all of which were being serviced for unaffiliated persons. At September 30, 2006, Countrywide provided servicing for approximately $45.968 billion aggregate principal amount of first and second lien mortgage loans originated under its home equity lines of credit program.

Mortgage Loan Production

     The following table sets forth, by number and dollar amount of mortgage loans, Countrywide's residential mortgage loan production for the periods indicated.

                                                               Consolidated Mortgage Loan Production
                                        ----------------------------------------------------------------------------------

                                         Ten Months                       Years Ended                        Nine Months
                                           Ended                          December 31,                          Ended
                                        December 31, ------------- ------------- ------------- ------------- September 30,
                                            2001           2002         2003         2004           2005         2006
                                        ------------ ------------- ------------- ------------- ------------- -------------
                                                        (Dollars in millions, except average loan amount)
Conventional Conforming Loans
  Number of Loans.....................      504,975       999,448    1,517,743       846,395       809,630       559,501
  Volume of Loans.....................  $    76,432   $   150,110  $   235,868   $   138,845   $   167,675   $   109,872
     Percent of Total Dollar Volume...        61.7%         59.6%        54.2%         38.2%         34.1%         32.9%
Conventional Non-conforming Loans
  Number of Loans.....................      137,593       277,626      554,571       509,711       826,178       479,627
  Volume of Loans.....................  $    22,209   $    61,627  $   136,664   $   140,580   $   225,217   $   148,652
     Percent of Total Dollar Volume...        17.9%         24.5%        31.4%         38.7%         45.9%         44.5%
FHA/VA Loans
  Number of Loans.....................      118,734       157,626      196,063       105,562        80,528        65,618
  Volume of Loans.....................  $    14,109   $    19,093  $    24,402   $    13,247   $    10,712   $     9,436
     Percent of Total Dollar Volume...        11.4%          7.6%         5.6%          3.6%          2.2%          2.8%
Prime Home Equity Loans
  Number of Loans.....................      164,503       316,049      453,817       587,046       683,887       519,895
  Volume of Loans.....................  $     5,639   $    11,650  $    18,103   $    30,893   $    42,706   $    35,229
     Percent of Total Dollar Volume...         4.5%          4.6%         4.2%          8.5%          8.7%         10.6%
Nonprime Mortgage Loans
  Number of Loans.....................       43,359        63,195      124,205       250,030       278,112       188,558
  Volume of Loans.....................  $     5,580   $     9,421  $    19,827   $    39,441   $    44,637   $    30,545
     Percent of Total Dollar Volume...         4.5%          3.7%         4.6%         11.0%          9.1%          9.2%
Total Loans
  Number of Loans.....................      969,164     1,813,944    2,846,399     2,298,744     2,678,335     1,813,199
  Volume of Loans.....................  $   123,969   $   251,901  $   434,864   $   363,006   $   490,947   $   333,734
  Average Loan Amount.................  $   128,000   $   139,000  $   153,000   $   158,000   $   183,000   $   184,000
  Non-Purchase Transactions(1)........          63%           66%          72%           51%           53%           53%
  Adjustable-Rate Loans(1)............          12%           14%          21%           52%           52%           48%


         ----------
(1) Percentage of total loan production (excluding commercial real estate loans) based on dollar volume.

                         The Home Equity Loan Program

Underwriting Procedures Relating to Home Equity Loans

     The following is a description of the underwriting procedures customarily employed by the sponsor and Countrywide Bank, N.A. ("Countrywide Bank" and, collectively with the sponsor, the "originators") with respect to home equity loans. The underwriting procedures employed by the sponsor and Countrywide Bank are identical in all material respects, as discussed below, but do differ in some minor details. The underwriting process is intended to assess the applicant's credit standing and repayment ability, and the value and adequacy of the real property security as collateral for the proposed loan. Exceptions to the applicable originator's underwriting guidelines will be made when compensating factors are present. These factors include the borrower's employment stability, favorable credit history, equity in the related property, and the nature of the underlying first mortgage loan.

     Each applicant for a home equity loan must complete an application that lists the applicant's assets, liabilities, income, employment history, and other demographic and personal information. If information in the loan application demonstrates that the applicant has sufficient income and there is sufficient equity in the real property to justify making a home equity loan, the applicable originator will conduct a further credit investigation of the applicant. This investigation includes obtaining and reviewing an independent credit bureau report on the credit history of the applicant to evaluate the applicant's ability and willingness to repay. The credit report typically contains information relating to such matters as credit history with local merchants and lenders, installment and revolving debt payments, and any record of delinquencies, defaults, bankruptcy, collateral repossessions, suits, or judgments.

     The applicable originator originates or acquires mortgage loans pursuant to alternative sets of underwriting criteria under its Full Documentation Program, its Alternative Documentation Program, its Reduced Documentation Program, its Streamlined Documentation Program, and its Super-Streamlined Documentation Program. Generally, the Full Documentation Program will provide a complete and executed Verification of Employment covering a two year period, as well as current paystubs covering one month and two years of W-2s or tax returns. The Alternative Documentation Program permits a salaried borrower to provide paystubs and W-2 forms covering the most recent two years, in lieu of providing a Verification of Employment. Under the Reduced Documentation Program, certain credit underwriting documentation concerning income and employment verification is waived. The Reduced Documentation Program requires applicants to list their assets and also permits bank statements in lieu of verifications of deposits. Borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion are eligible for the Reduced Documentation Program. The Streamlined Documentation Program allows for a single paystub with year-to-date earnings for salaried borrowers and the most recent year's tax returns for borrowers who are self-employed or commissioned. The Super-Streamlined Documentation program is available for first-lien borrowers with good credit and mortgage history with the applicable originator. The Super-Streamlined Documentation Loan Program is available for borrowers who have recently purchased or refinanced (rate or term) with the applicable originator if they have not been 30 days delinquent in payment during the previous twelve-month period. Under the Super-Streamlined Documentation Program, the value used in conjunction with obtaining the first lien from the applicable originator is used in lieu of a new appraisal and subsequently used to determine the combined loan-to-value ratios for the new home equity line of credit. In most instances, the maximum loan amount is limited to the lesser of 25% of the first lien balance and an amount between $50,000 and $125,000 determined by the FICO score of the borrower. Although a credit review is conducted, no debt ratio, income documentation, or asset verification is generally required. A telephonic verification of employment is required before loan closing.

     Full appraisals are generally performed on all home equity loans. These appraisals are determined on the basis of an originator-approved, independent third-party, fee-based appraisal completed on forms approved by Fannie Mae or Freddie Mac. For certain home equity loans that had at origination a credit limit between $100,000 and $250,000, determined by the FICO score of the borrower, a drive-by evaluation is generally completed by a state-licensed, independent third-party, professional appraiser on forms approved by either Fannie Mae or Freddie Mac. The drive-by evaluation is an exterior examination of the premises by the appraiser to determine that the property is in good condition. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements, and generally must have been made not earlier than 180 days before the date of origination of the mortgage loan. For certain home equity loans with credit limits between $100,000 and $250,000, determined by the FICO score of the borrower, the applicable originator may have the related mortgaged property appraised electronically. The minimum and maximum loan amounts for home equity loans are generally $7,500 (or, if smaller, the state-allowed maximum) and $1,000,000, respectively. Borrowers may draw under the home equity loans in minimum amounts of $250 and maximum amounts up to the remaining available credit, in each case after giving effect to all prior draws and payments on the credit line. The minimum amount for draws does not apply to borrowers that are access card holders.

     After obtaining all applicable income, liability, asset, employment, credit, and property information, the applicable originator generally uses a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments on the home equity loan in addition to any senior mortgage loan payments (including any escrows for property taxes and hazard insurance premiums) and other monthly credit obligations. The "debt-to-income ratio" is the ratio of the borrower's total monthly credit obligations (assuming the mortgage loan interest rate is based on the applicable fully indexed interest rate) to the borrower's gross monthly income. Based on this, the maximum monthly debt-to-income ratio is 45%. Variations in the monthly debt-to-income ratios limits are permitted based on compensating factors. The originators currently offer home equity loan products that allow maximum combined loan-to-value ratios up to 100%.

     It is generally each originator's policy to require a title search, legal and vesting report, or limited coverage policy before it makes a home equity loan for amounts less than or equal to $100,000. In addition, if the home equity loan has a maximum draw amount of more than $100,000, the applicable originator typically requires that the borrower obtain an ALTA policy, or other assurance of title customary in the relevant jurisdiction. Home equity loans with a maximum draw amount up to $250,000 may be insured by a lien protection policy. In addition, ALTA title policies are generally obtained in situations where the property is on leased land or there has been a change in title or the home equity loan is in first lien position.

Servicing of the Mortgage Loans

     The master servicer has established standard policies for the servicing and collection of the home equity loans. Servicing includes, but is not limited to,

     o the collection and aggregation of payments relating to the mortgage loans;

     o the supervision of delinquent mortgage loans, loss mitigation efforts, foreclosure proceedings, and, if applicable, the disposition of the mortgaged properties; and

     o the preparation of tax related information in connection with the mortgage loans.

     Billing statements are mailed monthly by the master servicer. The statements detail all debits and credits and specify the minimum payment due and the available credit line. Notice of changes in the applicable loan rate are provided by the master servicer to the borrower with the monthly statements. All payments are generally due on the fifteenth day of the month.

Collection Procedures

     The general policy of the master servicer is to initiate foreclosure in the underlying property for a mortgage loan

     o after the loan is 90 days or more delinquent and satisfactory arrangements cannot be made with the borrower, or

     o if a notice of default on a senior lien is received by the master servicer.

     Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery on the loans, including any deficiencies.

     Once foreclosure is initiated by the master servicer, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the property is located. During the foreclosure proceeding, the master servicer determines the amount of the foreclosure bid and whether to liquidate the loan.

     After foreclosure, the master servicer may liquidate the mortgaged property and charge off the home equity loan balance that was not recovered through liquidation proceeds. Alternatively, the master servicer may forego foreclosure and charge off the home equity loan if the proceeds of foreclosure and liquidation are likely to produce an amount less than the unpaid principal balance of the related senior mortgage.

     Servicing and charge-off policies and collection practices may change over time in accordance with, among other things, the master servicer's business judgment, changes in the portfolio, and applicable laws and regulations.

                Description of the Sale and Servicing Agreement

Assignment of Mortgage Loans

     At the time of issuance of a series of notes, the depositor will transfer to the issuing entity the amounts to be deposited into the Additional Loan Accounts, if any, and all of its interest in each mortgage loan to be acquired on the closing date (including any Additional Balances arising in the future), related credit line agreements, mortgages, and certain other related documents (collectively, the "Related Documents"), including all collections received on each mortgage loan after the initial cut-off date (exclusive of payments of accrued interest due on or before the initial cut-off date). The indenture trustee, concurrently with the transfer, will deliver the notes to the depositor and each class of certificates issued by the issuing entity to its respective owner. Subsequent closings may occur for the purchase of Additional Home Equity Loans on dates specified by the depositor during the Funding Period. On those closing dates the depositor will transfer to the issuing entity all of its interest in the Additional Home Equity Loans being acquired by the issuing entity that day (including any Additional Balances arising in the future), the Related Documents, and all collections received on the Additional Home Equity Loans after the subsequent cut-off date. Each mortgage loan transferred to the issuing entity will be identified on a mortgage loan schedule delivered to the indenture trustee pursuant to the sale and servicing agreement. The mortgage loan schedule will include information as to the respective cut-off dates principal balance of each mortgage loan as well as information with respect to the loan rate.

     The sale and servicing agreement related to a series of notes will require that Countrywide deliver to the depositor for delivery to the issuing entity, and the issuing entity will deliver to the custodian, the mortgage notes related to the mortgage loans related to the series of notes endorsed in blank and the Related Documents

     o on the closing date, with respect to not less than 50% of the initial mortgage loans in each loan group transferred to the issuing entity on the closing date;

     o not later than the twentieth day after the closing date, with respect to not less than an additional 40% of the initial mortgage loans in each loan group transferred to the issuing entity on the closing date; and

     o not later than 30 days after the closing date, with respect to the remaining initial mortgage loans transferred to the issuing entity on the closing date.

     o on any subsequent transfer date, with respect to not less than 10% of the Additional Home Equity Loans in each loan group transferred to the issuing entity on that subsequent transfer date; and

     o not later than the twentieth day after any subsequent transfer date, with respect to the remaining Additional Home Equity Loans in each loan group transferred to the issuing entity on that subsequent transfer date.

     In lieu of delivery of original documentation, Countrywide may deliver documents that have been imaged optically on delivery of an opinion of counsel that the imaged documents are enforceable to the same extent as the originals and do not impair the enforceability of the transfer to the issuing entity of the mortgage loans.

     In addition, with respect to any of the mortgage loans, in lieu of transferring the related mortgage to the indenture trustee as one of the Related Documents, the depositor may at its discretion provide evidence that the related mortgage is held through the MERS(R) System. In addition, the mortgage for some or all of the mortgage loans in the issuing entity that are not already held in the MERS(R) System may, at the discretion of the master servicer, in the future be held through the MERS(R) System. For any mortgage held through the MERS(R) System, the mortgage is recorded in the name of the Mortgage Electronic Registration System, Inc. or MERS(R), as nominee for the owner of the mortgage loan, and subsequent assignments of the mortgage were, or in the future may be, at the discretion of the master servicer, registered electronically through the MERS(R) System. For each of these mortgage loans, MERS(R) serves as a mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the owner trustee, and does not have any interest in that mortgage loan.

     A sale and servicing agreement will not require Countrywide to record assignments of the mortgage loans to the owner trustee, or the indenture trustee so long as the rating of the long-term senior unsecured debt obligations of Countrywide are not withdrawn, suspended or do not fall below a rating of "BBB" by Standard & Poor's or "Baa2" by Moody's. If Countrywide's long-term senior unsecured debt obligations rating does not satisfy the above-described standard (an "Assignment Event"), Countrywide will have 90 days to record assignments of the mortgages for each mortgage loan in favor of the indenture trustee (unless opinions of counsel satisfactory to the rating agencies and any third party insurer to the effect that recordation of the assignments or delivery of the documentation is not required in the relevant jurisdiction to protect the interest of the indenture trustee in the mortgage loans).

     In accordance with a sale and servicing agreement and the related custodial agreement, within 180 days of the relevant closing date with respect to the initial mortgage loans and within 180 days of the relevant subsequent transfer date with respect to Additional Home Equity Loans, the custodian will review the related mortgage loans and the Related Documents. If any mortgage loan or Related Document is found to be missing or otherwise defective in any material respect and the defect is not cured within 90 days following notification of it to the sponsor and the depositor by the indenture trustee, the sponsor must accept the transfer of the mortgage loan from the trust fund. The principal balance of any mortgage loan so transferred will be deducted from the related loan group balance, thus reducing the amount of the related allocated transferor interest. If the deduction would cause a Transfer Deficiency to exist, the sponsor must either transfer eligible substitute mortgage loans to the issuing entity for that loan group or make a deposit into the collection account of the Transfer Deposit Amount to the issuing entity for the applicable loan group. Except to the extent substituted for by an eligible substitute mortgage loan, the transfer of the mortgage loan out of the trust fund will be treated under a sale and servicing agreement as a payment in full of the mortgage loan. Any Transfer Deposit Amount will be treated as a principal collection on the related loan group. No transfer shall be considered to have occurred unless all required deposits for a loan group to the collection account are actually for that loan group made. The obligation of the sponsor to accept a transfer of a Defective Mortgage Loan and to make any required deposits are the sole remedies for any defects in the mortgage loans and Related Documents available to the owner trustee, the indenture trustee or the noteholders.

     An "Eligible Substitute Mortgage Loan" is a mortgage loan transferred to the issuing entity by the sponsor in connection with the substitution of a Defective Mortgage Loan that must, on the date of its transfer to the issuing entity,

     o comply with the original loan balance requirements (by credit limit) of Freddie Mac and Fannie Mae for the related loan group (in the case of loan group 1);

     o have a principal balance (or in the case of a substitution of more than one mortgage loan for a Defective Mortgage Loan, an aggregate principal balance) outstanding that is not 10.00% more than the Transfer Deficiency relating to the Defective Mortgage Loan;

     o have a loan rate not less than the loan rate of the Defective Mortgage Loan and not more than 1.00% in excess of the loan rate of the Defective Mortgage Loan;

     o have a loan rate based on the same index (prime rate) with adjustments to the loan rate made on the same interest rate adjustment date as that of the Defective Mortgage Loan;

     o have a FICO score not less than the FICO score of the Defective Mortgage Loan and not more than 50 points higher than the FICO score for the Defective Mortgage Loan;

     o have a margin that is not less than the margin of the Defective Mortgage Loan and not more than 100 basis points higher than the margin for the Defective Mortgage Loan;

     o have a mortgage of the same or higher level of priority as the mortgage relating to the Defective Mortgage Loan;

     o have a remaining term to maturity not more than six months earlier than the remaining terms to maturity of the Defective Mortgage Loan, not later than the maturity date of the Notes, and not more than 60 months later than the remaining term to maturity of the Defective Mortgage Loan;

     o comply with each representation and warranty regarding the mortgage loans in the relevant sale and servicing agreement (deemed to be made as of the date of transfer to the issuing entity);

     o have an original combined loan-to-value ratio not greater than that of the Defective Mortgage Loan; and

     o satisfy certain other conditions specified in the relevant sale and servicing agreement.

     The sponsor will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the indenture trustee, the issuing entity, and any third party insurer with respect to each mortgage loan (e.g., cut-off date principal balance and loan rate). In addition, the sponsor will represent and warrant on the closing date, or on each subsequent transfer date with respect to each Additional Home Equity Loan, that at the time of transfer to the depositor, the sponsor has transferred or assigned all of its interest in each mortgage loan and the Related Documents, free of any lien. Upon discovery of a breach of any representation and warranty that materially and adversely affects the interests of the issuing entity, the indenture trustee, the noteholders, or any third party insurer in the related mortgage loan and Related Documents, the sponsor will have a period of 90 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, the sponsor must accept a transfer of the Defective Mortgage Loan from the Trust. The same procedure and limitations as in the second preceding paragraph for the transfer of Defective Mortgage Loans will apply to the transfer of a mortgage loan that must be transferred because of a breach of a representation or warranty in a sale and servicing agreement that materially and adversely affects the interests of the noteholders.

     Mortgage loans required to be transferred to the sponsor as described in the preceding paragraphs are referred to as "Defective Mortgage Loans."

Payments on Mortgage Loans; Deposits to Collection Account

     The master servicer will establish and maintain a collection account in trust for the noteholders, the holders of certain classes of certificates of the issuing entity, and any third party insurer, as their interests may appear. The collection account will be an Eligible Account. The Collection Account will initially be established by the master servicer at Countrywide Bank, N.A., which is an affiliate of the master servicer. Except for amounts representing administrative charges, annual fees, taxes, assessments, credit insurance charges, insurance proceeds to be applied to the restoration or repair of a mortgaged property, or similar items, the master servicer will deposit all amounts collected on the mortgage loans in the collection account within two business days of receipt. Not later than the business day immediately preceding each payment date, the master servicer will withdraw from the collection account and remit to the indenture trustee the amount to be applied on the related payment date by the indenture trustee pursuant to the indenture with respect to both loan groups to the extent on deposit in the collection account, and the indenture trustee will deposit such amount in the payment account. In certain circumstances described in a sale and servicing agreement with respect to the first two payment dates, the master servicer is required to make deposits directly into the payment account on the business day before the applicable payment date ("Interest Shortfall Deposit.")

     Amounts deposited in the collection account may be invested in Eligible Investments maturing no later than one business day before the next payment date. Any income realized from these investments belong to the master servicer and any losses incurred on these investments that reduce principal will be deposited in the collection account by the master servicer out of its own funds. Any income realized on amounts deposited in the payment account will belong to the master servicer. Not later than the third business day before each payment date (the "Determination Date"), the master servicer will notify the indenture trustee of the amount of the deposit to be included in funds available for the related payment date.

     An "Eligible Account" is:

     o an account that is maintained with a depository institution whose debt obligations throughout the time of any deposit in it have one of the two highest short-term debt ratings by Standard & Poor's and the highest short-term debt ratings by Moody's,

     o an account with a depository institution having a minimum long-term unsecured debt rating of "AA-" by Standard & Poor's and "Baa3" by Moody's, which accounts are fully insured by either the Savings Association Insurance Fund or the Bank Insurance Fund of the Federal Deposit Insurance Corporation,

     o a segregated trust account maintained with the indenture trustee or an affiliate of the indenture trustee in its fiduciary capacity, or

     o an account otherwise acceptable to each rating agency and any third party insurer.

     An "Eligible Investment" is:

     o an obligation of, or guaranteed as to principal and interest by, the United States or any U.S. agency or instrumentality that is backed by the full faith and credit of the United States;

     o a general obligation of or obligation guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the notes by any rating agency without regard to any financial guaranty insurance policy;

     o commercial paper issued by Countrywide Home Loans, Inc. or any of its affiliates that is rated no lower than "A-1" by Standard & Poor's and "P-2" by Moody's if the long-term debt of Countrywide Home Loans, Inc. is rated at least "A3" by Moody's, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the notes by any rating agency without regard to any financial guaranty insurance policy;

     o commercial or finance company paper that is then receiving the highest commercial or finance company paper rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the notes by any rating agency without regard to any financial guaranty insurance policy;

     o certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or any of its states and subject to supervision and examination by federal or state banking authorities, if the commercial paper or long term unsecured debt obligations of the depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of the holding company, but only if Moody's is not a rating agency) are then rated in one of the two highest long-term and the highest short-term ratings of each rating agency for the notes, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the notes by any rating agency without regard to any financial guaranty insurance policy;

     o demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that the deposits are fully insured by the FDIC;

     o guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of the agreements, such conditions as will not result in the downgrading or withdrawal of the rating then assigned to the notes by any rating agency without regard to any financial guaranty insurance policy;

     o repurchase obligations with respect to any security described in the first and second bullet points, in either case entered into with a depository institution or trust company (acting as principal) described in the fifth bullet point;

     o securities (other than stripped bonds, stripped coupons, or instruments sold at a purchase price in excess of 115% of their face amount) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any of its states that, at the time of the investment, have one of the two highest ratings of each rating agency (except if the rating agency is Moody's, the rating shall be the highest commercial paper rating of Moody's for the securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the notes by any rating agency without regard to any financial guaranty insurance policy, as evidenced by a signed writing delivered by each rating agency;

     o interests in any money market fund that at the date of acquisition of the interests in the fund and throughout the time the interests are held in the fund, have the highest applicable rating by each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the notes by any rating agency without regard to any financial guaranty insurance policy;

     o short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any of its states that on the date of acquisition has been rated by each rating agency in their respective highest applicable rating category, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the notes by any rating agency without regard to any financial guaranty insurance policy; or

     o any other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each rating agency that will not result in the downgrading or withdrawal of the rating then assigned to the notes by any rating agency without regard to any financial guaranty insurance policy, as evidenced by a signed writing delivered by each rating agency.

     However, no instrument is an Eligible Investment if it evidences the right to receive

     o interest only payments on the obligations underlying it or

     o both principal and interest payments derived from obligations underlying the instrument and the interest and principal payments from the instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

     No instrument otherwise described as an Eligible Investment may be purchased at a price greater than par if it may be prepaid or called at a price less than its purchase price before its stated maturity.

Allocations and Collections

     All collections on the mortgage loans will generally be allocated in accordance with the credit line agreements between interest and principal. As to any payment date, interest collections will be determined on a loan group basis and will be equal to the amounts collected during the related collection period allocated to interest pursuant to the credit line agreements, including portions of net liquidation proceeds, insurance proceeds, and optional advances made by the master servicer pursuant to a sale and servicing agreement, less

     o servicing fees related to the mortgage loans in that loan group for the related collection period, and

     o amounts payable to the master servicer pursuant to the related sale and servicing agreement as reimbursement of optional advances of the interest component of any delinquent monthly payments on the mortgage loans in that loan group.

     As to any payment date, principal collections will be determined on a loan group basis and will be equal to the sum of

     o for the mortgage loans in a loan group, the amounts collected during the related collection period allocated to principal pursuant to the credit line agreements, including portions of net liquidation proceeds, and optional advances for the mortgage loan in a loan group made by the master servicer pursuant to the related sale and servicing agreement, and

     o any Transfer Deposit Amounts for that loan group.

     A Transfer Deposit Amount for a loan group is an amount that may be deposited by the sponsor into the collection account equal to the amount by which the Transfer Deficiency exceeds the principal amount of the Eligible Substitute Mortgage Loans transferred to the issuing entity under certain circumstances where the sponsor is required to accept the transfer of Defective Mortgage Loans from the trust fund.

     Liquidation proceeds are the proceeds (excluding any amounts drawn on any financial guaranty insurance policy) received in connection with the liquidation of any mortgage loan, whether through trustee's sale, foreclosure sale, or otherwise. Net liquidation proceeds of a mortgage loan are the liquidation proceeds reduced by related expenses, but not in excess of the principal balance of the mortgage loan plus accrued and unpaid interest thereon to the end of the collection period during which the mortgage loan became a Liquidated Mortgage Loan.

Amendments to Credit Line Agreements

     Subject to applicable law and to certain limitations, the master servicer may change the terms of the credit line agreements at any time. The master servicer is permitted

     o to consent to the placement of a lien senior to that of any mortgage on a mortgage property related to a mortgage loan in connection with the refinancing of an existing first mortgage loan if the replacement meets the loan-to-value ratio and combined loan-to-value ratios in the sale and servicing agreement,

     o to increase the credit limit on any mortgage loan at any time if a new appraisal is obtained and the loan-to-value ratio of the mortgage loan after giving effect to the increase meets the ratios in the sale and servicing agreement;

     o to increase the credit limits on mortgage loans having aggregate principal balance of up to an additional 5.0% of the aggregate note principal balance as of the closing date if (i) it meets the combined loan-to-value ratios in the sale and servicing agreement and (ii) either the Credit Line Agreement allows the borrower to unilaterally increase the credit limit, the credit limit increase is made within 90 days of the cut-off date, or the sponsor purchases the mortgage loan from the trust fund;

     o to solicit borrowers for a reduction in loan rates in the condition that the sponsor purchases the mortgage loan from the trust fund (up to a limit of 5.0% of the Original Note Principal Balance); and

     o to agree to changes in the terms of a mortgage loan or solicit borrowers to change any term of the mortgage loans (other than changes referred to above) at the request of the borrower at any time if the changes (i) do not materially and adversely affect the interests of the series of notes, the one or more providers of credit enhancement or the holders of other interests in the issuing entity, (ii) are consistent with prudent and customary business practice, and (iii) will not cause adverse tax consequences under the Internal Revenue Code.

     Additional conditions may apply to the amendment of Credit Line Agreement as shall be provided in the applicable sale and servicing agreement.

Optional Transfers of Mortgage Loans

     To permit the holder of the designated class of certificates of the issuing entity to reduce the allocated transferor interest of a loan group any time that the allocated transferor interest exceeds its related Required Transferor Subordinated Amount, the holder of the designated class of certificates of the issuing entity may, but is not obligated to, remove on any payment date (the "Transfer Date") certain mortgage loans from the related loan group without notice to the noteholders. The holder of the designated class of certificates of the issuing entity is permitted to designate the mortgage loans to be removed. Mortgage loans so designated will only be removed upon satisfaction of the following conditions:

     o no Rapid Amortization Event has occurred;

     o the allocated transferor interest for that loan group as of the Transfer Date (after giving effect to the removal of certain mortgage loans) is equal to or exceeds the related Required Transferor Subordinated Amount;

     o the transfer of any mortgage loans from either loan group on any Transfer Date during the Managed Amortization Period will not, in the reasonable belief of the holder of the designated class of certificates of the issuing entity, cause a Rapid Amortization Event or an event that with notice or lapse of time or both would constitute a Rapid Amortization Event to occur;

     o the holder of the designated class of certificates of the issuing entity delivers to the indenture trustee a mortgage loan schedule containing a list of all mortgage loans remaining in the related loan group after the removal and the master servicer shall have marked the electronic ledger to show that the transferred mortgage loans are no longer owned by the Trust or included in that loan group in the trust fund;

     o the holder of the designated class of certificates of the issuing entity represents and warrants that the mortgage loans to be removed from the Trust were selected randomly;

     o in connection with each retransfer of mortgage loans, the rating agencies and any third party insurer shall have been notified of the proposed transfer and before the Transfer Date each rating agency has notified the holder of the designated class of certificates of the issuing entity, the indenture trustee, and any third party insurer in writing that the transfer would not result in a reduction or withdrawal of the ratings assigned to the notes without regard to any financial guaranty insurance policy; and

     o the holder of the designated class of certificates of the issuing entity shall have delivered to the owner trustee, the indenture trustee, and any third party insurer an officer's certificate confirming the six conditions preceding this one.

Collection and Other Servicing Procedures on Mortgage Loans

     The master servicer will make reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the related sale and servicing agreement, follow collection procedures it follows servicing home equity loans in its servicing portfolio comparable to the mortgage loans. Consistent with the above, the master servicer may in its discretion waive any late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the mortgage loans.

     The master servicer may arrange with a borrower of a mortgage loan a schedule for the payment of interest due and unpaid for a period so long as the arrangement is consistent with the master servicer's policies with respect to mortgage loans it owns or services. In accordance with the related sale and servicing agreement, the master servicer may consent under certain circumstances to the placing of a subsequent senior lien ahead of a mortgage loan.

Advances

     The master servicer, in its sole discretion, may advance the interest component of any delinquent monthly payment (or any portion of it) by depositing the amount into the collection account by the related determination date. Advances are intended to maintain a regular flow of scheduled interest on the series of notes rather than to guarantee or insure against losses. The master servicer may retain, from payments of interest on the mortgage loans in each collection period, any unreimbursed optional advance made by the master servicer.

Hazard Insurance

     A sale and servicing agreement will provide that the master servicer maintain hazard insurance on the mortgaged properties relating to the related mortgage loans. Although the related credit line agreements generally require borrowers to maintain hazard insurance, the master servicer will not monitor the maintenance of hazard insurance.

     A sale and servicing agreement will require the master servicer to maintain for any mortgaged property relating to a mortgage loan acquired in foreclosure of a mortgage loan, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount equal to the lesser of

     o the maximum insurable value of the mortgaged property or

     o the outstanding balance of the mortgage loan plus the outstanding balance on any mortgage loan senior to the mortgage loan at the time of foreclosure or deed in lieu of foreclosure, plus accrued interest and the master servicer's good faith estimate of the related liquidation expenses to be incurred in connection therewith.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and the like and strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and therefore will not contain identical terms, their basic terms are dictated by state laws and most of them typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides, and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft, and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive or an exact description of the insurance policies relating to the mortgaged properties.

Realization on Defaulted Mortgage Loans

     The master servicer will foreclose on or otherwise comparably convert to ownership mortgaged properties securing mortgage loans that come into default when, in accordance with applicable servicing procedures under the related sale and servicing agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with a foreclosure or other conversion, the master servicer will follow practices it deems appropriate and in keeping with its general mortgage servicing activities. The master servicer need not expend its own funds in connection with any foreclosure or other conversion, correction of default on a related senior mortgage loan, or restoration of any property unless, in its sole judgment, the expenditure of funds in the foreclosure, correction, or restoration will increase net liquidation proceeds. The master servicer will be reimbursed out of liquidation proceeds and, if necessary, from other collections on the mortgage loans for advances of its own funds as liquidation expenses before any net liquidation proceeds are paid to noteholders or the transferor.

Optional Purchase of Defaulted Loans

     The master servicer may, at its option but subject to the conditions in the related sale and servicing agreement, purchase from the Trust any mortgage loan that is delinquent in payment for the number of days specified in the related sale and servicing agreement. Any purchase of a delinquent mortgage loan will be at a price equal to 100% of the principal balance of the mortgage loan plus accrued interest at the applicable loan rate from the date through which interest was last paid by the related borrower to the first day of the month in which the purchase proceeds are to be paid to noteholders.

Servicing Compensation and Payment of Expenses

     The master servicer will receive from interest received on the mortgage loans for each collection period a portion of the interest collections as a monthly servicing fee in the amount equal to 0.50% per annum on the aggregate principal balances of the mortgage loans as of the first day of the related collection period. All assumption fees, late payment charges, termination fees, and other fees and charges, to the extent collected from borrowers, will be retained by the master servicer as additional servicing compensation.

     The master servicer will pay certain ongoing expenses associated with the trust fund and incurred by it in connection with its responsibilities under the related sale and servicing agreement. In addition, the master servicer will be entitled to reimbursement for certain expenses incurred by it in connection with defaulted mortgage loans and in connection with the restoration of mortgaged properties, its right of reimbursement being before the rights of noteholders to receive any related net liquidation proceeds and, if necessary, other collections on the mortgage loans.

Certain Matters Regarding the Master Servicer

     A sale and servicing agreement will provide that the master servicer may not resign as master servicer, except in connection with a permitted transfer of servicing, unless

     (a) its obligations as master servicer are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it or its affiliate or

     (b) on satisfaction of the following conditions:

     o the master servicer has proposed a successor servicer to the indenture trustee in writing and the proposed successor servicer is reasonably acceptable to the indenture trustee;

     o the rating agencies have confirmed to the indenture trustee that the appointment of the proposed successor servicer as the master servicer will not result in the reduction or withdrawal of the then current rating of the notes without regard to any financial guaranty insurance policy; and

     o the proposed successor servicer is reasonably acceptable to any third party insurer.

     No resignation of the master servicer will become effective until the indenture trustee or a successor servicer has assumed the master servicer's duties under the related sale and servicing agreement.

     The master servicer may perform any of its obligations under a sale and servicing agreement through subservicers or delegates, which may be affiliates of the master servicer. Notwithstanding any subservicing arrangement, the master servicer will remain liable to the indenture trustee, the noteholders, the transferor, and any third party insurer for the master servicer's obligations under the sale and servicing agreement, without any diminution of its obligations and as if the master servicer itself were performing the obligations.

     A sale and servicing agreement will provide that the master servicer will indemnify the Trust and the indenture trustee against any loss, liability, expense, damage, or injury suffered as a result of the master servicer's actions or omissions in connection with the servicing and administration of the mortgage loans that are not in accordance with the sale and servicing agreement. A sale and servicing agreement will provide that, other than the indemnification by the master servicer, neither the master servicer nor their directors, officers, employees, or agents will be liable to the issuing entity, the owner trustee, the transferor, or the noteholders for any action taken or for refraining from taking any action in good faith pursuant to the sale and servicing agreement. However, neither the master servicer nor its directors, officers, employees, or agents will be protected against any liability that would otherwise be imposed for misfeasance, bad faith, or gross negligence of the master servicer in the performance of its duties under the sale and servicing agreement or for reckless disregard of its obligations under the sale and servicing agreement. In addition, a sale and servicing agreement will provide that the master servicer need not appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the sale and servicing agreement and that in its opinion may expose it to any expense or liability. The master servicer may, in its sole discretion, undertake any legal action that it deems appropriate with respect to a sale and servicing agreement and the interests of the noteholders.

Certain Matters Regarding the Master Servicer and the Depositor

     The accompanying prospectus describes the indemnification to which the master servicer and the depositor (and their respective directors, officers, employees and agents) are entitled and also describes the limitations on any liability of the master servicer and the depositor (and their respective directors, officers, employees and agents) to the issuing entity. See "The Agreements -- Certain Matters Regarding the Master Servicer and the Depositor" in the accompanying prospectus.

Events of Servicing Termination

     The "Events of Servicing Termination" are:

     1. any failure by the master servicer to deposit in the collection account any deposit required to be made under the related sale and servicing agreement, which failure continues unremedied either beyond the relevant payment date or for five business days after the giving of written notice of the failure to the master servicer by the indenture trustee, or to the master servicer and the indenture trustee by any third party insurer or noteholders of at least 25% of the Voting Rights;

     2. any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the notes or the related sale and servicing agreement that, in each case, materially and adversely affects the interests of the noteholders or any third party insurer and continues unremedied for 60 days after the giving of written notice of the failure to the master servicer by the indenture trustee, or to the master servicer and the indenture trustee by any third party insurer or noteholders of at least 25% of the agg Voting Rights; or

     3. certain events of insolvency, liquidation, inability to pay its debts, or other similar proceedings relating to the master servicer.

     Notwithstanding the foregoing, a delay in or failure of performance referred to under clause 1 above for a period of five or more business days or referred to under clause 2 above for a period of 60 or more days, will not constitute an Event of Servicing Termination if the delay or failure could not be prevented by the exercise of reasonable diligence by the master servicer and the delay or failure was caused by an act of God or other similar occurrence. The master servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the related sale and servicing agreement by an act of God or other similar occurrence, and the master servicer shall provide the indenture trustee, the depositor, the transferor, any third party insurer, and the noteholders prompt notice of any failure or delay by it, together with a description of its efforts to perform its obligations.

Rights After an Event of Servicing Termination

     So long as an Event of Servicing Termination remains unremedied, either the indenture trustee (with the consent of any third party insurer) or noteholders of at least 51% of the Voting Rights (with the consent of any third party insurer) or any third party insurer, may terminate all of the rights and obligations of the master servicer under the related sale and servicing agreement, whereupon the indenture trustee will succeed to all the obligations of the master servicer under the sale and servicing agreement and will be entitled to the same compensation arrangements. If the indenture trustee would be obligated to succeed the master servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution or other mortgage loan or home equity loan servicer with all licenses and permits required to perform its obligations under the sale and servicing agreement and having a net worth of at least $15,000,000 and acceptable to any third party insurer to act as successor to the master servicer under the sale and servicing agreement. Pending such appointment, the indenture trustee must act as master servicer unless prohibited by law. The successor master servicer will be entitled to receive the same compensation that the master servicer would otherwise have received (or such lesser compensation as the indenture trustee and the successor may agree on). A trustee in bankruptcy or the master servicer as debtor in possession may be empowered to prevent the termination and replacement of the master servicer where the Event of Servicing Termination that has occurred is an insolvency event.

Termination

     The obligations and responsibilities of the sponsor, the master servicer, the depositor, the issuing entity, and the indenture trustee under a sale and servicing agreement (other than the obligation of the master servicer to send certain notices) will terminate on the earlier of (i) the transfer of all the related mortgage loans as described below, (ii) the termination of the related trust agreement or the satisfaction and discharge of the related indenture, and (iii) the final payment or other liquidation of the last mortgage loan remaining in the related trust fund or the disposition of all property acquired in foreclosure or by deed in lieu of foreclosure of any mortgage loan.

     With the consent of any third party insurer, the mortgage loans will be subject to optional transfer to the transferor on any payment date on or after which the aggregate note principal balance of the related notes is reduced to an amount less than or equal to 10% of the aggregate original note principal balance. The transfer price will be equal to the sum of

     o the aggregate note principal balance of the related notes plus accrued interest at the applicable note rate through the day preceding the related final payment date and

     o accrued interest on any aggregate unpaid investor interest shortfall, to the extent legally permissible.

Amendment

     A sale and servicing agreement may be amended from time to time by the sponsor, the master servicer, the depositor, the owner trustee, and the indenture trustee, with the consent of any third party insurer, if the rating agencies have been given 10 days notice and have notified the Trust that the amendment will not result in a reduction or withdrawal of the then current rating of the related notes without regard to any financial guaranty insurance policy. A sale and servicing agreement may also be amended from time to time by the sponsor, the master servicer, the depositor, the issuing entity, and the indenture trustee, with the consent of any third party insurer and of holders of not less than 66 2/3% of the aggregate outstanding principal balance of the related notes.

                             The Indenture Trustee

     The Bank of New York will be the indenture trustee. The Bank of New York has been, and currently is, serving as indenture trustee and trustee for numerous securitization transactions and programs involving pools of residential mortgages. The notes may be surrendered at the corporate trust office of the indenture trustee located at 101 Barclay Street, 4 West, New York, New York 10286 Attn: Structured Finance Services. or another address that the indenture trustee may designate from time to time.

     The commercial bank or trust company serving as indenture trustee may own notes and have normal banking relationships with the master servicer, the transferor, the third party insurer, and their affiliates.

     The indenture trustee will not be liable for any error of judgment made in good faith by its responsible officers unless it is proved that the indenture trustee was negligent in ascertaining the pertinent facts. The indenture trustee will not be liable for any action it takes or omits to take in good faith in accordance with the direction of the insurer of the notes, if any, or the direction received by it from holders of the series of notes representing not less than 51% of the voting rights relating to the method and place of conducting any proceeding for any remedy available to the indenture trustee with respect to the series of notes or exercising any right conferred on the indenture trustee under the indenture or the sale and servicing agreement. However, the indenture trustee generally may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct.

     The indenture trustee shall be a corporation organized and doing business under the laws of the United States or any State, authorized under those laws to exercise trust powers, and shall satisfy the requirements of Rule 3a-7(a)(4)(i) of the Investment Company Act of 1940. The indenture trustee shall have a combined capital and surplus of at least $50,000,000. Whenever an indenture trustee ceases to be meet these eligibility criteria and additional criteria in the indenture, the indenture trustee shall resign immediately.

     The indenture trustee may resign at any time. The insurer of the series of notes, if any, or holders of the series of notes representing not less than 51% of the voting rights (with the consent of the note insurer) may remove the indenture trustee at any time. The issuing entity (or a holder of certain interest in the issuing entity if the issuing entity fails to do so) shall remove the indenture trustee if the indenture trustee ceases to be eligible to continue as such under the indenture, if the indenture trustee becomes insolvent or if the indenture trustee otherwise becomes incapable of acting.

     If the indenture trustee fails to provide certain information or perform certain duties related to the depositor's reporting obligations under the Exchange Act with respect to the issuing entity, the depositor may terminate the indenture trustee without the consent of any of the certificateholders. In addition, either the insurer of the notes, if any, or the holders of certificates evidencing at least 51% of the voting rights (with the consent of the note insurer) may at any time remove the indenture trustee and appoint a successor trustee. Notice of any removal of the indenture trustee shall be given by the successor trustee to each rating agency identified as rating the series of notes in the prospectus supplement.

     Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee. A successor indenture trustee will not be appointed unless the successor indenture trustee meets the eligibility requirements described above and its appointment does not adversely affect the then-current ratings of the series of notes.

                               Static Pool Data

     Certain static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide is available online at http://www.countrywidedealsdata.com?CWDD=03200610.

     We cannot assure you that the prepayment, loss or delinquency experience of the mortgage loans sold to the issuing entity will be comparable to the historical prepayment, loss or delinquency experience of any of the other securitized pools sponsored by Countrywide. In this regard, you should note how the characteristics of the mortgage loans in those securitized pools differ from the characteristics of the issuing entity's mortgage loans. Such differences, along with the varying economic conditions to which those securitized pools were subject, may make it unlikely that the issuing entity's mortgage loans will perform in the same way that any of those pools has performed.

Conveyance of the Mortgage Loans

     The obligation of the issuing entity to purchase the initial mortgage loans on the closing date will be subject to certain requirements in the sale and servicing agreement.

     If prefunding will exist, the issuing entity may acquire Additional Home Equity Loans during the Funding Period. Each Additional Home Equity Loan will have been underwritten substantially in accordance with the criteria described under "The Home Equity Loan Program--Underwriting Procedures Relating to Home Equity Loans." Additional Home Equity Loans may be purchased for either loan group during the Funding Period using amounts on deposit in the Additional Loan Account related to that loan group at a cash purchase price of 100% of their principal balance on the related subsequent cut-off date. The amount paid from the applicable Additional Loan Account for Additional Home Equity Loans will not include accrued interest. Following each purchase of Additional Home Equity Loans, the aggregate principal balance of the applicable loan group will increase by an amount equal to the aggregate principal balance of the Additional Home Equity Loans so acquired and the amount in the Additional Loan Account related to that loan group will decrease accordingly. Additional Home Equity Loans acquired by the issuing entity will be simultaneously pledged to the indenture trustee as part of the trust fund.

     Any transfer of Additional Home Equity Loans will be subject to various conditions including:

     o that they satisfy substantially the same loan representations and warranties as the initial mortgage loans;

     o that they were identified by means of a selection process reasonably believed not to be adverse to the interests of the holders of the notes and the third party insurer;

     o that opinions of counsel are furnished with respect to the validity of the transfer of, and the perfection of the security interest in, the Additional Home Equity Loans;

     o that as of the related subsequent cut-off date, each Additional Home Equity Loan satisfied the eligibility requirements that the initial mortgage loans had to satisfy on the closing date;

     o that, with respect to any applicable loan group, they comply with the original loan balance requirements (by credit limit) of Freddie Mac and Fannie Mae; and

     o that the transfer will not result in a reduction or withdrawal of the then current ratings of the notes without taking the third party policy, if applicable, into account.

     The acquisitions of the Additional Home Equity Loans may occur in one or more closings after the closing date.

The Additional Loan Accounts

     If prefunding exists, the assets of the issuing entity will include Additional Loan Accounts, each related to a loan group and to the class or classes of notes related to that loan group. The actual amount deposited in an Additional Loan Account will be determined based on the difference between the initial principal balance of the related class or classes notes and the principal balance of the initial mortgage loans in the related loan group as of the initial cut-off date. Monies in each Additional Loan Account are expected to be used to purchase Additional Home Equity Loans during the Funding Period. The Additional Loan Accounts will be part of the assets of the issuing entity and pledged to the indenture trustee. Any funds remaining on deposit in any Additional Loan Account at the end of the Funding Period will be used to prepay the related class or classes of notes specified in the related prospectus supplement on the payment date after the end of the Funding Period. The Prefunded Amount may be invested in Eligible Investments. Net income on investment of funds in the Additional Loan Accounts will be paid to the master servicer, and will not be available for payment on the notes. The Additional Loan Accounts will not be an asset of any REMIC created pursuant to the Trust Agreement.

                    Maturity and Prepayment Considerations

     Holders of a class of notes (other than any class of interest only notes) will be entitled to receive on each payment date payments of principal, until the note principal balance of that class of notes is reduced to zero. During the Managed Amortization Period, holders of a class of notes (other than any class of interest only notes) will receive amounts from principal collections based on the amount required to build or maintain its required overcollateralization level for the related loan group, subject to reduction as described below. In addition, if prefunding exists, the funds remaining in any Additional Loan Account at the end of the Funding Period after the purchase of any Additional Home Equity Loans will be used to prepay the related class of notes (other than any class of interest only notes) on the first payment date after the end of the Funding Period. Classes of interest only notes, if any, are not entitled to any payments of principal.

     The required overcollateralization level may be determined by the third party insurer in the related insurance agreement if a third party insurance exists, and then the third party insurer may permit each required overcollateralization amount to decrease or "step down" over time.

     Allocations of principal collections from the mortgage loans in a loan group may result in payments of principal to the noteholders of the related class of notes in amounts that are, in most cases, greater relative to the declining balance of the related mortgage loans than would be the case if the investor floating allocation percentage for a loan group were used to determine the percentage of principal collections from the related mortgage loans paid to the holders of the related class of notes. This is especially true during the Rapid Amortization Period when the holders of a class of notes are entitled to receive the related Maximum Principal Payment and not a lesser amount.

     In addition, investor interest collections for a loan group may be paid as principal of the related class or classes of notes. Moreover, to the extent of losses allocable to a class or classes of notes, holders of the notes may also receive the amount of those losses as payment of principal from the related investor interest collections, the related Subordinated Transferor Collections, the investor interest collections for the other loan group (if there are two loan groups), the Subordinated Transferor Collections for the other loan group (if there are two loan groups), or, in some instances, draws under the third party insurance policy, if there is one. The level of losses on the mortgage loans in a loan group may therefore affect the rate of payment of principal on the related class of notes.

     On the payment date after the payment date on which interest only notes, if any, have been paid their last scheduled payment, and if no interest only notes are issued on the payment date, after the closing date, if the allocated transferor interests begin below their target level, each allocated transferor interest will be expected to grow to the extent obligors make more draws than principal payments on the related mortgage loans. A sale and servicing agreement and the related indenture will permit the holder of a designated class of certificates issued by the issuing entity, at their option, but subject to the satisfaction of certain conditions specified in the sale and servicing agreement, to remove certain mortgage loans from a loan group and release them from the lien of the related indenture at any time during the life of the notes, so long as the related allocated transferor interest (after giving effect to the removal of the mortgage loans) is not less than the related Required Transferor Subordinated Amount. Removals of mortgage loans may affect the rate at which principal is distributed to the related class of notes by reducing the applicable loan group balance and, therefore, the amount of related principal collections.

     All of the mortgage loans may be prepaid in full or in part at any time. Mortgage loans secured by mortgaged properties in some jurisdictions may be subject to account termination fees to the extent permitted by law. In general, account termination fees do not exceed $350 and do not apply to accounts terminated after a date designated in the related credit line agreement that, depending on the jurisdiction, ranges between six months and five years following origination. The prepayment experience of the mortgage loans in a loan group will affect the weighted average life of the related class of notes.

     The rate of prepayment on the mortgage loans cannot be predicted. Generally, it is assumed that home equity revolving credit lines are not viewed by borrowers as permanent financing. Accordingly, the mortgage loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because the mortgage loans amortize, rates of principal payments on the mortgage loans will generally be slower than those of traditional fully-amortizing first mortgages in the absence of prepayments on the mortgage loans. The prepayment experience of the mortgage loans may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility, the frequency and amount of any future draws on the credit line agreements, and changes affecting the deductibility for federal income tax purposes of interest payments on home equity credit lines. Substantially all of the mortgage loans will contain "due-on-sale" provisions, and the master servicer intends to enforce them unless

     o enforcement is not permitted by applicable law or

     o the master servicer permits the purchaser of the related mortgaged property to assume the mortgage loan in a manner consistent with reasonable commercial practice.

     The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related mortgage loan. See "Certain Legal Aspects of the Loans--Due-on-Sale Clauses" in the accompanying prospectus.

     The sponsor is not required to deliver certain documents relating to the mortgage loans to the custodian until 30 days after the closing date (or in the case of Additional Home Equity Loans, until 30 days after they are acquired by the Trust). See "Description of the Sale and Servicing Agreement--Assignment of Mortgage Loans." If a seller fails to deliver all or a portion of the required documents for any mortgage loan to the custodian within the required period, the sponsor must accept the transfer of the mortgage loan from the related Trust. The principal balance of any mortgage loan so transferred will be deducted from the loan group balance of the related loan group, thus reducing the amount of the related allocated transferor interest. If after the deduction the related allocated transferor interest would be less than the related Required Transferor Subordinated Amount at the time, then a "Transfer Deficiency" will exist with respect to the loan group. The amount of the Transfer Deficiency is the lesser of (i) the principal balance of the mortgage loan transferred from the Trust and (ii) the excess of (a) the related Required Transferor Subordinated Amount over (b) the related allocated transferor interest. If a Transfer Deficiency exists, the sponsor must transfer to the issuing entity for the benefit of the applicable loan group Eligible Substitute Mortgage Loans or deposit into the collection account an amount (the "Transfer Deposit Amount") equal to the excess of the Transfer Deficiency over the principal balance of any such Eligible Substitute Mortgage Loans transferred to the issuing entity for the applicable loan group. Except to the extent substituted for by an Eligible Substitute Mortgage Loan, the transfer of the mortgage loan out of the Trust will be treated as a payment of principal of the mortgage loan.

     The yield to an investor who purchases a class of notes at a price other than par will vary from the anticipated yield if the actual rate of prepayment on the mortgage loans in the related loan group is different from the rate anticipated by the investor at the time the notes were purchased.

     Collections on the mortgage loans may vary because, among other things, borrowers may make payments during any month as low as the minimum monthly payment for the month or as high as the entire outstanding principal balance plus accrued interest and the fees and charges on the mortgage loan. Borrowers may fail to make scheduled payments. Collections on the mortgage loans may also vary due to seasonal purchasing and payment habits of borrowers.

     We cannot predict the level of prepayments that will be experienced by an issuing entity and investors may expect that a portion of borrowers will not prepay their mortgage loans to any significant degree. See "Yield, Maturity and Prepayment Considerations" in the accompanying prospectus.

                         Description of the Indenture

     The following is a description of the certain provisions ordinarily found in the indenture.

Rapid Amortization Events

     Unless specified otherwise, the Managed Amortization Period for an issuing entity will continue through and include the payment date before the fifth anniversary of the first payment date, unless a Rapid Amortization Event occurs before then. "Rapid Amortization Event" refers to any of the following events:

     (a) the failure of the sponsor or the master servicer

     o to make a payment or deposit required under the related sale and servicing agreement within three business days after the date the payment or deposit must be made,

     o to cause the depositor to observe or perform in any material respect certain covenants of the depositor in the related sale and servicing agreement, or

     o to observe or perform in any material respect any other covenants of the sponsor in the related sale and servicing agreement, which failure materially and adversely affects the interests of the noteholders or any third party insurer and, with certain exceptions, continues unremedied for a period of 60 days after written notice;

     (b) any representation or warranty made by the sponsor or the depositor in the related sale and servicing agreement proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the noteholders or any third party insurer are materially and adversely affected; except that a Rapid Amortization Event will not occur if the sponsor has purchased or made a substitution for the related mortgage loan or mortgage loans if applicable during the period (or within an additional 60 days with the consent of the indenture trustee) in accordance with the provisions of the related sale and servicing agreement;

     (c) the occurrence of certain events of bankruptcy, insolvency, or receivership relating to the holder of the designated class of certificates that is required to advance the net draws to the issuing entity or the depositor;

     (d) the related issuing entity becomes subject to regulation by the Securities and Exchange Commission as an investment company within the meaning of the Investment Company Act of 1940, as amended;

     (e) with respect to certain third party insurers, the aggregate of all draws under any financial guaranty insurance policy incurred during the Managed Amortization Period exceeds a specified percentage of the aggregate original note principal balance or, with respect to the other third party insurers, a draw has been made under the related third party insurance policy and the third party insurer has not been reimbursed for the draw within a specified period of the date of the draw;

     (f) only with respect to certain indentures and only if specified in the related prospectus supplement, the occurrence and continuation of an Event of Servicing Termination (See "Description of the Sale and Servicing
Agreement--Events of Servicing Termination"); or

     (g) only with respect to certain indentures and only if specified in the related prospectus supplement, the failure of the sponsor to pay under its obligation to pay certain losses on the mortgage loans covered by a pool insurance policy if a policy exclusion applies to a loan covered by that pool insurance policy and the failure continues beyond the applicable grace period.

     If any event described in clause (a), (b), or (f) occurs, a Rapid Amortization Event will occur only if, after the applicable grace period, the indenture trustee (with the consent of the third party insurer), any third party insurer, or the noteholders holding notes evidencing more than 51% of the Voting Rights (with the consent of any third party insurer), by written notice to the holders of certain classes of certificates of the issuing entity, the depositor, and the master servicer (and to the indenture trustee, if given by a third party insurer, or the noteholders) declare that a Rapid Amortization Event has occurred. If any event described in clause (c), (d), or
(e) occurs, a Rapid Amortization Event will occur without any notice or other action on the part of the indenture trustee, a third party insurer, or the noteholders immediately on the occurrence of the event.

     Notwithstanding the foregoing, if a conservator, receiver, or trustee-in-bankruptcy is appointed for the transferor and no Rapid Amortization Event exists other than the conservatorship, receivership, or insolvency of the transferor, the conservator, receiver, or trustee-in-bankruptcy may have the power to prevent the commencement of the Rapid Amortization Period.

     Pursuant to an indenture and the related sale and servicing agreement, if a third party insurer has issued a financial guaranty insurance policy insuring certain payments on the notes and no insurer default exists, the third party insurer will be treated as a noteholder for all purposes other than certain types of amendments, will be entitled to exercise all rights of the noteholders under the indenture without the consent of the noteholders other than consents to certain types of amendments, and the noteholders may exercise their rights under the indenture only with the written consent of the third party insurer. In addition, the third party insurer will have certain additional rights as a third party beneficiary to the related sale and servicing agreement and the indenture. The indenture will provide that in certain circumstances described in the indenture, if a third party insurer has issued a financial guaranty insurance policy insuring certain payments on the notes, the depositor may substitute a new surety bond for the existing financial guaranty insurance policy if the replacement meets the requirements of the indenture, including that the rating of the notes would be an improvement over their then current rating.

Reports to Noteholders

     Concurrently with each payment to the noteholders, the master servicer will forward to the indenture trustee who will make available via its internet website to each noteholder a statement setting forth for the relevant issuing entity, among other items:

     1. the investor floating allocation percentage for each class of notes for the preceding collection period;

     2. the amount being paid to each class of notes for that payment date;

     3. the amount of interest included in the payment for each class of notes and the related note rate;

     4. the amount of overdue accrued interest for each class of notes included in the payment (and the amount of interest or overdue interest to the extent permitted by applicable law);

     5. the amount of the remaining overdue accrued interest for each class of notes after giving effect to the payment;

     6. the amount of principal included in the payment for each class of notes;

     7. the amount of the reimbursement of previous Investor Loss Amounts included in the payment for each class of notes;

     8. the amount of Basis Risk Carry-forward paid for each class of notes and the amount of Basis Risk Carry-forward accrued on that payment date for each class of notes;

     9. the amount of the aggregate unreimbursed Investor Loss Amounts for each loan group after giving effect to the payments on the notes on that payment date for the related class of notes;

     10. the servicing fee for the payment date;

     11. the note principal balance and the pool factor for each class of notes, each after giving effect to the payment;

     12. each loan group balance as of the end of the preceding collection period;

     13. the number and aggregate principal balances of the mortgage loans in each loan group as to which the minimum monthly payment is delinquent (exclusive of foreclosures, bankruptcies, and REOs) for 30-59 days, 60-89 days, and 90 or more days, respectively, as of the end of the preceding collection period;

     14. with respect to the mortgage loans in each loan group the book value of any real estate that is acquired by the trust fund through foreclosure or bankruptcy or grant of deed in lieu of foreclosure;

     15. if a third party insurer has issued a financial guaranty insurance policy insuring certain payments on the notes, the amount of any draws on the financial guaranty insurance policy for each loan group; and

     16. with respect to the first payment date, the number and aggregate balance of any mortgage loans in either loan group for which certain documents as provided in the related sale and servicing agreement were not delivered to the custodian within 30 days after the closing date.

     The amounts in clauses 3, 4, 5, 6, 7, and 8 above will be expressed as a dollar amount per $1,000 increment of notes.

     The indenture trustee may also, at its option, make available to noteholders any additional files containing the same information in an alternative format.

     If the statement is not accessible on the indenture trustee's internet website, the indenture trustee will forward a hard copy of it to each noteholder, the master servicer, any third party insurer, and the rating agencies immediately after the indenture trustee becomes aware that it is not accessible by any of them via its internet website. Assistance in using the indenture trustee's internet website may be obtained by calling the indenture trustee's customer service desk at (877) 722-1095. The indenture trustee will notify each of the above in writing of any change in the address or means of access to the internet website where the statement is accessible.

     Within 60 days after the end of each calendar year, the master servicer will forward to the indenture trustee a statement containing the information in clauses 3 and 6 above aggregated for the calendar year.

Events of Default Under the Indenture

     Events of default under the indenture include:

     o a default in the payment of any principal or interest on any related notes when it becomes due and continuance of the default for five days;

     o failure by the issuing entity to perform in any material respect any of its obligations under the indenture (other than a covenant covered in the preceding bullet point) or the breach of a representation or warranty of the issuing entity under the indenture, that continues unremedied for sixty days after notice of it is given; and

     o certain events of bankruptcy, insolvency, receivership, or liquidation of the issuing entity.

Voting Rights

     Holders of the any class of interest only notes may be allocated a percentage of all voting rights in respect of the offered notes specified in the related prospectus supplement

(collectively, the "Voting Rights"), and holders of the other classes of notes will be allocated the remaining Voting Rights in proportion to their respective outstanding principal amounts.

Remedies on Event of Default Under the Indenture

     If an event of default under the indenture has occurred and is continuing either the indenture trustee or noteholders representing not less than 51% of the Voting Rights (in either case with the consent of any third party insurer) or the third party insurer (if there is one) may declare the unpaid principal amount of the notes together with accrued interest through the date of acceleration payable immediately. A declaration of acceleration may be rescinded by noteholders representing not less than 51% of the Voting Rights with the consent of any third party insurer. Although a declaration of acceleration has occurred, the indenture trustee may with the consent of any third party insurer elect not to liquidate the assets of the trust fund if the assets are generating sufficient cash to pay interest and principal as it becomes due without taking into account the declaration of acceleration.

     The indenture trustee may not sell or otherwise liquidate the assets of the related trust fund following an event of default unless

     o the holders of 100% of the Voting Rights and any third party insurer, if any, consent to the sale, or

     o the proceeds of the sale or liquidation are sufficient to pay all amounts due to the noteholders and any third party insurer, or

     o the indenture trustee determines that the trust fund would not be sufficient on an ongoing basis to make all payments on the notes as they become due and the indenture trustee obtains the consent of a majority of the aggregate outstanding principal balance of the related notes and any third party insurer.

     No noteholder may institute any proceeding with respect to the indenture unless any third party insurer has consented in writing to the institution of the proceeding and the noteholder has previously notified the indenture trustee of a continuing event of default and unless noteholders representing not less than 51% of the Voting Rights have requested the indenture trustee to institute the proceeding and have offered the indenture trustee reasonable indemnity, and the indenture trustee for 60 days has failed to institute the proceeding.

Certain Matters Regarding the Indenture Trustee

     In connection with acting under an indenture, the indenture trustee will not be liable for any error of judgment made in good faith by its responsible officers unless it is proved that the indenture trustee was negligent in ascertaining the pertinent facts. The indenture trustee will not be liable for any action it takes or omits to take in good faith in accordance with the direction of the third party insurer or the direction received by it from noteholders representing not less than 51% of the aggregate outstanding note principal amount relating to the method and place of conducting any proceeding for any remedy available to the indenture trustee with respect to the notes or exercising any right conferred on the indenture trustee under the indenture or a sale and servicing agreement. However, the indenture trustee generally may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct.

     The indenture trustee and any of its affiliates may hold notes in their own names or as pledgees. To meet the legal requirements of certain jurisdictions, the indenture trustee and the issuing entity jointly may appoint co-trustees or separate trustees approved by the master servicer and any third party insurer of any part of the trust fund under an indenture. All rights and obligations conferred or imposed on the indenture trustee by an indenture will be conferred or imposed on any separate trustee or co-trustee. In any jurisdiction in which the indenture trustee is unable to perform certain acts, the separate trustee or co-trustee will perform the acts solely at the direction of the indenture trustee.

Duties of the Indenture Trustee

     The indenture trustee will make no representations about the validity or sufficiency of an indenture, the related notes (other than their execution and authentication) or of any mortgage loans or related documents, and will not be accountable for the use or application by the depositor or the master servicer of any funds paid to the depositor or the master servicer on the related mortgage loans, or the use or investment of any monies by the master servicer before and after being deposited into a collection account. So long as no event of default under an indenture has occurred and is continuing, the indenture trustee will be required to perform only those duties specifically required of it under the indenture and the related sale and servicing agreement. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the indenture trustee under the indenture, in which case it will only be required to examine them to determine whether they conform on their face to the requirements of the indenture and the related sale and servicing agreement. The indenture trustee will not be charged with knowledge of the occurrence of any occurrence that, with notice or lapse of time or both, would become an event of default under the indenture, a Rapid Amortization Event, or a failure by the master servicer to perform its duties under the related sale and servicing agreement unless a responsible officer of the indenture trustee has actual knowledge thereof.

Amendment

     An indenture will provide that, without the consent of any noteholder but with the consent of any third party insurer and notice to each rating agency, the issuing entity and the indenture trustee may enter into one or more supplemental indentures, in form satisfactory to the indenture trustee, for any of the following purposes:

     o to correct or amplify the description of any property at any time subject to the lien of the indenture, or to confirm to the indenture trustee any property subject or required to be subjected to the lien of the indenture, or to subject additional property to the lien of the indenture;

     o to evidence the succession of another person to the issuing entity pursuant to the indenture and the assumption by the successor of the covenants of the issuing entity under the indenture and the related notes;

     o to add to the covenants of the issuing entity for the benefit of the noteholders or any third party insurer, or to surrender any right of the issuing entity in the indenture;

     o to convey, transfer, assign, mortgage, or pledge any property to the indenture trustee;

     o to cure any ambiguity or mistake;

     o to correct or supplement any provision in the indenture or in any supplemental indenture that may be inconsistent with any other provision in the indenture or in any supplemental indenture or other related transaction documents;

     o to conform the indenture to the related prospectus supplement;

     o to modify, eliminate, or add to the provisions of the indenture (a) as required by any rating agency to maintain or improve any rating of the notes, (b) to comply with any requirement imposed by the Internal Revenue Code, or (c) to comply with any rules or regulations of the SEC;

     o to provide for the acceptance of the appointment of a successor trustee under the indenture and to add to or change any of the provisions of the indenture necessary to facilitate the administration of its trusts by more than one trustee; or

     o to modify, eliminate, or add to the provisions of the indenture to the extent necessary to effect the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the "TIA") or under any similar federal statute enacted after the date of the indenture and to add to the indenture other provisions required by the TIA.

     The indenture also provides that without the consent of any noteholder but with the consent of any third party insurer, and provided that each rating agency has been given 10 days notice and has notified the issuing entity that the action will not result in a reduction or withdrawal of its then current rating of the notes, the indenture trustee and the issuing entity may enter into a supplemental indenture to change in any manner the indenture or modify in any manner the rights of the noteholders or the third party insurer under the indenture that does not adversely affect in any material respect the interest of any noteholder, except that, without the consent of each noteholder affected thereby and without the consent of the third party insurer no supplemental indenture pursuant to this provision may:

     o change the date of payment of any installment of principal of or interest on any note, or reduce its principal amount, its interest rate, or its redemption price, or change any place of payment where, or the coin or currency in which, any note or its interest is payable, or impair the right to institute suit for the enforcement of the provisions of the indenture requiring the application of funds available therefor to the payment of any such amount due on the notes on or after the respective dates they become due (or in the case of redemption, after the redemption date);

     o reduce the percentage of the outstanding principal balances of the notes the consent of the noteholders of which is required for any supplemental indenture, or the consent of the noteholders of which is required for any waiver of compliance with provisions of the indenture or defaults under the indenture and their consequences or to direct the liquidation of the trust fund;

     o modify any provision of the amendment provisions of the indenture except to increase any percentage specified in the indenture or to provide that certain additional provisions of the indenture or the transaction documents cannot be modified or waived without the consent of each noteholder affected thereby;

     o modify any of the provisions of the indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any note on any payment date or affect the rights of the noteholders to the benefit of any provisions for the mandatory redemption of the notes in the indenture; or

     o permit the creation of any lien ranking before or on a parity with the lien of the indenture on any part of the trust fund (except any change in any mortgage's lien status in accordance with a sale and servicing agreement) or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any property at any time subject thereto or deprive any noteholder of the security provided by the lien of the indenture.

     No supplemental indentures will be entered into unless the indenture trustee shall have received an opinion of counsel to the effect that entering into the supplemental indenture is permitted under the transaction documents and will not have any material adverse effect and will not cause the imposition of any tax on any REMIC or the holders of the securities or cause any REMIC to fail to qualify as a REMIC at any time that any securities are outstanding.

Satisfaction and Discharge of the Indenture

     An indenture will cease to be of further effect (except for certain exceptions specified in the indenture) and the indenture trustee, on demand of and at the expense of the issuing entity, will execute proper instruments acknowledging satisfaction and discharge of the indenture, when:

     1. either:

     (A) all notes previously authenticated and delivered under it have been delivered to the indenture trustee for cancellation (other than notes that have been destroyed, lost, stolen, replaced, or paid as provided in the indenture and notes for whose payment money has been deposited in trust or segregated and held in trust by the indenture trustee and later repaid to the issuing entity or discharged from the trust fund as provided in the indenture); or

     (B) all notes not previously delivered to the indenture trustee for cancellation have become payable, will become payable at their scheduled maturity date within one year, or are to be called for redemption within one year under arrangements satisfactory to the indenture trustee for the giving of notice of redemption by the indenture trustee in the name, and at the expense, of the issuing entity, and the issuing entity has irrevocably deposited with the indenture trustee sufficient cash or direct obligations of or obligations guaranteed by the United States (which will mature before the date the amounts are payable), in trust for these purposes;

     2. the issuing entity has paid all other sums payable under the indenture by the issuing entity; and

     3. the issuing entity has delivered to the indenture trustee an officer's certificate, a counsel's opinion, and (if required by the TIA, the indenture trustee or the third party insurer) and independent accountant's certificate each stating that all conditions precedent provided for in the indenture relating to the satisfaction and discharge of the indenture have been complied with.

Redemption of the Notes

     With the consent of any third party insurer and the master servicer all the mortgage loans then included in the trust fund may be purchased out of the trust fund on any payment date on or after which the note principal balance of the related notes is less than or equal to 10% of the aggregate original principal balance of the related notes (excluding any balance of notional balance notes, if any). That purchase will result in the redemption of the related notes in whole. The redemption price for the related notes will be the related note principal balance plus accrued interest through the day before the redemption date plus interest accrued on any unpaid investor interest shortfall, to the extent legally permissible. No premium or penalty will be payable by the issuing entity in any redemption of the notes.

     Payment on notes will only be made on presentation and surrender of the notes at the office or agency of the indenture trustee specified in the redemption notice. If all of the noteholders do not surrender their notes for final payment and cancellation by the redemption date, the indenture trustee will hold for the benefit of the noteholders and the issuing entity amounts representing the redemption price in the payment account not paid in redemption to noteholders.

The Custodian

     Treasury Bank, a division of Countrywide Bank, N.A. (formerly Treasury Bank, National Association) ("Treasury Bank"), a national banking association and an affiliate of the sponsor and master servicer, is the custodian and will hold the issuing entity's mortgage notes on behalf of the indenture trustee. Treasury Bank's principal place of business is 1199 N. Fairfax Street, Suite 500, Alexandria, Virginia 22314. Treasury Bank's document custody facility is located at 4100 E. Los Angeles Avenue, Simi Valley, California 93063.

     The master servicer, the transferor, any third party insurer, and their affiliates may maintain other banking relationships in the ordinary course of business with the custodian. The payment of the fees and expenses of the custodian is solely the obligation of the issuing entity.

     A custodial agreement contains provisions for the indemnification of the custodian for any loss, liability, or expense incurred without negligence, willful misconduct, or bad faith on its part, arising out of or in connection with the acceptance or administration of the custodial agreement.

     The custodian may resign immediately at any time by giving written notice thereof to the indenture trustee, master servicer, the transferor, and the third party insurer. No resignation or removal of the custodian and no appointment of a successor custodian shall become effective until the acceptance of appointment by a successor custodian.

                               Tax Consequences

     All investors are encouraged to consult their tax advisors regarding the federal, state, local, or foreign tax consequences of purchasing, owning, or disposing of the notes of any series.

                             ERISA Considerations

     Fiduciaries of employee benefit plans and certain other retirement plans and arrangements that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or corresponding provisions of the Code (including individual retirement accounts and annuities, Keogh plans, and collective investment funds in which the plans, accounts, annuities, or arrangements are invested), persons acting on behalf of a plan, and persons using the assets of a plan, should review carefully with their legal advisors whether the purchase or holding of the notes could either give rise to a transaction that is prohibited under ERISA or the Code or cause the collateral securing the notes to be treated as plan assets for purposes of regulations of the Department of Labor in 29 C.F.R. ss.2510.3-101 (the "Plan Assets Regulation").

     General. Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest or disqualified persons with respect to a plan from engaging in certain transactions (including loans) involving the plan and its assets unless a statutory, regulatory, or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to Section 502(i) of ERISA) on parties in interest or disqualified persons which engage in non-exempt prohibited transactions.

     Plan Assets Regulation and the Notes. The United States Department of Labor has issued the Plan Assets Regulation concerning the definition of what constitutes the assets of a plan for purposes of ERISA and the prohibited transaction provisions of the Code. The Plan Assets Regulation describes the circumstances under which the assets of an entity in which a plan invests will be considered to be "plan assets" so that any person who exercises control over the assets would be subject to ERISA's fiduciary standards. Under the Plan Assets Regulation, generally, when a plan invests in another entity, the plan's assets do not include, solely by reason of the investment, any of the underlying assets of the entity. However, the Plan Assets Regulation provides that, if a plan acquires an "equity interest" in an entity, the assets of the entity will be treated as assets of the plan investor unless certain exceptions not applicable here apply.

     Under the Plan Assets Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." If the notes are not treated as equity interests in the issuing entity for purposes of the Plan Assets Regulation, a plan's investment in the notes would not cause the assets of the issuing entity to be deemed plan assets. If the notes are deemed to be equity interests in the issuing entity, the issuing entity could be considered to hold plan assets because of a plan's investment in the notes. In that event, the master servicer and other persons exercising management or discretionary control over the assets of the issuing entity or providing services with respect to those assets would be deemed to be fiduciaries or other parties in interest with respect to investing plans and thus subject to the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code and, in the case of fiduciaries, to the fiduciary responsibility provisions of Title I of ERISA, with respect to transactions involving the issuing entity's assets. We cannot assure you that any statutory, regulatory, or administrative exemption will apply to all prohibited transactions that might arise in connection with the purchase or holding of an equity interest in the issuing entity by a plan. However, based on the features of the notes (other than the interest only notes), their ratings, the issuing entity believes that the notes (other than the interest only notes) should be treated as indebtedness without substantial equity features for ERISA purposes. Because of their features it is likely that the interest only notes, if issued, will be deemed to be equity interest in the issuer.

     Prohibited Transactions. Without regard to whether the notes are considered to be equity interests in the issuing entity, certain affiliates of the issuing entity might be considered or might become parties in interest or disqualified persons with respect to a plan. In this case, the acquisition and holding of notes by or on behalf of the plan could be considered to give rise to a prohibited transaction within the meaning of ERISA and the Code, unless they were subject to one or more exemptions such as Prohibited Transaction Class Exemption ("PTCE") 84-14, which exempts certain transactions effected on behalf of a plan by a "qualified professional asset manager"; PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; or PTCE 96-23, which exempts certain transactions effected on behalf of a plan by certain "in-house asset managers." Each purchaser or transferee of a note (other than the interest only notes) that is a plan investor shall be deemed to have represented that the relevant conditions for exemptive relief under at least one of the foregoing exemptions or a similar exemption have been satisfied. Prospective transferees and purchasers should consider that a prohibited transaction exemption may not apply to all prohibited transactions that may arise in connection with a plan's investment in the notes (other than the interest only notes).

     The issuing entity, the master servicer, a servicer, the indenture trustee, and the underwriter of the notes (other than the interest only notes) may be the sponsor of or investment advisor with respect to one or more plans. Because they may receive certain benefits in connection with the sale of the notes, the purchase of notes using plan assets over which any of them has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, any plan for which the issuing entity, the master servicer, a servicer, the indenture trustee, the underwriter of the notes, or any of their respective affiliates:

     o has investment or administrative discretion with respect to plan assets;

     o has authority or responsibility to give, or regularly gives, investment advice with respect to plan assets, for a fee and pursuant to an agreement or understanding that the advice (i) will serve as a primary basis for investment decisions with respect to plan assets, and (ii) will be based on the particular investment needs for the plan; or

     o is an employer maintaining or contributing to the plan,

should discuss with counsel whether an investment in the notes by the plan may give rise to a violation of ERISA.

     The sale of notes (other than the interest only notes) to a plan is in no respect a representation by the issuing entity or the underwriter of the notes that this investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that this investment is appropriate for plans generally or any particular plan.

     Any plan investor proposing to invest in the notes should consult with its counsel to confirm that the investment will not result in a prohibited transaction that is not subject to an exemption and will satisfy the other requirements of ERISA and the Code applicable to plans.

Interest Only Notes

     If interest only notes are issued, they may be deemed to be equity interests for purposes of the Plan Assets Regulation, and may not be purchased by, on behalf of or with plan assets of an employee benefit plan or other plan or arrangement that is subject to ERISA or to Section 4975 of the Code.


                        Legal Investment Considerations

     Although, as a condition to the issuance of any series of notes, the notes will be rated in the highest rating category of each of the rating agencies, the notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, because the mortgages securing the mortgage loans are not first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans may not be legally authorized to invest in the notes, which, because they evidence interests in a pool that includes junior mortgage loans, are not "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984. See "Legal Investment" in the accompanying prospectus.

                            Index of Defined Terms


Assignment Event..........................................................S-30

Countrywide...............................................................S-24

Countrywide Bank..........................................................S-26

debt-to-income ratio......................................................S-28

Defective Mortgage Loans..................................................S-32

Determination Date........................................................S-33

Eligible Account..........................................................S-33

Eligible Investment.......................................................S-33

Eligible Substitute Mortgage Loan.........................................S-31

ERISA.....................................................................S-56

Events of Servicing Termination...........................................S-40

Interest Shortfall Deposit................................................S-32

originators...............................................................S-26

Plan Assets Regulation....................................................S-56

PTCE......................................................................S-57

Rapid Amortization Event..................................................S-47

Related Documents.........................................................S-29

SEC..........................................................................1

TIA.......................................................................S-53

Transfer Date.............................................................S-36

Transfer Deficiency.......................................................S-46

Transfer Deposit Amount...................................................S-46

Treasury Bank.............................................................S-55

Voting Rights.............................................................S-51

                                                                     Exhibit A
                                                                     ---------



                                  Prospectus

PROSPECTUS
                                  CWHEQ, INC.
                                   Depositor

                            Asset Backed Securities
                             (Issuable in Series)


Please carefully                  The Trusts
consider our
discussion of some of             Each trust will be established to hold assets in its trust fund transferred to
the risks of investing            it by CWHEQ, Inc. The assets in each trust fund will be specified in the
in the securities under           prospectus supplement for the particular trust and will generally consist of:
"Risk Factors"
beginning on page 5.              o   mortgage loans secured by first and/or subordinate liens on one- to four-family residential properties; or

The securities will               o   closed-end or revolving home equity lines of credit, secured in whole or in
represent obligations of              part by first and/or subordinate liens on one- to four-family residential
the related trust fund                properties; or
only and will not
represent an interest in          o   home improvement loans, secured by first or subordinate liens on one- to
or obligation of                      four-family residential properties or by personal property security
CWHEQ, Inc., any                      interests, and home improvement sales contracts, secured by personal
seller, servicer, or any of           property security interests.
their affiliates.

The Securities

CWHEQ, Inc. will sell either certificates or notes pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having its own distinct designation. Each series will be issued in one or more classes and each class will evidence beneficial ownership of (in the case of certificates) or a right to receive payments supported by (in the case of notes) a specified portion of future payments on the assets in the trust fund that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

Credit Enhancement

If the securities have any type of credit enhancement, the prospectus supplement for the related series will describe the credit enhancement. The types of credit enhancement are generally described in this prospectus.

Offers of Securities

The securities may be offered through several different methods, including offerings through underwriters.

--------------------------------------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



November 15, 2006

                               Table of Contents

Important Notice About Information in This Prospectus and Each
  Accompanying Prospectus Supplement.........................................4
Risk Factors.................................................................5
The Trust Fund..............................................................19
    General.................................................................19
    The Loans...............................................................20
    Substitution of Trust Fund Assets.......................................24
    Available Information...................................................24
    Incorporation of Certain Documents by Reference; Reports
      Filed with the SEC....................................................25
    Reports to Securityholders..............................................26
Use of Proceeds.............................................................26
The Depositor...............................................................26
Loan Program................................................................26
    Underwriting Standards..................................................26
    Qualifications of Sellers...............................................28
    Representations by Sellers; Repurchases.................................28
Static Pool Data............................................................30
Description of the Securities...............................................30
    General.................................................................31
    Distributions on Securities.............................................33
    Advances................................................................35
    Reports to Securityholders..............................................36
    Categories of Classes of Securities.....................................37
    Indices Applicable to Floating Rate and Inverse Floating
      Rate Classes..........................................................40
    Book-Entry Registration of Securities...................................43
Credit Enhancement..........................................................48
    General.................................................................48
    Subordination...........................................................49
    Letter of Credit........................................................50
    Insurance Policies, Surety Bonds and Guaranties.........................50
    Overcollateralization and Excess Cash Flow..............................51
    Reserve Accounts........................................................51
    Pool Insurance Policies.................................................51
    Financial Instruments...................................................53
    Cross Support...........................................................53
Yield, Maturity and Prepayment Considerations...............................54
    Prepayments on Loans....................................................54
    Prepayment Effect on Interest...........................................56
    Delays in Realization on Property; Expenses of Realization..............56
    Optional Purchase.......................................................57
    Prepayment Standards or Models..........................................57
    Yield...................................................................57
The Agreements..............................................................57
    Assignment of the Trust Fund Assets.....................................57
    Payments on Loans; Deposits to Security Account.........................60
    Pre-Funding Account.....................................................63
    Sub-Servicing by Sellers................................................65
    Collection Procedures...................................................65
    Hazard Insurance........................................................67
    Realization Upon Defaulted Loans........................................69
    Servicing and Other Compensation and Payment of Expenses................71
    Evidence as to Compliance...............................................72
    Certain Matters Regarding the Master Servicer and the
      Depositor.............................................................73
    Events of Default; Rights Upon Event of Default.........................73
    Amendment...............................................................77
    Termination; Optional Termination.......................................78
    The Trustee.............................................................79
Certain Legal Aspects of the Loans..........................................79
    General.................................................................79
    Foreclosure.............................................................80
    Environmental Risks.....................................................83
    Rights of Redemption....................................................84
    Anti-Deficiency Legislation and Other Limitations On Lenders............85
    Due-On-Sale Clauses.....................................................86
    Enforceability of Prepayment and Late Payment Fees......................86
    Applicability of Usury Laws.............................................87
    Home Improvement Finance................................................87
    Servicemembers Civil Relief Act.........................................88
    Junior Mortgages and Rights of Senior Mortgagees........................89
    Other Loan Provisions and Lender Requirements...........................89
    Priority of Additional Advances.........................................90
    The Title I Program.....................................................90
    Consumer Protection Laws................................................93
Material Federal Income Tax Consequences....................................95
    General.................................................................95
    Taxation of Debt Securities.............................................95
    Taxation of the REMIC and Its Holders..................................100
    REMIC Expenses; Single Class REMICs....................................101
    Taxation of the REMIC..................................................101
    Taxation of Holders of REMIC Residual Interests........................102
    Administrative Matters.................................................107
    Tax Status as a Grantor Trust..........................................107

    Sale or Exchange.......................................................110
    Miscellaneous Tax Aspects..............................................110
    Tax Treatment of Foreign Investors.....................................111
    Tax Characterization of the Trust Fund as a Partnership................112
    Tax Consequences to Holders of the Notes...............................113
    Tax Consequences to Holders of the Certificates........................115
Other Tax Considerations...................................................119
ERISA Considerations.......................................................119
Legal Investment...........................................................124
Method of Distribution.....................................................126
Legal Matters..............................................................127
Financial Information......................................................127
Rating.....................................................................127
Index of Defined Terms.....................................................129

        Important Notice About Information in This Prospectus and Each
                      Accompanying Prospectus Supplement

      Information about each series of securities is contained in two separate documents:

      o this prospectus, which provides general information, some of which may not apply to a particular series; and

      o the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

      You should rely only on the information in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

                                --------------

      If you require additional information, the mailing address of our principal executive offices is CWHEQ, Inc., 4500 Park Granada, Calabasas, California 91302 and the telephone number is (818) 225-3000. For other means of acquiring additional information about us or a series of securities, see "The Trust Fund -Available Information" and "--Incorporation of Certain Documents by Reference; Reports Filed with the SEC" beginning on page 24.

                                 Risk Factors

      You should carefully consider the following information since it identifies significant risks associated with an investment in the securities.

Limited Source of Payments - No          The applicable prospectus supplement may provide that securities will
Recourse to Sellers, Depositor           be payable from other trust funds in addition to their associated
or Servicer                              trust fund, but if it does not, they will be payable solely from their associated trust fund. If the trust fund does not have sufficient assets to distribute the full amount due to you as a securityholder, your yield will be impaired, and perhaps even the return of your principal may be impaired, without your having recourse to anyone else. Furthermore, at the times specified in the applicable prospectus supplement, certain assets of the trust fund may be released and paid out to other people, such as the depositor, a servicer, a credit enhancement provider, or any other person entitled to payments from the trust fund. Those assets will no longer be available to make payments to you. Those payments are generally made after other specified payments that may be set forth in the applicable prospectus supplement have been made.

                                         You will not have any recourse against the depositor or any servicer if you do not receive a required distribution on the securities. Nor will you have recourse against the assets of the trust fund of any other series of securities.

                                         The securities will not represent an interest in the depositor, any servicer, any seller to the depositor, or anyone else except the trust fund. The only obligation of the depositor to a trust fund comes from certain representations and warranties made by it about assets transferred to the trust fund. If these representations and warranties turn out to be untrue, the depositor may be required to repurchase some of the transferred assets. CWHEQ, Inc., which is the depositor, does not have significant assets and is unlikely to have significant assets in the future. So if the depositor were required to repurchase a loan because of a breach of a representation, its only sources of funds for the repurchase would be:

                                              o   funds obtained from enforcing a corresponding obligation of a seller or originator of the loan, or

                                              o   funds from a reserve fund or similar credit enhancement
                                                  established to pay for loan repurchases.

                                         The only obligations of the master servicer to a trust fund (other than its master servicing obligations) comes from



                                                      5

                                         certain representations and warranties made by it in connection with its loan servicing activities. If these representations and warranties turn out to be untrue, the master servicer may be required to repurchase or substitute for some of the loans. However, the master servicer may not have the financial ability to make the required repurchase or substitution.

                                         The only obligations to a trust fund of a seller of loans to the depositor comes from certain representations and warranties made by it in connection with its sale of the loans and certain document delivery requirements. If these representations and warranties turn out to be untrue, or the seller fails to deliver required documents, it may be required to repurchase or substitute for some of the loans.
                                         However, the seller may not have the financial ability to make the required repurchase or substitution.

Credit Enhancement May Not Be            Credit enhancement is intended to reduce the effect of loan losses.
Sufficient to Protect You from Losses    But credit enhancements may benefit only some classes of a series of securities and the amount of any credit enhancement will be limited as described in the related prospectus supplement. Furthermore, the amount of a credit enhancement may decline over time pursuant to a schedule or formula or otherwise, and could be depleted from payments or for other reasons before the securities covered by the credit enhancement are paid in full. In addition, a credit enhancement may not cover all potential sources of loss. For example, a credit enhancement may or may not cover fraud or negligence by a loan originator or other parties. Also, all or a portion of the credit enhancement may be reduced, substituted for or even eliminated so long as the rating agencies rating the securities indicate that the change in credit enhancement would not cause them to change adversely their rating of the securities. Consequently, securityholders may suffer losses even though a credit enhancement exists and its provider does not default.



                                                      6

Nature of Mortgages                      Certain mortgages and deeds of trust securing the loans will be
   Junior Status of Liens Securing       junior liens subordinate to the rights of the mortgagee under the
   Loans Could Adversely Affect You      related senior mortgage(s) or deed(s) of trust. Accordingly, the proceeds from any liquidation, insurance or condemnation proceeds will be available to satisfy the outstanding balance of the junior lien only to the extent that the claims of the related senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, if a junior mortgagee forecloses on the property securing a junior mortgage, it forecloses subject to any senior mortgage and must take one of the following steps to protect its interest in the property:

                                              o   pay the senior mortgage in full at or prior to the
                                                  foreclosure sale, or

                                              o   assume the payments on the senior mortgage in the event the mortgagor is in default under the senior mortgage.

                                         The trust fund may effectively be prevented from foreclosing on the related property since it will have no funds to satisfy any senior mortgages or make payments due to any senior mortgagees.

                                         Some states have imposed legal limits on the remedies of a secured lender in the event that the proceeds of any sale under a deed of trust or other foreclosure proceedings are insufficient to pay amounts owed to that secured lender. In some states, including
                                         California, if a lender simultaneously originates a loan secured by a senior lien on a particular property and a loan secured by a junior lien on the same property, that lender as the holder of the junior lien may be precluded from obtaining a deficiency judgment with respect to the excess of:

                                              o   the aggregate amount owed under both the senior and junior loans over

                                              o   the proceeds of any sale under a deed of trust or other
                                                  foreclosure proceedings.

                                         See "Certain Legal Aspects of the Loans -- Anti-Deficiency
                                         Legislation; Bankruptcy Laws; Tax Liens."

   Cooperative Loans May Experience      Cooperative loans are evidenced by promissory notes secured by
   Relatively Higher Losses              security interests in shares issued by private corporations that are entitled to be treated as housing cooperatives under the Internal
                                         Revenue Code and in the related proprietary leases or occupancy agreements granting exclusive rights to



                                                      7

                                         occupy specific dwelling units in the corporations' buildings.

                                         If a blanket mortgage (or mortgages) exists on the cooperative apartment building and/or underlying land, as is generally the case, the cooperative, as property borrower, is responsible for meeting these mortgage or rental obligations. If the cooperative is unable to meet the payment obligations arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans.

                                         If an underlying lease of the land exists, as is the case in some instances, the cooperative is responsible for meeting the related rental obligations. If the cooperative is unable to meet its obligations arising under its land lease, the holder of the land lease could terminate the land lease and all subordinate proprietary leases and occupancy agreements. The termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual
                                         tenant-stockholder of the cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans. A land lease also has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative's interest in the property and termination of all proprietary leases and occupancy agreements which could eliminate or significantly diminish the value of the related collateral.

                                         In addition, if the corporation issuing the shares related to the cooperative loans fails to qualify as a cooperative housing corporation under the Internal Revenue Code, the value of the collateral securing the cooperative loan could be significantly impaired because the tenant-stockholders would not be permitted to deduct its proportionate share of certain interest expenses and real estate taxes of the corporation.

                                         The cooperative shares and proprietary lease or occupancy agreement pledged to the lender are, in almost all cases, subject to restrictions on transfer, including obtaining the consent of the cooperative housing corporation prior to the transfer, which may impair the value of the collateral after a default by the borrower due to an inability to find a transferee



                                                      8

                                         acceptable to the related housing corporation.

   Home Improvement Loans Secured by     A borrower's obligations under a home improvement loan may be secured
   Personal Property May Experience      by the personal property which was purchased with the proceeds of the
   Relatively Higher Losses              home improvement loan. The liquidation value of the related personal property is likely to be significantly less than the original purchase price of that property. In the event that the borrower on a home improvement loan defaults while a significant portion of the loan is outstanding, it is likely that the amount recovered from the sale of the related personal property will be insufficient to pay the related liquidation expenses and satisfy the remaining unpaid balance of the related loan. In that case, one or more classes of securities will suffer a loss. See "Certain Legal Aspects of the Loans -- Home
                                         Improvement Finance" for a description of certain legal issues related to home improvement loans.

   Declines in Property Values May       The value of the properties underlying the loans held in the trust
   Adversely Affect You                  fund may decline over time. Among the factors that could adversely affect the value of the properties are:

                                              o   an overall decline in the residential real estate market in the areas in which they are located,

                                              o   a decline in their general condition from the failure of
                                                  borrowers to maintain their property adequately, and

                                              o   natural disasters that are not covered by insurance, such as earthquakes and floods.

                                         In the case of loans secured by subordinate liens, declining property values could diminish or extinguish the value of a junior mortgage before reducing the value of a senior mortgage on the same property.

                                         If property values decline, the actual rates of delinquencies, foreclosures, and losses on all underlying loans could be higher than those currently experienced in the mortgage lending industry in general. These losses, to the extent not otherwise covered by a credit enhancement, will be borne by the holder of one or more classes of securities.

   Delays in Liquidation May Adversely   Even if the properties underlying the loans held in the trust fund
   Affect You                            provide adequate security for the loans, substantial delays could occur before defaulted loans are liquidated and their proceeds are forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses of other



                                                      9

                                         lawsuits if defenses or counterclaims are made, sometimes requiring several years to complete. Furthermore, an action to obtain a deficiency judgment is regulated by statutes and rules, and the amount or availability of a deficiency judgment may be limited by law. In the event of a default by a borrower, these restrictions may impede the ability of the servicer to foreclose on or to sell the mortgaged property or to obtain a deficiency judgment to obtain sufficient proceeds to repay the loan in full.

                                         In addition, the servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover on the defaulted loan, including legal and appraisal fees and costs, real estate taxes, and property maintenance and preservation expenses.

                                         In the event that:

                                              o   the mortgaged properties fail to provide adequate security for the related loans,

                                              o   if applicable to a series as specified in the related
                                                  prospectus supplement, excess cashflow (if any) and
                                                  overcollateralization (if any) is insufficient to cover
                                                  these shortfalls,

                                              o   if applicable to a series as specified in the related
                                                  prospectus supplement, the subordination of certain classes are insufficient to cover these shortfalls, and

                                              o   with respect to the securities with the benefit of an
                                                  insurance policy as specified in the related prospectus
                                                  supplement, the credit enhancement provider fails to make
                                                  the required payments under the related insurance policies,

                                         you could lose all or a portion of the money you paid for the securities and could also have a lower yield than anticipated at the time you purchased the securities.

   Disproportionate Effect of            Liquidation expenses of defaulted loans generally do not vary
   Liquidation Expenses May Adversely    directly with the outstanding principal balance of the loan at the
   Affect You                            time of default. Therefore, if a servicer takes the same steps for a defaulted loan having a small remaining principal balance as it does for a defaulted loan having a large remaining principal balance, the amount realized after expenses is smaller as a percentage of the outstanding principal balance of the small loan than it is for the defaulted loan having a large remaining principal balance.



                                                      10

   Consumer Protection Laws May          Federal, state and local laws extensively regulate various aspects of
   Adversely Affect You                  brokering, originating, servicing and collecting loans secured by consumers' dwellings. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices. In addition, licensing requirements may be imposed on persons that broker, originate, service or collect loans secured by consumers' dwellings.

                                         Additional requirements may be imposed under federal, state or local laws on so-called "high cost mortgage loans," which typically are defined as loans secured by a consumer's dwelling that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment charges, or the ability of a creditor to refinance a loan unless it is in the borrower's interest. In addition, certain of these laws may allow claims against loan brokers or originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the loans, such as the trust fund.

                                         The federal laws that may apply to loans held in the trust fund include the following:

                                              o   the Truth in Lending Act and its regulations, which (among other things) require disclosures to borrowers regarding the terms of loans and provide consumers who pledged their
                                                  principal dwelling as collateral in a non-purchase money
                                                  transaction with a right of rescission that generally
                                                  extends for three days after proper disclosures are given;

                                              o   the Home Ownership and Equity Protection Act and its
                                                  regulations, which (among other things) imposes additional disclosure requirements and limitations on loan terms with respect to non-purchase money, installment loans secured by the consumer's principal dwelling that have interest rates or origination costs in excess of prescribed levels;

                                              o   the Home Equity Loan Consumer Protection Act and its
                                                  regulations, which (among other things) limit changes that may be made to open-end loans secured by the consumer's
                                                  dwelling, and restricts the ability to accelerate balances or suspend credit privileges on those loans;



                                                      11

                                              o   the Real Estate Settlement Procedures Act and its
                                                  regulations, which (among other things) prohibit the payment of referral fees for real estate settlement services
                                                  (including mortgage lending and brokerage services) and
                                                  regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers;

                                              o   the Equal Credit Opportunity Act and its regulations, which
                                                  (among other things) generally prohibit discrimination in
                                                  any aspect of credit transaction on certain enumerated
                                                  basis, such as age, race, color, sex, religion, marital
                                                  status, national origin or receipt of public assistance;

                                              o   the Federal Trade Commission's Rule on Preservation of
                                                  Consumer Claims and Defenses, which generally provides that the rights of an assignee of a conditional sales contract
                                                  (or of certain lenders making purchase money loans) to
                                                  enforce a consumer credit obligation are subject to the
                                                  claims and defenses that the consumer could assert against the seller of goods or services financed in the credit
                                                  transaction; and

                                              o   the Fair Credit Reporting Act, which (among other things)
                                                  regulates the use of consumer reports obtained from consumer reporting agencies and the reporting of payment histories to consumer reporting agencies.

                                         The penalties for violating these federal, state, or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

                                         Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in secondary market transactions, including assignees that hold the loans, such as the trust fund. Losses on loans from the application of these federal, state and local laws that are not



                                                      12

                                         otherwise covered by one or more forms of credit enhancement will be borne by the holders of one or more classes of securities.
                                         Additionally, the trust may experience losses arising from lawsuits related to alleged violations of these laws, which, if not covered by one or more forms of credit enhancement or the related seller, will be borne by the holders of one or more classes of securities.

   Losses on Balloon Payment             Some of the mortgage loans held in the trust fund may not be fully
   Mortgages Are Borne by You            amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Loans with balloon payments involve a greater degree of risk than fully amortizing loans because typically the borrower must be able to refinance the loan or sell the property to make the balloon payment at maturity. The ability of a borrower to do this will depend on factors such as mortgage rates at the time of sale or refinancing, the borrower's equity in the property, the relative strength of the local housing market, the financial condition of the borrower, and tax laws. Losses on these loans that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.

Your Risk of Loss May Be Higher          The trust fund may also include loans that were originated with
Than You Expect If Your Securities       loan-to-value ratios or combined loan-to-value ratios in excess of
Are Backed by Partially Unsecured        the value of the related mortgaged property. Under these
Loans                                    circumstances, the trust fund could be treated as a general unsecured creditor as to any unsecured portion of any related loan. In the event of a default under a loan that is unsecured in part, the trust fund will have recourse only against the borrower's assets generally for the unsecured portion of the loan, along with all other general unsecured creditors of the borrower.


Impact of World Events                   The economic impact of the United States' military operations in Iraq and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. We can give no assurance as to the effect of these events on consumer confidence and the performance of the loans held by trust fund. Any adverse impact resulting from these events would be borne by the holders of one or more classes of the securities.

                                         United States military operations also increase the likelihood of shortfalls under the Servicemembers Civil Relief Act or similar state laws (referred to as the "Relief Act" ). The Relief Act provides relief to borrowers who enter active military service and to borrowers in reserve status who are



                                                      13

                                         called to active duty after the origination of their loan. The Relief
                                         Act provides generally that these borrowers may not be charged interest on a loan in excess of 6% per annum during the period of the borrower's active duty. These shortfalls are not required to be paid by the borrower at any future time and will not be advanced by the servicer, unless otherwise specified in the related prospectus supplement. To the extent these shortfalls reduce the amount of interest paid to the holders of securities with the benefit of an insurance policy, unless otherwise specified in the related prospectus supplement, they will not be covered by the related insurance policy. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected loan during the borrower's period of active duty status, and, under some circumstances, during an additional period thereafter.

                                         In addition, pursuant to the laws of various states, under certain circumstances, payments on mortgage loans by residents in such states who are called into active duty with the National Guard or the reserves will be deferred. These state laws may also limit the ability of the servicer to foreclose on the related mortgaged property. This could result in delays or reductions in payment and increased losses on the mortgage loans which would be borne by the securityholders.

You Could Be Adversely Affected by       Federal, state, and local laws and regulations impose a wide range of
Violations of Environmental Laws         requirements on activities that may affect the environment, health, and safety. In certain circumstances, these laws and regulations impose obligations on "owners" or "operators" of residential properties such as those that secure the loans held in the trust fund. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust if it were to be considered an "owner" or "operator" of the related property. A property "owner" or "operator" can also be held liable for the cost of investigating and remediating contamination, regardless of fault, and for personal injury or property damage arising from exposure to contaminants.

                                         In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Also, a mortgage lender may be held liable as an "owner" or "operator" for costs associated with the release of hazardous substances from a site, or petroleum from an underground storage tank, under certain
                                         circumstances. If the trust were to be considered the "owner" or
                                         "operator" of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.



                                                      14

Ratings of The Securities Do Not         Any class of securities issued under this prospectus and the
Assure Their Payment                     accompanying prospectus supplement will be rated in one of the rating categories that signifies investment grade by at least one nationally recognized rating agency. A rating is based on the adequacy of the value of the trust assets and any credit enhancement for that class, and reflects the rating agency's assessment of how likely it is that holders of the class of securities will receive the payments to which they are entitled. A rating does not constitute an assessment of how likely it is that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated, or the likelihood that the securities will be redeemed early. A rating is not a recommendation to purchase, hold, or sell securities because it does not address the market price of the securities or the suitability of the securities for any particular investor.

                                         A rating may not remain in effect for any given period of time and the rating agency could lower or withdraw the rating entirely in the future. For example, the rating agency could lower or withdraw its rating due to:

                                              o   a decrease in the adequacy of the value of the trust assets or any related credit enhancement,

                                              o   an adverse change in the financial or other condition of a credit enhancement provider, or

                                              o   a change in the rating of the credit enhancement provider's long-term debt.

                                         The amount, type, and nature of credit enhancement established for a class of securities will be determined on the basis of criteria established by each rating agency rating classes of the securities.
                                         These criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. That analysis is often the basis upon which each rating agency determines the amount of credit enhancement required for a class. The historical data supporting any actuarial analysis may not accurately reflect future experience, and the data derived from a large pool of similar loans may not accurately predict the delinquency, foreclosure, or loss experience of any particular pool of mortgage loans. Mortgaged properties may not retain their values. If residential real estate markets experience an overall decline in property values such that the outstanding principal balances of the loans held in a particular trust fund and any secondary financing on the related mortgaged properties become equal to or greater than the value of the mortgaged properties, the rates of delinquencies,



                                                      15

                                         foreclosures, and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions may affect timely payment by mortgagors on their loans whether or not the conditions affect real property values and, accordingly, the rates of delinquencies, foreclosures, and losses in any trust fund. Losses from this that are not covered by a credit enhancement will be borne, at least in part, by the holders of one or more classes of securities.

Book-Entry Registration                  Securities issued in book-entry form may have only limited liquidity
   Limit on Liquidity                    in the resale market, since investors may be unwilling to purchase securities for which they cannot obtain physical instruments.

   Limit on Ability to Transfer or       Transactions in book-entry securities can be effected only through
   Pledge                                The Depository Trust Company, its participating organizations, its indirect participants, and certain banks. Therefore, your ability to transfer or pledge securities issued in book-entry form may be limited.

   Delays in Distributions               You may experience some delay in the receipt of distributions on book-entry securities since the distributions will be forwarded by the trustee to The Depository Trust Company for it to credit the accounts of its participants. In turn, these participants will then credit the distributions to your account either directly or indirectly through indirect participants.

Secondary Market for the Securities      The related prospectus supplement for each series will specify the
May Not Exist                            classes in which the underwriter intends to make a secondary market, but no underwriter will have any obligation to do so. We can give no assurance that a secondary market for the securities will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your securities readily or at prices that will enable you to realize your desired yield. The market values of the securities are likely to fluctuate. Fluctuations may be significant and could result in significant losses to you.

                                         The secondary markets for asset backed securities have experienced periods of illiquidity and can be expected to do so in the future.
                                         Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Bankruptcy or Insolvency May Affect      Each seller and the depositor will take steps to structure the
the Timing and Amount of                 transfer of the loans held in the trust fund by the seller to the



                                                      16

Distributions on the Securities          depositor as a sale. The depositor and the trust fund will take steps to structure the transfer of the loans from the depositor to the trust fund as a sale. If these characterizations are correct, then if the seller were to become bankrupt, the loans would not be part of the seller's bankruptcy estate and would not be available to the seller's creditors. On the other hand, if the seller becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the seller, secured by a pledge of the loans. Presenting this position to a bankruptcy court could prevent timely payments on the securities and even reduce the payments on the securities. Additionally, if that argument is successful, the bankruptcy trustee could elect to sell the loans and pay down the securities early. Thus, you could lose the right to future payments of interest, and might suffer reinvestment losses in a lower interest rate environment.

                                         Similarly, if the characterizations of the transfers as sales are correct, then if the depositor were to become bankrupt, the loans would not be part of the depositor's bankruptcy estate and would not be available to the depositor's creditors. On the other hand, if the depositor becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the depositor, secured by a pledge of the loans.
                                         Presenting this position to a bankruptcy court could prevent timely payments on the securities and even reduce the payments on the securities.

                                         If the master servicer becomes bankrupt, the bankruptcy trustee may have the power to prevent the appointment of a successor master servicer. Any related delays in servicing could result in increased delinquencies or losses on the loans. The period during which cash collections may be commingled with the master servicer's own funds before each distribution date for securities will be specified in the applicable prospectus supplement. If the master servicer becomes bankrupt and cash collections have been commingled with the master servicer's own funds, the trust fund will likely not have a perfected interest in those collections. In this case the trust might be an unsecured creditor of the master servicer as to the commingled funds and could recover only its share as a general creditor, which might be nothing. Collections that are not commingled but still in an account of the master servicer might also be included in the bankruptcy estate of the master servicer even though the trust may have a perfected security interest in them. Their inclusion in the bankruptcy estate of the master servicer may result in delays in payment and failure to pay amounts due on the securities.



                                                      17

                                         Federal and state statutory provisions affording protection or relief to distressed borrowers may affect the ability of the secured mortgage lender to realize upon its security in other situations as well. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. And in certain instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the mortgage loan repayment schedule for under-collateralized mortgage loans. The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying securities and even to reduce the aggregate amount of payments on the loans underlying securities.

The Principal Amount of Securities       The market value of the assets relating to a series of securities at
May Exceed the Market Value of the       any time may be less than the principal amount of the securities of
Trust Fund Assets                        that series then outstanding, plus accrued interest. In the case of a series of notes, after an event of default and a sale of the assets relating to a series of securities, the trustee, the master servicer, the credit enhancer, if any, and any other service provider specified in the related prospectus supplement generally will be entitled to receive the proceeds of that sale to the extent of unpaid fees and other amounts owing to them under the related transaction document prior to distributions to securityholders. Upon any sale of the assets in connection with an event of default, the proceeds may be insufficient to pay in full the principal of and interest on the securities of the related series.

                                         Certain capitalized terms are used in this prospectus to assist you in understanding the terms of the securities. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index to Defined Terms" beginning on page 129.

                                The Trust Fund

        General

      The securities of each series will represent interests in the assets of the related trust fund, and the notes of each series will be secured by the pledge of the assets of the related trust fund. The trust fund for each series will be held by the trustee for the benefit of the related securityholders. Each trust fund will consist of the trust fund assets (the "Trust Fund Assets") consisting of a pool comprised of loans as specified in the related prospectus supplement, together with payments relating to those loans as specified in the related prospectus supplement.*

      The pool will be created on the first day of the month of the issuance of the related series of securities or on another date specified in the related prospectus supplement. The securities will be entitled to payment from the assets of the related trust fund or funds or other assets pledged for the benefit of the securityholders, as specified in the related prospectus supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor.*

      The Trust Fund Assets will be acquired by the depositor, either directly or through affiliates, from originators or sellers which may be affiliates of the depositor (the "Sellers"), and conveyed without recourse by the depositor to the related trust fund. Loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under "Loan Program - Underwriting Standards" or as otherwise described in the related prospectus supplement. See "Loan Program - Underwriting Standards."

      The depositor will cause the Trust Fund Assets to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. The master servicer named in the related prospectus supplement will service the Trust Fund Assets, either directly or through other servicing institutions called sub-servicers, pursuant to a pooling and servicing agreement (each, a "Pooling and Servicing Agreement") among the depositor, the master servicer and the trustee with respect to a series consisting of certificates, or a sale and servicing agreement (each, a "Sale and Servicing Agreement") between the depositor, the trust, the master servicer and the sponsor, and the indenture trustee with respect to a series consisting of notes. The master servicer will receive a fee for these services. See "Loan Program" and "The Agreements." With respect to loans serviced by the master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related Agreement as if the master servicer alone were servicing those loans.

      If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a business trust, statutory trust or common law trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement (each, a "Trust Agreement") between the depositor and the trustee of the trust fund.

      As used in this prospectus, "Agreement" means, with respect to a series consisting of certificates, the Pooling and Servicing Agreement, and with respect to a series consisting of notes, the Trust Agreement, the Indenture and the Sale and Servicing Agreement, as the context requires.


-------------------------
* Whenever the terms pool, certificates, notes and securities are used in this prospectus, those terms will be considered to apply, unless the context indicates otherwise, to one specific pool and the securities of one series including the certificates representing undivided interests in, and/or notes secured by the assets of, a single trust fund consisting primarily of the loans in that pool. Similarly, the term "Pass-Through Rate" will refer to the pass-through rate borne by the certificates and the term interest rate will refer to the interest rate borne by the notes of one specific series, as applicable, and the term trust fund will refer to one specific trust fund.

      With respect to each trust fund, prior to the initial offering of the related series of securities, the trust fund will have no assets or liabilities. No trust fund is expected to engage in any activities other than acquiring, managing and holding the related Trust Fund Assets and other assets contemplated herein and specified in the related prospectus supplement and the proceeds thereof, issuing securities and making payments and distributions thereon and certain related activities. No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

      The applicable prospectus supplement may provide for additional obligations of the depositor, but if it does not, the only obligations of the depositor with respect to a series of securities will be to obtain certain representations and warranties from the sellers and to assign to the trustee for that series of securities the depositor's rights with respect to the representations and warranties. See "The Agreements - Assignment of the Trust Fund Assets." The obligations of the master servicer with respect to the loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the sub-servicers or sellers, or both, as more fully described in this prospectus under "Loan Program - Representations by Sellers; Repurchases" and "The Agreements - Sub-Servicing By Sellers" and "- Assignment of the Trust Fund Assets") and its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to the loans in the amounts described in this prospectus under "Description of the Securities - Advances." The obligations of the master servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the related prospectus supplement.

      The following is a brief description of the assets expected to be included in the trust funds. If specific information regarding the Trust Fund Assets is not known at the time the related series of securities initially is offered, more general information of the nature described below will be provided in the related prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission (the "SEC") after the initial issuance of the related securities (the "Detailed Description").

      A copy of the Agreement with respect to each series of securities will be filed on Form 8-K after the initial issuance of the related securities and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the loans relating to the series will be attached to the Agreement delivered to the trustee upon delivery of the securities.

        The Loans

      General. Loans will consist of mortgage loans (including closed-end home equity loans), revolving home equity lines of credit (referred to in this prospectus as "revolving credit line loans") or home improvement loan contracts. For purposes of this prospectus, "home equity loans" includes "closed-end home equity loans" and "revolving credit line loans." If so specified, the loans may include cooperative apartment loans ("cooperative loans") secured by security interests in shares issued by private, non-profit, cooperative housing corporations ("cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. As more fully described in the related prospectus supplement, the loans may be "conventional" loans or loans that are insured or guaranteed by a governmental agency such as the Federal Housing Administration (the "FHA") or the Department of Veterans' Affairs (the "VA").

      The applicable prospectus supplement may specify the day on which monthly payments on the loans in a pool will be due, but if it does not, all of the mortgage loans in a pool will have monthly payments due on the first day of each month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features or combination thereof or other features described in the related prospectus supplement:

            o Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related prospectus supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of the limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the specified interest rate borne by the loan (the "Loan Rate") for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the Property or another source.

            o Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Loan Rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity, which is referred to as a "balloon payment". Principal may include interest that has been deferred and added to the principal balance of the loan.

            o Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. The terms of a loan may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

            o The loans generally may be prepaid at any time. Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for certain periods, which are called lockout periods. Certain loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due-on-sale" clauses that permit the mortgagee to demand payment of the entire loan in connection with the sale or certain transfers of the related mortgaged property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the seller.

      A trust fund may contain buydown loans that include provisions whereby a third party partially subsidizes the monthly payments of the obligors on the loans during the early years of the loans, the difference to be made up from a buydown fund contributed by the third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. Thereafter, buydown funds are applied to the applicable loan upon receipt by the master servicer of the mortgagor's portion of the monthly payment on the loan. The master servicer administers the buydown fund to ensure that the monthly allocation from the buydown fund combined with the monthly payment received from the mortgagor equals the scheduled monthly payment on the applicable loan. The underlying assumption of buydown plans is that the income of the mortgagor will increase during the buydown period as a result of normal increases in compensation and inflation, so that the mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the mortgagor initially, on annual increases in the interest rate and on the length of the buydown period.

      The real property that secures repayment of the loans is referred to as the mortgaged properties. The loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. Certain of the loans may be secured by liens that are subordinated to one or more senior liens on the related mortgaged properties as described in the related prospectus supplement. In addition to being secured by mortgages on real estate, the home improvement loan contracts may also be secured by purchase money security interests in the home improvements financed thereby. If so specified in the related prospectus supplement, the home equity loans may include loans (primarily for home improvement or debt consolidation purposes) that are in amounts in excess of the value of the related mortgaged properties at the time of origination. The mortgaged properties and the home improvements are collectively referred to in this prospectus as the "Properties." The Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

      Loans with certain Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a "Primary Mortgage Insurance Policy"). The existence, extent and duration of any coverage will be described in the applicable prospectus supplement.

      The aggregate principal balance of loans secured by Properties that are owner-occupied will be disclosed in the related prospectus supplement. The applicable prospectus supplement may provide for the basis for representations relating to Single Family Properties, but if it does not, the sole basis for a representation that a given percentage of the loans is secured by Single Family Properties that are owner-occupied will be either (i) the making of a representation by the borrower at origination of the loan either that the underlying Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Property as a primary residence or (ii) a finding that the address of the underlying Property is the borrower's mailing address.

      Single Family Loans. The mortgaged properties relating to mortgage loans (including closed-end home equity loans) will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, manufactured housing that is permanently affixed and treated as real property under local law, and certain other dwelling units ("Single Family Properties"). Single Family Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the applicable prospectus supplement may provide for the leasehold term, but if it does not, the term of the leasehold will exceed the scheduled maturity of the loan by at least five years.

      Revolving Credit Line Loans. The mortgaged properties relating to revolving credit line loans will consist of Single Family Properties. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of such loan. Principal amounts on a revolving credit line loan may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid under each revolving credit line loan from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related prospectus supplement, the trust fund will not include any amounts borrowed under a revolving credit line loan after the cut-off date. The full amount of a closed-end loan is advanced at the inception of the loan and generally is repayable in equal (or substantially equal)installments of an amount to fully amortize the loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end loans will not exceed 360 months. Under certain circumstances, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest-only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

      Home Improvement Loan Contracts. The Trust Fund Assets for a series of securities may consist, in whole or in part, of home improvement loan contracts originated by a home improvement contractor, a thrift or a commercial mortgage banker in the ordinary course of business. The home improvements securing the home improvement loan contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The home improvement loan contracts will be secured by mortgages on Single Family Properties which are generally subordinate to other mortgages on the same Property. In general, the home improvement loan contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement. The initial Loan-to-Value Ratio of a home improvement loan contract is computed in the manner described in the related prospectus supplement.

      Additional Information. Each prospectus supplement will contain information, as of the date of that prospectus supplement and to the extent then specifically known to the depositor, with respect to the loans contained in the related pool, including

            o the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the first day of the month of issuance of the related series of securities or another date specified in the related prospectus supplement called a cut-off date,

            o the type of property securing the loans (e.g., single-family residences, individual units in condominium apartment buildings or in buildings owned by cooperatives, other real property or home improvements),

            o     the original terms to maturity of the loans,

            o     the ranges of the principal balances of the loans,

            o the earliest origination date and latest maturity date of any of the loans,

            o the ranges of the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, of the loans at origination,

            o the Loan Rates or annual percentage rates ("APR") or range of Loan Rates or APRs borne by the loans, and

            o     the geographical distribution of the loans.

      If specific information respecting the loans is not known to the depositor at the time the related securities are initially offered, more general information of the nature described above will be provided in the detailed description of Trust Fund Assets.

      The "Loan-to-Value Ratio" of a loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related loan and the denominator of which is the Collateral Value of the related Property. The "Combined Loan-to-Value Ratio" of a loan at any given time is the ratio, expressed as a percentage, of (i) the sum of (a) the original principal balance of the loan (or, in the case of a revolving credit line loan, the maximum amount thereof available) and (b) the outstanding principal balance at the date of origination of the loan of any senior mortgage loan(s) or, in the case of any open-ended senior mortgage loan, the maximum available line of credit with respect to the mortgage loan, regardless of any lesser amount actually outstanding at the date of origination of the loan, to (ii) the Collateral Value of the related Property. The "Collateral Value" of the Property, other than with respect to certain loans the proceeds of which were used to refinance an existing mortgage loan (each, a "Refinance Loan"), will be calculated as described in the related prospectus supplement, but if there is no description in the related prospectus supplement, it is the lesser of
(a) the appraised value determined in an appraisal obtained by the originator at origination of the loan and (b) the sales price for the Property. In the case of Refinance Loans, the "Collateral Value" of the related Property will be calculated as described in the applicable prospectus supplement, but if the prospectus supplement contains no description, it is generally the appraised value thereof determined in an appraisal obtained at the time of refinancing.

      We can give no assurance that values of the Properties have remained or will remain at their levels on the dates of origination of the related loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the loans, and any secondary financing on the Properties, in a particular pool become equal to or greater than the value of the Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. To the extent that the losses are not covered by subordination provisions or alternative arrangements, the losses will be borne, at least in part, by the holders of the securities of the related series.

        Substitution of Trust Fund Assets

      Substitution of Trust Fund Assets will be permitted in the event of breaches of representations and warranties with respect to any original Trust Fund Asset or in the event the documentation with respect to any Trust Fund Asset is determined by the trustee to be incomplete. The period during which the substitution will be permitted generally will be indicated in the related prospectus supplement. The related prospectus supplement will describe any other conditions upon which Trust Fund Assets may be substituted for Trust Fund Assets initially included in the Trust Fund.

        Available Information

      The depositor has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), covering the securities. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of securities contain summaries of the material terms of the documents referred to in this prospectus and in the applicable prospectus supplement, but do not contain all of the information in the Registration Statement pursuant to the rules and regulations of the SEC. For further information, reference is made to the Registration Statement and its exhibits. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website that contains reports, information statements and other information regarding the registrants that file electronically with the SEC, including the depositor. The address of that Internet website is http://www.sec.gov. The depositor's SEC Securities Act file number is 333-132375.

      This prospectus and any applicable prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus and the applicable prospectus supplement nor an offer of the securities to any person in any state or other jurisdiction in which the offer would be unlawful.

        Incorporation of Certain Documents by Reference; Reports Filed with the SEC

      All distribution reports on Form 10-D and current reports on Form 8-K filed with the SEC for the trust fund referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

      The depositor or master servicer on behalf of the trust fund of the related series will file the reports required under the Securities Act and under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These reports include (but are not limited to):

o Reports on Form 8-K (Current Report), following the issuance of the series of securities of the related trust fund, including as Exhibits to the Form 8-K (1) the agreements or other documents specified in the related prospectus supplement, if applicable, (2) the Detailed Description, if applicable, regarding the related Trust Fund Assets and
      (3) the opinions related to the tax consequences and the legality of the series being issued required to be filed under applicable securities laws;

o Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

o Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the distribution date specified in the related prospectus supplement; and

o Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits.

      Neither the depositor nor the master servicer intends to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with respect to a trust fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Exchange Act. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. Each trust fund formed by the depositor will have a separate file number assigned by the SEC, which is generally not available until filing of the final prospectus supplement related to the series. Reports filed with respect to a trust fund with the SEC after the final prospectus supplement is filed will be available under trust fund's specific number, which will be a series number assigned to the SEC Securities Act file number of the depositor.

      The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the person's written request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates) and any reports filed with the SEC. Requests should be directed to the corporate trust office of the trustee specified in the accompanying prospectus supplement.

        Reports to Securityholders

      The distribution and pool performance reports filed on Form 10-D will be forwarded to each securityholder as specified in the related prospectus supplement. See "Description of the Securities -- Reports to Securityholders." All other reports filed with the SEC concerning the trust fund will be forwarded to securityholders free of charge upon written request to the trustee on behalf of any trust fund, but will not be made available through an Internet website of the depositor, the master servicer or any other party as these reports and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC and can also be viewed electronically at the Internet website of the SEC shown above under "-- Available Information."

                                Use of Proceeds

      The net proceeds to be received from the sale of the securities will be applied by the depositor to the purchase of Trust Fund Assets or will be used by the depositor for general corporate purposes. The depositor expects to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of Trust Fund Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                                 The Depositor

      CWHEQ, Inc., a Delaware corporation (the "depositor"), was incorporated in May 2003 for the limited purpose of acquiring, owning and transferring Trust Fund Assets and selling interests in them or bonds secured by them. The depositor is a limited purpose finance subsidiary of Countrywide Financial Corporation, a Delaware corporation. The depositor maintains its principal office at 4500 Park Granada, Calabasas, California 91302. Its telephone number is (818) 225-3000.

      The depositor's obligations after issuance of the securities include delivery of the Trust Fund Assets and certain related documents and instruments, repurchasing Trust Fund Assets in the event of certain breaches of representations or warranties made by the depositor, providing tax-related information to the Trustee and maintaining the trustee's first priority perfected security interest in the Trust Fund Assets.

      Neither the depositor nor any of the depositor's affiliates will insure or guarantee distributions on the securities of any series.

                                 Loan Program

      The loans will have been purchased by the depositor, either directly or through affiliates, from sellers. The applicable prospectus supplement may provide for the underwriting criteria used in originating the loans, but if it does not, the loans so acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under "Underwriting Standards."

        Underwriting Standards

      The applicable prospectus supplement may provide for the seller's representations and warranties relating to the loans, but if it does not, each seller will represent and warrant that all loans originated and/or sold by it to the depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans. As to any loan insured by the FHA or partially guaranteed by the VA, the seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

      Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the related Property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information, including the principal balance and payment history with respect to any senior mortgage, if any. The applicable prospectus supplement may specify whether that credit information will be verified by the seller, but if it does not, the credit information supplied by the borrower will be verified by the related seller. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer) which verification reports, among other things, the length of employment with that organization and the borrower's current salary. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

      In determining the adequacy of the property to be used as collateral, an appraisal will generally be made of each property considered for financing. Except as described in the related prospectus supplement, an appraiser is generally required to inspect the property, issue a report on its condition and, if applicable, verify construction, if new, has been completed. The appraisal is generally based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. The value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

      The maximum loan amount will vary depending upon a borrower's credit grade and loan program but will not generally exceed $1,000,000. Variations in maximum loan amount limits will be permitted based on compensating factors. Compensating factors may generally include, to the extent specified in the related prospectus supplement, low loan-to-value ratio, low debt-to-income ratio, stable employment, favorable credit history and the nature of the underlying first mortgage loan, if applicable.

      Each seller's underwriting standards will generally permit loans with loan-to-value ratios at origination of up to 100% depending on the loan program, type and use of the property, creditworthiness of the borrower and debt-to-income ratio. If so specified in the related prospectus supplement, a seller's underwriting criteria may permit loans with loan-to-value ratios at origination in excess of 100% such as for debt consolidation or home improvement purposes. Loan-to-value ratios may not be evaluated in the case of Title I loans.

      After obtaining all applicable employment, credit and property information, the related seller will use a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments of principal and interest on the mortgage loan in addition to other monthly credit obligations. The "debt-to-income ratio" is the ratio of the borrower's total monthly payments to the borrower's gross monthly income. The maximum monthly debt-to-income ratio will vary depending upon a borrower's credit grade and loan program but will not generally exceed 55%. Variations in the monthly debt-to-income ratio limit will be permitted based on compensating factors to the extent specified in the related prospectus supplement.

      In the case of a loan secured by a leasehold interest in real property, the title to which is held by a third party lessor, the applicable prospectus supplement may provide for the related representations and warranties of the seller, but if it does not, the related seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term on the loan.

      Certain of the types of loans that may be included in a trust fund are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of those loans may provide for escalating or variable payments by the borrower. These types of loans are underwritten on the basis of a judgment that the borrowers have the ability to make the monthly payments required initially. In some instances, a borrower's income may not be sufficient to permit continued loan payments as the payments increase. These types of loans may also be underwritten primarily upon the basis of Loan-to-Value Ratios or other favorable credit factors.

        Qualifications of Sellers

      Each seller must be an institution experienced in originating and servicing loans of the type contained in the related pool and must maintain satisfactory facilities to originate and service (either directly or through qualified subservicers) those loans. If a seller does not meet the foregoing qualifications, the related originator must satisfy those qualifications.

        Representations by Sellers; Repurchases

      Each seller will have made representations and warranties in respect of the loans sold by the seller and evidenced by all, or a part, of a series of securities. The representations and warranties may include, among other things:

            o that a lender's policy of title insurance (or other similar form of policy of insurance or an attorney's certificate of title) or a commitment to issue the policy was effective on the date of origination of each loan, other than cooperative loans and certain home equity loans, and that each policy (or certificate of title as applicable) remained in effect on the applicable cut-off date;

            o that the seller had good title to each loan and each loan was subject to no valid offsets, defenses or counterclaims except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

            o that each loan is secured by a valid lien on, or a perfected security interest with respect to, the Property (subject only to permissible liens disclosed, if applicable, title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that, to the seller's knowledge, the Property was free of material damage;

            o that there were no delinquent tax or assessment liens against the Property;

            o that no payment of principal and interest on a loan was delinquent more than the number of days specified in the related prospectus supplement; and

            o that each loan at the time it was originated and on the date of transfer by the seller to the depositor complied in all material respects with all applicable local, state and federal laws.

      If so specified in the related prospectus supplement, the representations and warranties of a seller in respect of a loan will be made not as of the cut-off date but as of the date on which the seller sold the loan to the depositor or one of its affiliates. Under those circumstances, a substantial period of time may have elapsed between the sale date and the date of initial issuance of the series of securities evidencing an interest in the loan. Since the representations and warranties of a seller do not address events that may occur following the sale of a loan by the seller, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to the repurchase obligation with respect to a loan occurs after the date of sale of the loan by the seller to the depositor or its affiliates. However, the depositor will not include any loan in the trust fund for any series of securities if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of a seller will not be accurate and complete in all material respects in respect of the loan as of the date of initial issuance of the related series of securities. If the master servicer is also a seller of loans with respect to a particular series of securities, those representations will be in addition to the representations and warranties made by the master servicer in its capacity as a master servicer.

      The master servicer or the trustee, if the master servicer is the seller, will promptly notify the relevant seller of any breach of any representation or warranty made by it in respect of a loan which materially and adversely affects the interests of the securityholders in the loan. If that seller cannot cure such breach within 90 days following notice from the master servicer or the trustee, as the case may be, the applicable prospectus supplement may provide for the seller's obligations under those circumstances, but if it does not, then the seller will be obligated either

            o to repurchase the loan from the trust fund at a price (the "Purchase Price") equal to 100% of the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the Loan Rate (less any Advances or amount payable as related servicing compensation if the seller is the master servicer) or

            o to substitute for the loan a replacement loan that satisfies the criteria specified in the related prospectus supplement.

      If a REMIC election is to be made with respect to a trust fund, the applicable prospectus supplement may provide for the obligations of the master servicer or residual certificateholder, but if it does not, the master servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any repurchase or substitution and the trustee must have received a satisfactory opinion of counsel that the repurchase or substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax. The master servicer may be entitled to reimbursement for that payment from the assets of the related trust fund or from any holder of the related residual certificate. See "Description of the Securities -- General." Except in those cases in which the master servicer is the seller, the master servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the trustee and the holders of the securities, following the practices it would employ in its good faith business judgment were it the owner of the loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a seller.

      Neither the depositor nor the master servicer (unless the master servicer is the seller) will be obligated to purchase or substitute a loan if a seller defaults on its obligation to do so, and we can give no assurance that sellers will carry out their respective repurchase or substitution obligations with respect to loans. However, to the extent that a breach of a representation and warranty of a seller may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase or substitution obligation as described below under "The Agreements -- Assignment of Trust Fund Assets."

                               Static Pool Data

      If specified in the related prospectus supplement, static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans, Inc. ("Countrywide Home Loans") or any other person specified in the related prospectus supplement will be made available through an Internet website. The prospectus supplement related to each series for which the static pool data is provided through an Internet website will contain the Internet website address to obtain this information. Except as stated below, the static pool data provided through any Internet website will be deemed part of this prospectus and the registration statement of which this prospectus is a part from the date of the related prospectus supplement.

      Notwithstanding the foregoing, the following information shall not be deemed part of the prospectus or the registration statement of which this prospectus is a part:

            o with respect to information regarding prior securitized pools of Countrywide Home Loans (or the applicable person specified in the related prospectus supplement) that do not include the currently offered pool, information regarding prior securitized pools that were established before January 1, 2006; and

            o with respect to information regarding the pool described in the related prospectus supplement, information about the pool for periods before January 1, 2006.

      Static pool data may also be provided in the related prospectus supplement or may be provided in the form of a CD-ROM accompanying the related prospectus supplement. The related prospectus supplement will specify how the static pool data will be presented.

                        Description of the Securities

      Each series of certificates will be issued pursuant to a separate Agreement. A form of Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. Each Pooling and Servicing Agreement will be dated as of the related cut-off date and will be among the depositor, the master servicer and the trustee for the benefit of the holders of the securities of the related series. Each series of notes will be issued pursuant to an indenture (the "Indenture") between the related trust fund and the entity named in the related prospectus supplement as indenture trustee with respect to such series, the related loans will be serviced by the master servicer pursuant to a Sale and Servicing Agreement. Each Indenture will be dated as of the related cut-off date and the Trust Fund Assets will be pledged to the related indenture trustee for the benefit of the holders of the securities of the related series.

      A form of each of the Indenture, Sale and Servicing Agreement and Trust Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. A series of securities may consist of both notes and certificates. The provisions of each Agreement will vary depending upon the nature of the securities to be issued thereunder and the nature of the related trust fund. The following are descriptions of the material provisions which may appear in each Agreement. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each series of securities and the applicable prospectus supplement. The depositor will provide a copy of the Agreement (without exhibits) relating to any series without charge upon written request of a holder of record of a security of that series addressed to CWHEQ, Inc., 4500 Park Granada, Calabasas, California 91302, Attention: Secretary.

        General

      The securities of each series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related prospectus supplement, will, in the case of certificates, evidence specified beneficial ownership interests in, and in the case of notes, be secured by, the assets of the related trust fund created pursuant to the applicable Agreement and will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. The applicable prospectus supplement may provide for guarantees or insurance obtained from a governmental entity or other person, but if it does not, the Trust Fund Assets will not be guaranteed or insured by any governmental entity or other person. Each trust fund will consist of, to the extent provided in the related Agreement,

            o the Trust Fund Assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related prospectus supplement ("Retained Interest")), including all payments of interest and principal received with respect to the loans after the cut-off date (to the extent not applied in computing the principal balance of the loans as of the cut-off date (the "Cut-off Date Principal Balance"));

            o the assets required to be deposited in the related Security Account from time to time;

            o property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure and

            o any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement.

If so specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the Trust Fund Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments.

      Each series of securities will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on, and each class of notes of a series will be secured by, the related Trust Fund Assets. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of that series. Certain series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under "Credit Enhancement" in this prospectus and in the related prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a series of securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related Trust Fund Assets, in each case as specified in the related prospectus supplement. The timing and amounts of the distributions may vary among classes or over time as specified in the related prospectus supplement.

      Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related securities will be made by the trustee on each distribution date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates as are specified in the related prospectus supplement) in proportion to the percentages specified in the related prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the dates specified in the related prospectus supplement (each, a "Record Date").

Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled thereto at the address appearing in the register maintained for holders of securities (the "Security Register"); provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of the final distribution.

      The securities will be freely transferable and exchangeable at the Corporate Trust Office of the trustee as set forth in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

      Certain Issues Related to the Suitability of Investments in the Securities for Holders. Under current law the purchase and holding by or on behalf of any employee benefit plan or other retirement arrangement subject to provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Internal Revenue Code of 1986 as amended (the "Code"), certain classes of certificates may result in "prohibited transactions" within the meaning of ERISA and the Code. See "ERISA Considerations." Retirement arrangements subject to these provisions include individual retirement accounts and annuities, Keogh plans and collective investment funds in which the plans, accounts or arrangements are invested. The applicable prospectus supplement may specify other conditions under which transfers of this type would be permitted, but if it does not, transfer of the certificates will not be registered unless the transferee represents that it is not, and is not purchasing on behalf of, a plan, account or other retirement arrangement or provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of the certificates by or on behalf of a plan, account or other retirement arrangement is permissible under applicable law and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the pooling and servicing agreement.

      As to each series, an election may be made to treat the related trust fund or designated portions thereof as one or more "real estate mortgage investment conduits" ("REMICs") as defined in the Code. The related prospectus supplement will specify whether one or more REMIC elections are to be made. Alternatively, the Agreement for a series may provide that one or more REMIC elections may be made at the discretion of the depositor or the master servicer and may only be made if certain conditions are satisfied. The terms and provisions applicable to the making of a REMIC election for each related series, if applicable, will be set forth in the related prospectus supplement. If one or more REMIC elections are made with respect to a series, one of the classes will be designated as evidencing the sole class of "residual interests" in the related REMIC, as defined in the Code. All other classes of securities in the series will constitute "regular interests" in the related REMIC or REMICs, as applicable, as defined in the Code. As to each series with respect to which one or more REMIC elections are to be made, the master servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. Unless otherwise provided in the related prospectus supplement, the master servicer will be entitled to reimbursement if it makes any prohibited transaction tax payment from the assets of the trust fund or from any holder of the related residual certificate. Unless otherwise specified in the related prospectus supplement, if the amounts distributable to related residual certificates are insufficient to cover the amount of any prohibited transaction taxes, the amount necessary to reimburse the master servicer may be deducted from the amounts otherwise payable to the other classes of certificates or notes of the series.

        Distributions on Securities

      General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to the related series. See "Credit Enhancement." Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of the related series.

      Distributions allocable to principal and interest on the securities will be made by the trustee out of, and only to the extent of, funds in the related Security Account, including any funds transferred from any reserve fund or the pre-funding account. As between securities of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments, as defined below, and scheduled payments of principal) and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The prospectus supplement will also describe the method for allocating distributions among securities of a particular class, but if the prospectus supplement does not, distributions to any class of securities will be made pro rata to all securityholders of that class.

      Available Funds. All distributions on the securities of each series on each distribution date will be made from the Available Funds described below, in accordance with the terms described in the related prospectus supplement and specified in the Agreement. The applicable prospectus supplement may define Available Funds with references to different accounts or different amounts, but if it does not, "Available Funds" for each distribution date will generally equal the amount on deposit in the related Security Account on that distribution date (net of related fees and expenses payable by the related trust fund) other than amounts to be held in that account for distribution on future distribution dates.

      Distributions of Interest. Interest will accrue on the aggregate principal balance of the securities (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of securities (the "Class Security Balance") entitled to interest from the date, at the Pass-Through Rate or interest rate, as applicable (which in either case may be a fixed rate or rate adjustable as specified in the related prospectus supplement), and for the periods specified in the related prospectus supplement. To the extent funds are available therefor, interest accrued during each specified period on each class of securities entitled to interest (other than a class of securities that provides for interest that accrues, but is not currently payable) will be distributable on the distribution dates specified in the related prospectus supplement until the aggregate Class Security Balance of the securities of that class has been distributed in full or, in the case of securities entitled only to distributions allocable to interest, until the aggregate notional amount of those securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original Class Security Balance of each security will equal the aggregate distributions allocable to principal to which the security is entitled. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of the security. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

      Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues over a period ending two or more days prior to a distribution date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding that distribution date, and the effective yield (at par) to securityholders will be less than the indicated coupon rate.

      With respect to any class of accrual securities, if specified in the related prospectus supplement, any interest that has accrued but is not paid on a given distribution date will be added to the aggregate Class Security Balance of that class of securities on that distribution date. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions of interest on any class of accrual securities will commence only after the occurrence of the events specified in the related prospectus supplement. Prior to that time, in the aggregate, the Class Security Balance of the class of accrual securities will increase on each distribution date by the amount of interest that accrued during the preceding interest accrual period but that was not required to be distributed to the class on that distribution date. Thereafter the class of accrual securities will accrue interest on its outstanding Class Security Balance as so adjusted.

      Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which the amount will be allocated among the classes of securities entitled to distributions of principal. The aggregate Class Security Balance of any class of securities entitled to distributions of principal generally will be the aggregate original Class Security Balance of the class of securities specified in the related prospectus supplement,

            o reduced by all distributions reported to the holders of the class of securities as allocable to principal,

            o in the case of accrual securities, in general, increased by all interest accrued but not then distributable on the accrual securities;

            o in the case of adjustable rate securities, subject to the effect of negative amortization, if applicable; and

            o if specified in the related prospectus supplement, reduced by the amount of any losses allocated to the Class Security Balance of the class of securities.

      If so provided in the related prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month in which the payment is made ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in the related prospectus supplement. The effect of this allocation of Principal Prepayments to the class or classes of securities will accelerate the amortization of those securities while increasing the interests evidenced by one or more other classes of securities in the trust fund. Increasing the interests of the other classes of securities relative to that of certain securities is intended to preserve the availability of the subordination provided by the securities for which the interests have been increased. See "Credit Enhancement - Subordination."

      Unscheduled Distributions. If specified in the related prospectus supplement, the securities will be subject to receipt of distributions before the next scheduled distribution date under the circumstances and in the manner described below and in the prospectus supplement. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including Principal Prepayments) on the Trust Fund Assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the Security Account and, if applicable, any reserve fund, may be insufficient to make required distributions on the securities on that distribution date. The applicable prospectus supplement may provide for limits on the amount of an unscheduled distribution, but if it does not, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date. The applicable prospectus supplement may specify whether the unscheduled distribution will include interest, but if it does not, the unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) or interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

        Advances

      To the extent provided in the related prospectus supplement, the master servicer will be required to advance on or before each distribution date (from its own funds, funds advanced by sub-servicers or funds held in the Security Account for future distributions to the holders of securities of the related series), an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the related Determination Date (as the term is defined in the related prospectus supplement) and were not advanced by any sub-servicer, subject to the master servicer's determination that the advances may be recoverable out of late payments by borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise. In the case of cooperative loans, the master servicer also may be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

      In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the securities, rather than to guarantee or insure against losses. If advances are made by the master servicer from cash being held for future distribution to securityholders, the master servicer will replace those funds on or before any future distribution date to the extent that funds in the applicable Security Account on the future distribution date would be less than the amount required to be available for distributions to securityholders on that distribution date. Any master servicer funds advanced will be reimbursable to the master servicer out of recoveries on the specific loans with respect to which the advances were made (e.g., late payments made by the related borrower, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any loan purchased by the depositor, a sub-servicer or a seller pursuant to the related Agreement). Advances by the master servicer (and any advances by a sub-servicer) also will be reimbursable to the master servicer (or sub-servicer) from cash otherwise distributable to securityholders (including the holders of Senior securities) to the extent that the master servicer determines that the advance or advances previously made are not ultimately recoverable as described above. To the extent provided in the related prospectus supplement, the master servicer also will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the related Agreement. The obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement of the type described in this prospectus under "Credit Enhancement," in each case as described in the related prospectus supplement.

      In the event the master servicer or a sub-servicer fails to make a required advance, the applicable prospectus supplement may specify whether another party will have advancing obligations, but if it does not, the trustee will be obligated to make the advance in its capacity as successor servicer. If the trustee makes an advance, it will be entitled to be reimbursed for the advance to the same extent and degree as the master servicer or a sub-servicer is entitled to be reimbursed for advances. See "Description of the Securities
- Distributions on Securities."

        Reports to Securityholders

      Prior to or concurrently with each distribution on a distribution date the master servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to the related series of securities, among other things:

            o the amount of the distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related prospectus supplement, any applicable prepayment charges included in that amount;

            o     the amount of the distribution allocable to interest;

            o     the amount of any advance;

            o the aggregate amount (a) otherwise allocable to the holders of the Subordinate Securities on the distribution date, and
                  (b) withdrawn from the reserve fund or the pre-funding account, if any, that is included in the amounts distributed to the Senior Securityholders;

            o the outstanding principal balance or notional amount of each class of the related series after giving effect to the distribution of principal on the distribution date;

            o the percentage of principal payments on the loans (excluding prepayments), if any, which each class of the related securities will be entitled to receive on the following distribution date;

            o the percentage of Principal Prepayments on the loans, if any, which each class of the related securities will be entitled to receive on the following distribution date;

            o the related amount of the servicing compensation retained or withdrawn from the Security Account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

            o the number and aggregate principal balances of loans (A) delinquent (exclusive of loans in foreclosure) 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days and (B) in foreclosure and delinquent 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days, as of the close of business on the last day of the calendar month preceding the distribution date;

            o the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

            o the Pass-Through Rate or interest rate, as applicable, if adjusted from the date of the last statement, of each class of the related series expected to be applicable to the next distribution to the class;

            o if applicable, the amount remaining in any reserve fund or the pre-funding account at the close of business on the distribution date;

            o the Pass-Through Rate or interest rate, as applicable, as of the day prior to the immediately preceding distribution date; and

            o any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

      Where applicable, any amount set forth above may be expressed as a dollar amount per single security of the relevant class having the percentage interest specified in the related prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

      In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each securityholder of record at any time during the related calendar year a report
(a) as to the aggregate of amounts reported pursuant to the first two items for the related calendar year or, in the event the person was a securityholder of record during a portion of that calendar year, for the applicable portion of the year and (b) other customary information as may be deemed necessary or desirable for securityholders to prepare their tax returns.

        Categories of Classes of Securities

      The securities of any series may be comprised of one or more classes. These classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The prospectus supplement for a series of securities may identify the classes which comprise the related series by reference to the following categories.

Categories of Classes                              Definition

                                                Principal Types

Accretion Directed...........   A class that receives principal payments from
                                the accreted interest from specified accrual classes. An accretion directed class also may receive principal payments from principal paid on the underlying Trust Fund Assets for the related series.

Companion Class..............   A class that receives principal payments on any
                                distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Component Securities.........   A class consisting of "components." The
                                components of a class of component securities may have different principal and/or interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this chart.

Non-Accelerated Senior
  or NAS.....................   A class that, for the period of time specified
                                in the related prospectus supplement, generally will not receive (in other words, is locked out of) (1) principal prepayments on the underlying
                                Trust Fund Assets that are allocated
                                disproportionately to the senior securities because of the shifting interest structure of the securities in the trust and/or (2) scheduled principal payments on the underlying
                                Trust Fund Assets, as specified in the related prospectus supplement. During the lock-out period, the portion of the principal distributions on the underlying Trust Fund
                                Assets that the NAS class is locked out of will be distributed to the other classes of senior securities.

Notional Amount Securities...   A class having no principal balance and bearing
                                interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

Planned Principal Class
  or PACs....................   A class that is designed to receive principal
                                payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying
                                Trust Fund Assets. These two rates are the endpoints for the "structuring range" for the planned principal class. The planned principal classes in any series of certificates may be subdivided into different categories (e.g., primary planned principal classes, secondary planned principal classes and so forth) having different effective structuring ranges and different principal payment priorities. The structuring range for the secondary planned principal class of a series of certificates will be narrower than that for the primary planned principal class of the series.

Scheduled Principal Class....   A class that is designed to receive principal
                                payments using a predetermined principal balance schedule but is not designated as a planned principal class or targeted principal class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying Trust Fund Assets. These two rates are the endpoints for the "structuring range" for the scheduled principal class.

Sequential Pay...............   Classes that receive principal payments in a
                                prescribed sequence, that do not have
                                predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Strip........................   A class that receives a constant proportion,
                                or "strip," of the
                                principal payments on the underlying Trust Fund
                                Assets.

Super Senior.................   A class that will not bear its proportionate
                                share of realized losses (other than excess losses) as its share is directed to another class, referred to as the "support class" until the class principal balance of the support class is reduced to zero.

Support Class................   A class that absorbs the realized losses other
                                than excess losses that would otherwise be allocated to a Super Senior Class (or would not otherwise be allocated to the Senior Class) after the related classes of subordinate securities are no longer outstanding.

Targeted Principal Class or
  TACs.......................   A class that is designed to receive principal
                                payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying
                                Trust Fund Assets.

                                                 Interest Types

Fixed Rate...................   A class with an interest rate that is fixed
                                throughout the life of the class.

Floating Rate or Adjustable     A class with an interest rate that resets
Rate.........................   periodically based upon a designated index and
                                that varies directly with changes in the index.

Inverse Floating Rate........   A class with an interest rate that resets
                                periodically based upon a designated index and that varies inversely with changes in the index.

Variable Rate................   A class with an interest rate that resets
                                periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the Loan
                                Rates borne by the underlying loans).

Interest Only................   A class that receives some or all of the
                                interest payments made on the underlying Trust
                                Fund Assets and little or no principal.
                                Interest Only classes have either a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an interest only class that is not entitled to any distributions of principal.

Principal Only...............   A class that does not bear interest and is
                                entitled to receive only distributions of principal.

Partial Accrual..............   A class that accretes a portion of the amount
                                of accrued interest thereon, which amount will be added to the principal balance of the class on each applicable distribution date, with the remainder of the accrued interest to be distributed currently as interest on the Partial Accrual Class. This accretion may continue until a specified event has occurred or until the Partial Accrual Class is retired.

Accrual......................   A class that accretes the amount of accrued
                                interest otherwise distributable on that class, which amount will be added as principal to the principal balance of that class on each applicable distribution date. This accretion may continue until some specified event has occurred or until the accrual class is retired.


        Indices Applicable to Floating Rate and Inverse Floating Rate Classes

             LIBOR

      The applicable prospectus supplement may specify some other basis for determining LIBOR, but if it does not, on the LIBOR determination date (as defined in the related prospectus supplement) for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as LIBOR, the person designated in the related pooling and servicing agreement as the calculation agent will determine LIBOR in accordance with one of the two methods described below (which method will be specified in the related prospectus supplement):

             LIBO Method

      Unless otherwise specified in the related prospectus supplement, if using this method to calculate LIBOR, the calculation agent will determine LIBOR on the basis of the rate for U.S. dollar deposits for the period specified in the prospectus supplement that appears on Telerate Screen Page 3750 as of 11:00 a.m. (London time) on the interest determination date (as defined in the related prospectus supplement). If the rate does not appear on the Telerate Screen Page 3750 (or any page that may replace the page on that service, or if this service is no longer offered, another service for displaying LIBOR or comparable rates as may be reasonably selected by the calculation agent), LIBOR for the applicable accrual period will be the Reference Bank Rate.

      "Reference Bank Rate" with respect to any accrual period, means

      (a) the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the reference banks as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market, provided that at least two reference banks provide the rate; and

      (b) If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York City, selected by the calculation agent, as of 11:00 a.m., New York City time, on the related interest determination date for loans in U.S. dollars to leading European banks.

      Each reference bank will be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; will not control, be controlled by, or be under common control with the depositor, Countrywide Home Loans or the master servicer; and will have an established place of business in London. If a reference bank should be unwilling or unable to act as a reference bank or if appointment of a reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

      If these quotations cannot be obtained by the calculation agent and no Reference Bank Rate is available, LIBOR will be LIBOR applicable to the preceding interest accrual period.

             BBA Method

      If using this method of determining LIBOR, the calculation agent will determine LIBOR on the basis of the British Bankers' Association "Interest Settlement Rate" for one-month deposits in United States dollars as found on Telerate page 3750 as of 11:00 a.m. London time on each LIBOR determination date. Interest Settlement Rates currently are based on rates quoted by eight British Bankers' Association designated banks as being, in the view of the banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. The Interest Settlement Rates are calculated by eliminating the two highest rates and the two lowest rates, averaging the four remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

      If on any LIBOR determination date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the LIBOR method described under "LIBO Method."

      The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

             COFI

      The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the "Eleventh District"). The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco ("FHLBSF") to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: savings deposits, time deposits, FHLBSF advances, repurchase agreements and all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

      A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month prior to the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

      The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

      The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of the index on an exact date. So long as the Eleventh District Cost of Funds Index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as COFI (each, a class of "COFI securities") for the Interest Accrual Period commencing in the second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond the tenth day, the interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

      The applicable prospectus supplement may specify some other basis for determining COFI, but if it does not, then if on the tenth day of the month in which any interest accrual period commences for a class of COFI securities the most recently published Eleventh District Cost of Funds Index relates to a month before the third preceding month, the index for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions (the "National Cost of Funds Index") published by the Office of Thrift Supervision (the "OTS") for the third preceding month (or the fourth preceding month if the National Cost of Funds Index for the third preceding month has not been published on the tenth day of an interest accrual period). Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on the tenth day of the month in which an interest accrual period commences the most recently published National Cost of Funds Index relates to a month before the fourth preceding month, the applicable index for the interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the Agreement relating to the series of securities. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level and could increase its volatility, particularly if LIBOR is the alternative index.

      The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

             Treasury Index

      The applicable prospectus supplement may specify some other basis for determining and defining the Treasury index, but if it does not, on the Treasury index determination date for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as a Treasury index, the calculation agent will ascertain the Treasury index for Treasury securities of the maturity and for the period (or, if applicable, date) specified in the related prospectus supplement. The Treasury index for any period means the average of the yield for each business day during the specified period (and for any date means the yield for the date), expressed as a per annum percentage rate, on U.S. Treasury securities adjusted to the "constant maturity" specified in the prospectus supplement or if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in the prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15 (519). Statistical Release No. H.15 (519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551 (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15 (519) for a week, then it will use the Statistical Release from the preceding week.

      Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. In the event that the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The Calculation Agent's determination of the Treasury Index, and its calculation of the rates of interest for the applicable classes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

             Prime Rate

      The applicable prospectus supplement may specify the party responsible for determining the Prime Rate, but if it does not, on the Prime Rate Determination Date (as the term is defined in the related prospectus supplement) for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as the Prime Rate, the calculation agent will ascertain the Prime Rate for the related interest accrual period. The applicable prospectus supplement may provide for the means of determining the Prime Rate, but if it does not, the Prime Rate for an interest accrual period will be the "Prime Rate" as published in the "Money Rates" section of The Wall Street Journal (or if not so published, the "Prime Rate" as published in a newspaper of general circulation selected by the calculation agent in its sole discretion) on the related Prime Rate Determination Date. If a prime rate range is given, then the average of that range will be used. In the event that the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The calculation agent's determination of the Prime Rate and its calculation of the rates of interest for the related interest accrual period shall (in the absence of manifest error) be final and binding.

        Book-Entry Registration of Securities

      As described in the related prospectus supplement, if not issued in fully registered certificated form, each class of securities will be registered as book-entry certificates (the "Book-Entry Securities"). Persons acquiring beneficial ownership interests in the Book-Entry Securities ("Security Owners") may elect to hold their Book-Entry Securities through the Depository Trust Company ("DTC") in the United States, or Clearstream, Luxembourg or the Euroclear System ("Euroclear"), in Europe, if they are participants of those systems, or indirectly through organizations which are participants in those systems. Each class of the Book-Entry Securities will be issued in one or more certificates which equal the aggregate principal balance of the applicable class of the Book-Entry Securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg and Euroclear's names on the books of their respective depositaries which in turn will hold the positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, NA will act as depositary for Clearstream, Luxembourg and JPMorgan Chase will act as depositary for Euroclear (in those capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Unless otherwise described in the related prospectus supplement, beneficial interests in the Book-Entry Securities may be held in minimum denominations representing Certificate Principal Balances of $20,000 and integral multiples of $1,000 in excess thereof, except that one investor of each class of Book-Entry Securities may hold a beneficial interest therein that is not an integral multiple of $1,000. Except as described below, no person acquiring a beneficial ownership interest in a Book-Entry Security (each, a "beneficial owner") will be entitled to receive a physical certificate representing the person's beneficial ownership interest in the Book-Entry Security (a "Definitive Security"). Unless and until Definitive Securities are issued, it is anticipated that the only securityholders of the Book-Entry Securities will be Cede & Co., as nominee of DTC. Security Owners will not be Certificateholders as that term is used in the applicable Agreement. Security Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("Participants") and DTC.

      The beneficial owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of the Book-Entry Security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

      Security Owners will receive all distributions of principal of, and interest on, the Book-Entry Securities from the trustee through DTC and DTC Participants. While the Book-Entry Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Securities. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"), with whom Security Owners have accounts with respect to the Book-Entry Securities are similarly required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess certificates, the Rules provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interest.

      Security Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Security Owners who are not Participants may transfer ownership of the Book-Entry Securities only through Participants and Indirect Participants by instructing the Participants and Indirect Participants to transfer Book-Entry Securities, by book-entry transfer, through DTC for the account of the purchasers of the Book-Entry Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security Owners.

      Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. These credits or any transactions in the securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant, settled during the processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on that following business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

      Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding securities directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, these cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

      DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Securities will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

      Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Clearstream, Luxembourg S.A." a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Clearstream, Luxembourg International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International's stock.

      Further to the merger, the Board of Directors of New CI decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream" effective as of January 14, 2000. New CI has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme" and Clearstream, Luxembourg Global Services was renamed "Clearstream Services, societe anonyme."

      On January 17, 2000, DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

      Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg and is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF," which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./ N.V. as the Operator of the Euroclear System (the "Euroclear Operator") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

      Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries.

Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions on the Book-Entry Securities will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of payments on Book-Entry Securities to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing the payments to the beneficial owners of the Book-Entry Securities that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Securities that it represents.

      Under a book-entry format, beneficial owners of the Book-Entry Securities may experience some delay in their receipt of payments, since the payments will be forwarded by the trustee to Cede & Co. Distributions with respect to Book-Entry Securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" and "-- Tax Consequences to Holders of the Notes -- Backup Withholding" in this prospectus supplement. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of Book-Entry Securities, may be limited due to the lack of physical certificates for the Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

      Monthly and annual reports on the Trust provided to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities of the beneficial owners are credited.

      DTC has advised the trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the applicable Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those Book-Entry Securities. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Security under the applicable Agreement on behalf of a Clearstream, Luxembourg Participant or

Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Securities which conflict with actions taken with respect to other Book-Entry Securities.

      Definitive Securities will be issued to beneficial owners of the Book-Entry Securities, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Securities and the depositor or the trustee is unable to locate a qualified successor or (b) after the occurrence of an Event of Default, beneficial owners having not less than 51% of the voting rights evidenced by the Book-Entry Securities advise the trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of that class.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of the event and the availability through DTC of Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Securities and instructions for re-registration, the trustee will issue Definitive Securities, and thereafter the trustee will recognize the holders of the Definitive Securities as securityholders under the applicable Agreement.

      Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

      None of the master servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

                              Credit Enhancement

        General

      Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the related Trust Fund Assets. Credit enhancement may be in the form of:

            o the subordination of one or more classes of the securities of the series,

            o     letter of credit,

            o a limited financial guaranty policy issued by an entity named in the related prospectus supplement,

            o     surety bond,

            o     bankruptcy bond,

            o     special hazard insurance policy,

            o     guaranteed investment contract,

            o     overcollateralization,

            o     one or more reserve funds,

            o     a mortgage pool insurance policy,

            o     FHA Insurance,

            o     a VA Guarantee, or

            o     cross-collateralization feature.

      The applicable prospectus supplement may provide for credit enhancement which covers all the classes of securities, but if it does not, credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.

        Subordination

      If so specified in the related prospectus supplement, protection afforded to holders of one or more classes of securities of a series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of the series (the "Senior Securities") to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders of Subordinate Securities (the "Subordinate Securities") under the circumstances and to the extent specified in the related prospectus supplement. Protection may also be afforded to the holders of Senior Securities of a series by: (i) reducing the principal or notional balance of the related Subordinate Securities; (ii) a combination of the immediately preceding sentence and clause (i) above; or (iii) as otherwise described in the related prospectus supplement. If so specified in the related prospectus supplement, delays in receipt of scheduled payments on the loans and losses on defaulted loans may be borne first by the various classes of Subordinate Securities and thereafter by the various classes of Senior Securities, in each case under the circumstances and subject to the limitations specified in the related prospectus supplement. The aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted loans which must be borne by the Subordinate Securities by virtue of subordination and the amount of the distributions otherwise distributable to the holders of Subordinate Securities that will be distributable to Senior Securityholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions in respect of delinquent payments on the loans or aggregate losses in respect of the loans were to exceed an amount specified in the related prospectus supplement, holders of Senior Securities would experience losses on the securities.

      In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of Subordinate Securities on any distribution date may instead be deposited into one or more reserve funds established with the trustee or distributed to holders of Senior Securities. The deposits to a reserve fund may be made on each distribution date, for specified periods or until the balance in the reserve fund has reached a specified amount and, following payments from the reserve fund to holders of Senior Securities or otherwise, thereafter to the extent necessary to restore the balance in the reserve fund to required levels, in each case as specified in the related prospectus supplement. Amounts on deposit in the reserve fund may be released to the holders of certain classes of securities at the times and under the circumstances specified in the related prospectus supplement.

      If specified in the related prospectus supplement, various classes of Senior Securities and Subordinate Securities may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinate Securities, respectively, through preferential rights of those classes of securities to distributions in respect to the other classes of Senior Securities and Subordinate Securities, a cross-collateralization mechanism or otherwise.

      As between classes of Senior Securities and as between classes of Subordinate Securities, distributions may be allocated among those classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or
(iv) otherwise, in each case as specified in the related prospectus supplement. As between classes of Subordinate Securities, payments to holders of Senior Securities on account of delinquencies or losses and payments to any reserve fund will be allocated as specified in the related prospectus supplement.

        Letter of Credit

      The letter of credit, if any, with respect to a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more classes of securities (the "L/C Percentage"). If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the federal Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. See "The Agreements - Termination: Optional Termination." A copy of the letter of credit for a series, if any, will be filed with the SEC as an exhibit to a Current Report on Form 8-K after the issuance of the securities of the related series.

        Insurance Policies, Surety Bonds and Guaranties

      If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. These instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in the trust fund,
(ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of the assets or principal payment rate on the assets. If specified in the related prospectus supplement, the trust fund may include a guaranteed investment contract pursuant to which the trust fund is entitled to receive specified payments for a period of time. These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement. If applicable, a copy of any instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K after the issuance of the securities of the related series.

        Overcollateralization and Excess Cash Flow

      If so provided in the prospectus supplement for a series of securities, the aggregate principal balance of the underlying Trust Fund Assets as of the cut-off date may exceed the principal balance of the securities being issued, thereby resulting in overcollateralization. In addition, if so provided in the prospectus supplement, a portion of the interest payment on each loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a certain class or classes of securities and, thus, accelerate the rate of payment of principal on that class or classes of securities. Reducing the principal balance of the securities without a corresponding reduction in the principal balance of the underlying Trust Fund Assets will result in overcollateralization or increase the level of overcollateralization. Additionally, some of the excess cash flow may be applied to make distributions to holders of securities to which losses have been allocated up to the amount of the losses that were allocated.

        Reserve Accounts

      If specified in the related prospectus supplement, credit support with respect to a series of securities will be provided by the establishment and maintenance with the trustee for the series of securities, in trust, of one or more reserve funds for the series. The related prospectus supplement will specify whether any reserve fund will be included in the trust fund for the related series.

      The reserve fund for a series will be funded (i) by the deposit in the fund of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related prospectus supplement, (ii) by the deposit in the fund from time to time of certain amounts, as specified in the related prospectus supplement to which the holders of Subordinate Securities, if any, would otherwise be entitled or (iii) as otherwise may be specified in the related prospectus supplement.

      Any amounts on deposit in the reserve fund and the proceeds of any other instrument upon maturity will be held in cash or will be invested in Permitted Investments.

      Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve fund for distribution to the holders of securities of the related series for the purposes, in the manner and at the times specified in the related prospectus supplement.

        Pool Insurance Policies

      If specified in the related prospectus supplement, a separate pool insurance policy ("Pool Insurance Policy") will be obtained for the pool and issued by the insurer (the "Pool Insurer") named in the related prospectus supplement. Each Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on loans in the pool in an amount equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the cut-off date which are not covered as to their entire outstanding principal balances by Primary Mortgage Insurance Policies. As more fully described below, the master servicer will present claims thereunder to the Pool Insurer on behalf of itself, the trustee and the holders of the securities of the related series. The Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted loans and only upon satisfaction of certain conditions precedent described below. The applicable prospectus supplement may provide for the extent of coverage provided by the related Pool Insurance Policy, but if it does not, the Pool Insurance Policies will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

      The applicable prospectus supplement may provide for the conditions for the presentation of claims under a Pool Insurance Policy, but if it does not, the Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;
(iii) if there has been physical loss or damage to the Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the property securing the defaulted loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the Loan Rate to the date of the purchase and certain expenses incurred by the master servicer on behalf of the trustee and securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the Loan Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the master servicer will not be required to expend its own funds to restore the damaged Property unless it determines that (i) the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (ii) the expenses will be recoverable by it through proceeds of the sale of the Property or proceeds of the related Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

      The applicable prospectus supplement may provide for a Pool Insurance Policy covering losses resulting from defaults, but if it does not, the Pool Insurance Policy will not insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things,

            o fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination thereof, or

            o failure to construct a Property in accordance with plans and specifications.

A failure of coverage attributable to one of the foregoing events might result in a breach of the related seller's representations described above, and might give rise to an obligation on the part of the related seller to repurchase the defaulted loan if the breach cannot be cured by the related seller. No Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted loan occurring when the servicer of the loan, at the time of default or thereafter, was not approved by the applicable insurer.

      The applicable prospectus supplement may provide for a Pool Insurance Policy featuring a fixed amount of coverage over the life of the policy, but if it does not, the original amount of coverage under each Pool Insurance Policy will be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The applicable prospectus supplement may provide for the exclusion of specified expenses from the coverage of the Pool Insurance Policy, but if it does not, the amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Pool Insurance Policy reach the original policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by the related securityholders.

      Additionally, if specified in the related prospectus supplement, the master servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a Primary Mortgage Insurance Policy with regard to each loan for which coverage is required and loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. See "The Agreements - Realization Upon Defaulted Loans" for a discussion of these types of insurance.

      In general, the master servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Property in the state in which the Property is located. See "The Agreements - Hazard Insurance" for a description of the coverage with respect to these policies.

        Financial Instruments

      If specified in the related prospectus supplement, the trust fund may include one or more interest rate or currency swap arrangements or similar financial instruments that are used to alter the payment characteristics of the mortgage loans or the securities issued by the trust fund and whose primary purpose is not to provide credit enhancement related to the assets in the trust fund or the securities issued by the trust fund. The primary purpose of a currency swap arrangement will be to convert payments to be made on the mortgage loans or the securities issued by the trust fund from one currency into another currency, and the primary purpose of an interest rate swap arrangement or other financial instrument will be one or more of the following:

o convert the payments on some or all of the loans from fixed to floating payments, or from floating to fixed, or from floating based on a particular interest rate index to floating based on another interest rate index;

o provide payments in the event that any interest rate index related to the loans or the securities issued by the trust rises above or falls below specified levels; or

o     provide protection against interest rate changes.

      If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act. If applicable, a copy of any instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC after the issuance of the securities of the related series.

        Cross Support

      If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. Similarly, if specified in the related prospectus supplement, certain classes of notes may be supported by cash flow and related assets of separate group of assets from other classes of notes. In that case, credit support may be provided by a cross support feature that requires that distributions be made on securities evidencing a beneficial ownership interest in, or notes supported by, other asset groups within the same trust fund. The related prospectus supplement for a series that includes a cross support feature will describe the manner and conditions for applying the cross support feature.

      If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related groups of assets included in a trust fund. If applicable, the related prospectus supplement will identify the groups of assets in the trust fund to which the credit support relates and the manner of determining the amount of the coverage provided by it and of the application of the coverage to the identified groups of assets included in the trust fund.

                 Yield, Maturity and Prepayment Considerations

      The yields to maturity and weighted average lives of the securities will be affected primarily by the amount and timing of principal payments received on or in respect of the Trust Fund Assets included in the related trust fund. The original terms to maturity of the loans in a given pool will vary depending upon the type of loans included in that pool. Each prospectus supplement will contain information with respect to the type and maturities of the loans in the related pool. The related prospectus supplement will specify the circumstances, if any, under which the related loans will be subject to prepayment charges. The prepayment experience on the loans in a pool will affect the weighted average life of the related series of securities.

        Prepayments on Loans

      The rate of prepayment on the loans cannot be predicted. Home equity loans and home improvement loan contracts have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the rate of prepayment of the loans. Generally, mortgage loans secured by subordinate liens, revolving credit line loans and home improvement loan contracts are not viewed by borrowers as permanent financing. Accordingly, such loans may experience a higher rate of prepayment than mortgage loans secured by first liens. On the other hand, because home equity loans such as revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgage loans.

      The prepayment experience of the related trust fund consisting of a pool of a pool of home equity mortgage loans or home improvement loan contracts may be affected by a wide variety of factors, including:

o     general economic conditions,

o     prevailing interest rate levels,

o     the availability of alternative financing,

o     homeowner mobility,

o the amounts of, and interest rates on, the underlying senior mortgage loans, and

o the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles.

      Accordingly, the loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the loans. The enforcement of a "due-on-sale" provision (as described below) will have the same effect as a prepayment of the related loan. See "Certain Legal Aspects of the Loans -- Due-on-Sale Clauses."

      Collections on revolving credit line loans may vary because, among other things, borrowers may (i) make payments during any month as low as the minimum monthly payment for that month or, during the interest-only period for certain revolving credit line loans and, in more limited circumstances, closed-end loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for that month or (ii) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the loans may vary due to seasonal purchasing and the payment habits of borrowers.

      Generally, all conventional loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or certain transfers by the borrower of the related Property. Loans insured by the FHA, and single family loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on the loans may be lower than that of conventional loans bearing comparable interest rates. The master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Agreements - Collection Procedures" and "Certain Legal Aspects of the Loans" for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the loans.

      The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, with respect to fixed rate loans, if prevailing rates fall significantly below the Loan Rates borne by the loans, the loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the Loan Rates. Conversely, if prevailing interest rates rise appreciably above the Loan Rates borne by the fixed rate loans, the loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below the Loan Rates. However, we can give no assurance that will occur. As is the case with fixed rate loans, adjustable rate loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate loans at lower interest rates may encourage mortgagors to refinance their adjustable rate loans to a lower fixed interest rate. Prepayments on the hybrid loans (loans which are fixed for a period and then convert to adjustable rate loans) may differ as they approach their respective initial adjustment dates, particularly those that require payments of interest only prior to their initial adjustment date. However, we can give no assurance that will occur. The actual rate of principal prepayments on the mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagor's equity in the properties, and changes in the mortgagors' housing needs, job transfers and employment status.

        Prepayment Effect on Interest

      When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. The effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of securities because interest on the principal amount of any loan so prepaid will generally be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in that month. The applicable prospectus supplement may specify when prepayments are passed through to securityholders, but if it does not, neither full nor partial prepayments will be passed through or paid until the month following receipt.

      If the rate at which interest is passed through or paid to the holders of securities of a series is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different Loan Rates will affect the yield on the securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable pass-through rate or interest rate and purchase price, because while interest will generally accrue on each loan from the first day of the month, the distribution of interest will not be made earlier than the month following the month of accrual.

        Delays in Realization on Property; Expenses of Realization

      Even assuming that the Properties provide adequate security for the loans, substantial delays could be encountered in connection with the liquidation of defaulted loans and corresponding delays in the receipt of related proceeds by securityholders could occur. An action to foreclose on a Property securing a loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the master servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

   Liquidation expenses with respect to defaulted mortgage loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

   Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the master servicer to collect all or part of the principal of or interest on the loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the master servicer to damages and administrative sanctions.

        Optional Purchase

      Under certain circumstances, the master servicer, the holders of the residual interests in a REMIC or any person specified in the related prospectus supplement may have the option to purchase the assets of a trust fund thereby effecting earlier retirement of the related series of securities. See "The Agreements - Termination; Optional Termination."

      The relative contribution of the various factors affecting prepayment may vary from time to time. We give no assurance as to the rate of payment of principal of the Trust Fund Assets at any time or over the lives of the securities.

        Prepayment Standards or Models

      Prepayments on loans can be measured relative to a prepayment standard or model. The prospectus supplement for a series of securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each class of securities of that series and the percentage of the original principal amount of each class of securities of that series that would be outstanding on specified distribution dates for that series based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the loans or underlying loans, as applicable, included in the related trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

      We can give no assurance that prepayment of the loans or underlying loans, as applicable, included in the related trust fund will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors.

        Yield

      The yield to an investor who purchases securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different than the rate anticipated by the investor at the time the securities were purchased.

      The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the securities.

                                The Agreements

      Set forth below is a description of the material provisions of each Agreement which are not described elsewhere in this prospectus. The description is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, those provisions or terms are as specified in the Agreements.

       Assignment of the Trust Fund Assets

      Assignment of the Loans. At the time of issuance of the securities of a series, the depositor will cause the loans comprising the related trust fund to be assigned to the trustee (or trust, in the case of a series with both notes and certificates), without recourse, together with all principal and interest received by or on behalf of the depositor on or with respect to the loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any Retained Interest specified in the related prospectus supplement. In the case of a series with both notes and certificates, the trust will pledge these assets to the trustee for the benefit of the holders of the notes. The trustee (or trust, in the case of a series with both notes and certificates) will, concurrently with the assignment, deliver the related securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable. The schedule will include information as to the outstanding principal balance of each loan after application of payments due on or before the cut-off date, as well as information regarding the Loan Rate or APR, the maturity of the loan, the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, at origination and certain other information.

      In addition, the depositor will also deliver or cause to be delivered to the trustee (or to the custodian) for each loan,

            o the mortgage note or contract endorsed without recourse in blank or to the order of the trustee, except that the depositor may deliver or cause to be delivered a lost note affidavit together with a copy of the original note in lieu of any original mortgage note that has been lost,

            o the mortgage, deed of trust or similar instrument (a "Mortgage") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the Mortgage together with a certificate that the original of the Mortgage was delivered to the recording office),

            o an assignment of the Mortgage to the trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and

            o any other security documents, including those relating to any senior interests in the Property, as may be specified in the related prospectus supplement or the related Pooling and Servicing Agreement or Sale and Servicing Agreement.

The applicable prospectus supplement may provide other arrangements for assuring the priority of assignments, but if it does not, the seller, the depositor or the trustee, as specified in the related Pooling and Servicing Agreement or Sale and Servicing Agreement, will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the trustee, the recording is not required to protect the trustee's interest in the loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the loans.

      With respect to any loans that are cooperative loans, the depositor will cause to be delivered to the trustee the related original cooperative shares endorsed without recourse in blank or to the order of the trustee (or a lost note affidavit in lieu of any original cooperative note that has been lost), the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, the relevant financing statements and any other document specified in the related prospectus supplement. The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

      The applicable prospectus supplement may provide for the depositor's delivery obligations in connection with home improvement loan contracts, but if it does not, the depositor will as to each home improvement loan contract, deliver or cause to be delivered to the trustee the original home improvement loan contract and copies of documents and instruments related to each home improvement contract and the security interest in the Property securing the home improvement loan contract. In general, it is expected that the home improvement loan contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the home improvement loan contracts without notice of the assignment by the depositor, the interest of securityholders in the home improvement loan contracts could be defeated. See "Certain Legal Aspects of the Loans - The Home Improvement Loan Contracts."

      The trustee (or the custodian) will review the loan documents within the time period specified in the related prospectus supplement after receipt thereof, and the trustee will hold the documents in trust for the benefit of the related securityholders. Generally, if the document is found to be missing or defective in any material respect, the trustee (or the custodian) will notify the master servicer and the depositor, and the master servicer will notify the related seller. If the seller cannot cure the omission or defect within the time period specified in the related prospectus supplement after receipt of the notice, the seller will be obligated to either purchase the related loan from the trust fund at the Purchase Price or if so specified in the related prospectus supplement, remove the loan from the trust fund and substitute in its place one or more other loans that meet certain requirements set forth in that prospectus supplement. We can give no assurance that a seller will fulfill this purchase or substitution obligation. Although the master servicer may be obligated to enforce the obligation to purchase the related loan to the extent described above under "Loan Program - Representations by Sellers; Repurchases," neither the master servicer nor the depositor will be obligated to purchase or replace the loan if the seller defaults on its obligation, unless such breach also constitutes a breach of the representations or warranties of the master servicer or the depositor, as the case may be. The applicable prospectus supplement may provide other remedies, but if it does not, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

      The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

      The master servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Agreement. Upon a breach of any representation of the master servicer that materially and adversely affects the interests of the securityholders in a loan, the master servicer will be obligated either to cure the breach in all material respects or to purchase (at the Purchase Price) or if so specified in the related prospectus supplement, replace the loan. The applicable prospectus supplement may provide other remedies, but if it does not, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for a breach of representation by the master servicer that materially and adversely affects the interests of the securityholder in a loan.

      Notwithstanding the foregoing provisions, with respect to a trust fund for which one or more REMIC elections are to be made, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Code.

      Although the depositor has expressed in the Agreement its intent to treat the conveyance of the loans as a sale, the depositor will also grant to the trustee (or trust, in the case of a series with both notes and certificates) a security interest in the loans. This security interest is intended to protect the interests of the securityholders if a bankruptcy court were to characterize the depositor's transfer of the loans as a borrowing by the depositor secured by a pledge of the loans as described under "Risk Factors - Bankruptcy Or Insolvency May Affect the Timing and Amount of Distributions on the Securities." In the event that a bankruptcy court were to characterize the transaction as a borrowing by the depositor, that borrowing would be secured by the loans in which the depositor granted a security interest to the trustee (or trust, in the case of a series with both notes and certificates). The depositor has agreed to take those actions that are necessary to maintain the security interest granted to the trustee as a first priority, perfected security interest in the loans, including the filing of Uniform Commercial Code financing statements, if necessary.

        Payments on Loans; Deposits to Security Account

      The master servicer will establish and maintain or cause to be established and maintained with respect to the related trust fund a separate account or accounts for the collection of payments on the related Trust Fund Assets in the trust fund (the "Security Account"). The applicable prospectus supplement may provide for other requirements for the Security Account, but if it does not, the Security Account must be one of the following:

            o maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which) are rated in one of the two highest rating categories by the Rating Agencies and have the highest short-term rating of Moody's or Fitch;

            o an account or accounts in a depository institution or trust company the deposits in which are insured by the FDIC (to the limits established by the FDIC), and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the security account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Security Account is maintained;

            o an account or accounts the deposits in which are insured by the BIF or SAIF (to the limits established by the FDIC), and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the security account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Security Account is maintained;,

            o a trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company having capital and surplus of not less than $50,000,000 acting in its fiduciary capacity; or

            o     an account or accounts otherwise acceptable to each Rating
                  Agency.

      The collateral eligible to secure amounts in the Security Account is limited to Permitted Investments. A Security Account may be maintained as an interest bearing account or the funds held in that account may be invested pending each succeeding distribution date in Permitted Investments. To the extent provided in the related prospectus supplement, the master servicer or its designee will be entitled to direct the investment or the funds held in the Security Account and to receive any interest or other income earned on funds in the Security Account as additional compensation, and will be obligated to deposit in the Security Account the amount of any loss immediately as realized. The Security Account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided it meets the standards set forth above.

      The master servicer will deposit or cause to be deposited in the Security Account for each trust fund, to the extent applicable and unless otherwise specified in the related Pooling and Servicing Agreement or Sale and Servicing Agreement and the related prospectus supplement, the following payments and collections received or advances made by or on behalf of it subsequent to the cut-off date (other than payments due on or before the cut-off date and exclusive of any amounts representing any Retained Interest):

            o all payments on account of principal, including Principal Prepayments and, if specified in the related prospectus supplement, any applicable prepayment charges, on the loans;

            o all payments on account of interest on the loans, net of applicable servicing compensation;

            o all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("Insured Expenses") incurred, and unreimbursed advances made, by the master servicer, if any) of the hazard insurance policies and any Primary Mortgage Insurance Policies, to the extent the proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the master servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("Liquidation Expenses") and unreimbursed advances made, by the master servicer, if any) received and retained in connection with the liquidation of defaulted loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure ("Liquidation Proceeds");

            o all proceeds of any loan or property in respect thereof purchased by the master servicer, the depositor or any seller as described under "Loan Program - Representations by Sellers; Repurchases" or "- Assignment of Trust Fund Assets" above and all proceeds of any loan purchased as described under "- Termination; Optional Termination" below;

            o all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under "- Hazard Insurance" below;

            o any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the Security Account and, to the extent specified in the related prospectus supplement, any advances required to be made by the master servicer and any payments required to be made by the master servicer in connection with prepayment interest shortfalls; and

            o all other amounts required to be deposited in the Security Account pursuant to the Agreement.

      Unless otherwise specified in the related prospectus supplement the master servicer will make these deposits within two business days of receipt of the amounts to the extent the master servicer's or its parent's long term credit rating does not satisfy the requirements set forth in the related Pooling and Servicing Agreement.

      Unless otherwise specified in the related prospectus supplement, the master servicer (or the depositor, as applicable) may from time to time direct the institution that maintains the Security Account to withdraw funds from the Security Account for the following purposes:

            o to pay to the master servicer the master servicing fees (subject to reduction) described in the related prospectus supplement and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Security Account credited thereto, as well as any other additional servicing compensation specified in the related prospectus supplement;

            o to reimburse the master servicer and the trustee for advances, which right of reimbursement with respect to any loan is limited to amounts received that represent late recoveries of payments of principal and/or interest on the loan (or Insurance Proceeds or Liquidation Proceeds with respect thereto) with respect to which the advance was made;

            o to reimburse the master servicer and the trustee for any advances previously made which the master servicer has determined to be nonrecoverable;

            o to reimburse the master servicer from Insurance Proceeds for expenses incurred by the master servicer and covered by the related insurance policies;

            o to reimburse the master servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the master servicer in the performance of its servicing obligations, which right of reimbursement is limited to amounts received representing late recoveries of the payments for which the advances were made;

            o to pay to the master servicer, the depositor or the applicable seller, with respect to each loan or property acquired in respect thereof that has been purchased by the master servicer or seller pursuant to the related Agreement, all amounts received thereon and not taken into account in determining the purchase price of the repurchased loan;

            o to reimburse the master servicer or the depositor or other party specified in the related prospectus supplement for expenses incurred and reimbursable pursuant to the Agreement;

            o     to pay any lender-paid primary mortgage insurance premium;

            o to withdraw any amount deposited in the Security Account and not required to be deposited in that account; and

            o to clear and terminate the Security Account upon termination of the Agreement.

      In addition, the Agreement will generally provide that, on or prior to the business day immediately preceding each distribution date, the master servicer shall withdraw from the Security Account the amount of Available Funds and the trustee fee for the distribution date, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of securities.

      Unless otherwise specified in the related prospectus supplement, aside from the annual compliance review and servicing criteria assessment and accompanying accountants' attestation, there is no independent verification of the transaction accounts or the transaction activity. The master servicer is required to provide an annual certification to the effect that the master servicer has fulfilled its obligations under the related Pooling and Servicing Agreement or Sale and Servicing Agreement throughout the preceding year, as well as an annual assessment and an accompanying accountants' attestation as to its compliance with applicable servicing criteria. See " - Evidence as to Compliance."

        Pre-Funding Account

      If so provided in the related prospectus supplement, the trustee will establish and maintain an account (the "Pre-Funding Account"), in the name of the related trustee on behalf of the related securityholders, into which the seller or the depositor will deposit cash in an amount specified in the prospectus supplement (the "Pre-Funded Amount") on the related closing date. The Pre-Funding Account will be maintained with the trustee for the related series of securities or with another eligible institution and is designed solely to hold funds to be applied during the period from the closing date to a date not more than a year after the closing date (the "Funding Period") to pay to the depositor the purchase price for loans purchased during the Funding Period (the "Subsequent Loans"). Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related loans. The Pre-Funded Amount will not exceed 50% of the initial aggregate principal amount of the securities of the related series. The Pre-Funded Amount will be used by the related trustee to purchase Subsequent Loans from the depositor from time to time during the Funding Period. The Funding Period, if any, for a trust fund will begin on the related closing date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is one year after the related Closing Date. Monies on deposit in the Pre-Funding Account may be invested in Permitted Investments under the circumstances and in the manner described in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, earnings on investment of funds in the Pre-Funding Account will be deposited into the related Security Account or the other trust account as is specified in the related prospectus supplement and losses will be charged against the funds on deposit in the Pre-Funding Account. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be distributed in the manner and priority specified in the related prospectus supplement.

      In addition, if so provided in the related prospectus supplement, on the related closing date the depositor or the seller will deposit in an account (the "Capitalized Interest Account") cash in the amount necessary to cover shortfalls in interest on the related series of securities that may arise as a result of utilization of the Pre-Funding Account as described above, or with respect to the related distributions dates, Countrywide Home Loans may deposit the amount of these shortfalls specified in the related prospectus supplement to the related Security Account. The Capitalized Interest Account shall be maintained with the trustee for the related series of securities and is designed solely to cover the above-mentioned interest shortfalls. Neither the monies on deposit in the Capitalized Interest Account nor any amounts paid by Countrywide Home Loans will be available to cover losses on or in respect of the related loans. To the extent that the entire amount on deposit in the Capitalized Interest Account has not been applied to cover shortfalls in interest on the related series of securities by the end of the Funding Period, any amounts remaining in the Capitalized Interest Account will be paid to the depositor.

Investments in Amounts Held in Accounts

      Unless otherwise specified in the related prospectus supplement, funds held in a Security Account, any Pre-Funding Account, any Capitalized Interest Account, any reserve fund or any other accounts that are part of the Trust Fund Assets, may be invested in "Permitted Investments" which may include one or more of the following:

            (i) obligations of the United States or any agency thereof, provided the obligations are backed by the full faith and credit of the United States;

            (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency rating the related series of securities, or a lower rating that each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to the securities by each Rating Agency;

            (iii) commercial paper issued by Countrywide Home Loans or any of its affiliates; provided that the commercial paper is rated no lower than the rating specified in the related prospectus supplement;

            (iv) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to the related securities by each Rating Agency;

            (v) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of the depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of the holding company, but only if Moody's Investors Service, Inc. ("Moody's") is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each Rating Agency for the securities, or such lower ratings as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to the related securities by any Rating Agency;

            (vi) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that the deposits are fully insured by the FDIC;

            (vii) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of the agreements, the terms and conditions as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to the related securities by any Rating Agency;

            (viii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

            (ix) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of the investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody's, the rating shall be the highest commercial paper rating of Moody's for any of those securities), or such lower rating as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to the related securities by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

            (x) interests in any money market fund which at the date of acquisition of the interests in the fund and throughout the time the interests are held in the fund has the highest applicable rating by each Rating Agency or such lower rating as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to the related securities by each Rating Agency;

            (xi) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in their respective highest applicable rating category or a lower rating that each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to those securities by each Rating Agency; and

            (xii) other investments that have a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the related securities by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency, and reasonably acceptable to the NIM Insurer (if any, as specified in the related prospectus supplement) as evidenced by a signed writing delivered by the NIM Insurer; provided that none of those investments shall be a Permitted Investment if the investments evidences the right to receive interest only payments with respect to the obligations underlying the investment; and provided, further, that no investment specified in clause (x) or clause (xi) above shall be a Permitted Investment for any pre-funding account or any related Capitalized Interest Account.

If a letter of credit is deposited with the trustee, that letter of credit will be irrevocable and will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary and will be issued by an entity acceptable to each Rating Agency. Additional information with respect to the instruments deposited in the accounts will be set forth in the related prospectus supplement.

Unless otherwise specified in the related prospectus supplement, the Permitted Investments will be held in the name of the trustee for the benefit of the securityholders and may not mature later than:

      o in the case of a Security Account, the second business day next preceding the date on which funds must be transferred to the trustee in each month (except that if the Permitted Investment is an obligation of the institution that maintains the Security Account, then the Permitted Investment may not mature later than the business day next preceding that date) and may not be sold or disposed of prior to its maturity; and

      o in the case of the any other account, the business day immediately preceding the first distribution date that follows the date of the investment (except that if the Permitted Investment is an obligation of the institution that maintains the account, then the Permitted Investment may mature not later than the related distribution date) and may not be sold or disposed of prior to its maturity.

        Sub-Servicing by Sellers

      Each seller of a loan or any other servicing entity may act as the sub-servicer for the loan pursuant to a sub-servicing agreement, which will not contain any terms inconsistent with the related Agreement. Notwithstanding any subservicing arrangement, unless otherwise provided in the related prospectus supplement, the master servicer will remain liable for its servicing duties and obligations under the Sale and Servicing Agreement as if the master servicer alone were servicing the loans.

        Collection Procedures

      The master servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the loans and will, consistent with each Agreement and any Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty, bankruptcy bond or alternative arrangements, follow collection procedures that are customary with respect to loans that are comparable to the loans. Consistent with the above, the master servicer may, in its discretion, waive any assumption fee, late payment or other charge in connection with a loan and to the extent not inconsistent with the coverage of the loan by a Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA

Insurance, VA Guaranty, bankruptcy bond or alternative arrangements, if applicable, arrange with a borrower a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment. To the extent the master servicer is obligated to make or cause to be made advances, the obligation will remain during any period of that arrangement.

      The applicable prospectus supplement may provide for other alternatives regarding due-on-sale clause, but if it does not, in any case in which property securing a loan has been, or is about to be, conveyed by the mortgagor or obligor, the master servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the loan under any due-on-sale clause applicable thereto, but only if the exercise of the rights is permitted by applicable law and will not impair or threaten to impair any recovery under any Primary Mortgage Insurance Policy. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce the due-on-sale clause or if the coverage under any required mortgage insurance policy would be adversely affected, the master servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which the person becomes liable for repayment of the loan and, to the extent permitted by applicable law, the mortgagor remains liable thereon. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Certain Legal Aspects of the Loans
- Due-on-Sale Clauses." In connection with any assumption, the terms of the related loan may not be changed.

      With respect to cooperative loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Certain Legal Aspects of the Loans." This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of those shares.

      In general a "tenant-stockholder" (as defined in Code Section 216(b)(2) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code
Section 216(b)(1) for its taxable year in which those items are allowable as a deduction to the corporation, that Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, we can give no assurance that cooperatives relating to the cooperative loans will qualify under that Section for any particular year. In the event that a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that a failure to qualify would be permitted to continue over a period of years appears remote.

        Hazard Insurance

      In general, the master servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing coverage in an amount that is at least equal to the lesser of

            o the maximum insurable value of the improvements securing the loan or

            o     the greater of

                  (1) the outstanding principal balance of the loan and

                  (2) an amount so that the proceeds of the policy shall be
            sufficient to prevent the mortgagor and/or the mortgagee from becoming a co-insurer.

All amounts collected by the master servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Property or released to the mortgagor or obligor in accordance with the master servicer's normal servicing procedures) will be deposited in the related Security Account. In the event that the master servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. The blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the related Security Account the amounts that would have been deposited in that account but for that clause.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and hurricanes. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. If the Property securing a loan is located in a federally designated special flood area at the time of origination, the master servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

      The hazard insurance policies covering properties securing the loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of

            o the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed and

            o the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

Since the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See "Credit Enhancement."

      The master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain that insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's cooperative dwelling or the cooperative's building could significantly reduce the value of the collateral securing the cooperative loan to the extent not covered by other credit support.

      If the Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Property, the master servicer is not required to expend its own funds to restore the damaged Property unless it determines (i) that the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (ii) that the expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

      If recovery on a defaulted loan under any related Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted loan is not covered by an Insurance Policy, the master servicer will be obligated to follow or cause to be followed those normal practices and procedures as it deems necessary or advisable to realize upon the defaulted loan. If the proceeds of any liquidation of the Property securing the defaulted loan are less than the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the trust fund will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the master servicer in connection with those proceedings and which are reimbursable under the Agreement. In the unlikely event that any proceedings result in a total recovery which is, after reimbursement to the master servicer of its expenses, in excess of the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to the loan and amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

      If the master servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to the loan. In the event that the master servicer has expended its own funds to restore the damaged Property and those funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Security Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, that payment or recovery will not result in a recovery to the trust fund which exceeds the principal balance of the defaulted loan together with accrued interest thereon. See "Credit Enhancement."

      The proceeds from any liquidation of a loan will be applied in the following order of priority: first, to reimburse the master servicer for any unreimbursed expenses incurred by it to restore the related Property and any unreimbursed servicing compensation payable to the master servicer with respect to the loan; second, to reimburse the master servicer and the trustee for any unreimbursed advances with respect to the loan; third, to accrued and unpaid interest (to the extent no advance has been made for the amount) on such loan; and fourth, as a recovery of principal of such loan.

        Realization Upon Defaulted Loans

      Primary Mortgage Insurance Policies. If so specified in the related prospectus supplement, the master servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a Primary Mortgage Insurance Policy with regard to each loan for which the coverage is required. Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. The master servicer will not cancel or refuse to renew any Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of the series that have been rated.

      Although the terms of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a loan will consist of the insured percentage of the unpaid principal amount of the covered loan and accrued and unpaid interest on it and reimbursement of certain expenses, less all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Property, hazard insurance proceeds in excess of the amount required to restore the Property and which have not been applied to the payment of the mortgage loan, amounts expended but not approved by the issuer of the related Primary Mortgage Insurance Policy, claim payments previously made by the primary insurer and unpaid premiums.

      Primary Mortgage Insurance Policies reimburse certain losses sustained from defaults in payments by borrowers. Primary Mortgage Insurance Policies will not insure against, and exclude from coverage, a loss sustained from a default arising from or involving certain matters, including fraud or negligence in origination or servicing of the loans, including misrepresentation by the originator, mortgagor, obligor or other persons involved in the origination of the loan; failure to construct the Property subject to the mortgage loan in accordance with specified plans; physical damage to the Property; and the related sub-servicer not being approved as a servicer by the primary insurer.

      As conditions precedent to the filing of or payment of a claim under a Primary Mortgage Insurance Policy covering a loan, the insured will be required to

o advance or discharge all hazard insurance policy premiums and as necessary and approved in advance by the primary insurer, real estate property taxes, all expenses required to maintain the related Property in at least as good a condition as existed at the effective date of the Primary Mortgage Insurance Policy, ordinary wear and tear excepted, sales expenses for the Property, any specified outstanding liens on the Property and foreclosure costs, including court costs and reasonable attorneys' fees;

o upon any physical loss or damage to the Property, have the Property restored and repaired to at least as good a condition as existed at the effective date of the Primary Mortgage Insurance Policy, ordinary wear and tear excepted; and

o tender to the primary insurer good and merchantable title to and possession of the Property.

      The master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the insurer under each primary mortgage insurance policy, and will take any reasonable steps consistent with its practices regarding comparable mortgage loans and necessary to receive payment or to permit recovery under the policy with respect to defaulted mortgage loans.

      FHA Insurance; VA Guaranties. Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. In addition to the Title I Program of the FHA, see "Certain Legal Aspects of the Loans - Title I Program," certain loans will be insured under various FHA programs including the standard FHA 203 (b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of the loan.

      The insurance premiums for loans insured by the FHA are collected by lenders approved by the HUD or by the master servicer or any sub-servicers and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the Property to HUD or upon assignment of the defaulted loan to HUD. With respect to a defaulted FHA-insured loan, the master servicer or any sub-servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the master servicer or any sub-servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the master servicer or any sub-servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. These plans may involve the reduction or suspension of regular loan payments for a specified period, with the payments to be made up on or before the maturity date of the loan, or the recasting of payments due under the loan up to or beyond the maturity date. In addition, when a default caused by circumstances beyond the mortgagor's control is accompanied by certain other criteria, HUD may provide relief by making payments to the master servicer or any sub-servicer in partial or full satisfaction of amounts due under the loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the master servicer or any sub-servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the loan and HUD must have rejected any request for relief from the mortgagor before the master servicer or any sub-servicer may initiate foreclosure proceedings.

      HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. The master servicer of any sub-servicer of each FHA-insured mortgage loan will be obligated to purchase the debenture issued in satisfaction of the loan upon default for an amount equal to the principal amount of the debenture.

      The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted loan adjusted to reimburse the master servicer or sub-servicer for certain costs and expenses and to deduct certain amounts received or retained by the master servicer or sub-servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the master servicer or sub-servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for accrued and unpaid interest but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured mortgage loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

      Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended (a "VA Guaranty"). The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years' duration. However, no loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for the loan. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended.

      The liability on the guaranty may be reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA, at its option and without regard to the guaranty, may make full payment to a mortgage holder of unsatisfied indebtedness on a loan upon its assignment to the VA.

      With respect to a defaulted VA guaranteed loan, the master servicer or sub-servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranty is submitted after liquidation of the mortgaged property.

      The amount payable under the guaranty will be the percentage of the VA-insured loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the mortgage loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that the amounts have not been recovered through liquidation of the mortgaged property.

        Servicing and Other Compensation and Payment of Expenses

      The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for each series of securities will be equal to the percentage per annum described in the related prospectus supplement (which may vary under certain circumstances) of the outstanding principal balance of each loan, and that compensation will be retained by it from collections of interest on the loan in the related trust fund (the "Master Servicing Fee"). As compensation for its servicing duties, a sub-servicer or, if there is no sub-servicer, the master servicer will be entitled to a monthly servicing fee as described in the related prospectus supplement. In addition, generally, the master servicer or sub-servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable Security Account.

      The master servicer will, to the extent permitted in the related Agreement, pay or cause to be paid certain ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related Agreement, including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the trustee, unless otherwise specified in the related prospectus supplement, any custodian appointed by the trustee, the certificate or note registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of sub-servicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and sellers under certain limited circumstances. In addition, as indicated in the preceding section, the master servicer will be entitled to reimbursement for certain expenses incurred by it in connection with any defaulted loan as to which it has determined that all recoverable Liquidation Proceeds and Insurance Proceeds have been received and in connection with the restoration of Properties, the right of reimbursement being before the rights of holders of the securities to receive any related Liquidation Proceeds (including Insurance Proceeds).

        Evidence as to Compliance

      Each Agreement will provide for delivery to the depositor and the trustee, on or before a specified date in each year, of an annual statement signed by an authorized officer of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding year.

      Each Agreement will also provide for delivery to the depositor, the master servicer and the trustee, on or before a specified date in each year, of an annual servicing assessment report from each party performing servicing functions with respect to the related series, including any servicer that services 5% or more of the Trust Fund Assets. In each assessment report, the party providing the report must include an assessment of its compliance with the servicing criteria during the previous fiscal year, and disclose any material noncompliance with the applicable servicing criteria. The servicing criteria are divided generally into four categories:

            o     general servicing considerations;

            o     cash collection and administration;

            o     investor remittances and reporting; and

            o     pool asset administration.

      Each servicing assessment report is required to be accompanied by attestation report provided by a public registered accounting firm. The attestation report must contain an opinion of the registered public accounting firm as to whether the related servicing criteria assessment was fairly stated in all material respects, or a statement that the firm cannot express that opinion. The attestation examination the must be made in accordance with the attestation engagement standards issued or adopted by the Public Company Accounting Oversight Board.

      Copies of the annual servicing compliance statement, the servicing criteria assessment report and related accountants attestations and the annual accountants' statement (if any) may be obtained by securityholders of the related series without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

        Certain Matters Regarding the Master Servicer and the Depositor

      The master servicer under each Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, will be named in the related prospectus supplement. The entity serving as master servicer may have normal business relationships with the depositor or the depositor's affiliates.

      Each Agreement will provide that the master servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law or upon appointment of a successor servicer acceptable to the trustee and with written confirmation from each Rating Agency that such resignation and appointment would not result in a downgrade or withdrawal of the ratings of any of the securities. The master servicer may, however, be removed from its obligations and duties as set forth in the Agreement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Agreement.

      Each Agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the trustee, the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the master servicer, the depositor nor any person will be protected against any breach of a representation and warranty, any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding related to a governmental taxing authority or any legal action relating to the Agreement or the securities, other than any loss, liability or expense related to any specific loan or loans (except any loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the trustee and the securityholders thereunder. In that event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to securityholders.

      In general, any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each Agreement, provided that that person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac.

        Events of Default; Rights Upon Event of Default

      Pooling and Servicing Agreement; Sale and Servicing Agreement. The applicable prospectus supplement may provide for other Events of Default under any Pooling and Servicing Agreement or Sale and Servicing Agreement, but if it does not, the Events of Default will consist of;

            o any failure by the master servicer to deposit in the Security Account or to remit to the trustee any required payment which continues unremedied for five days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of that class evidencing not less than 25% of the voting rights allocated to the securities of the series;

            o any failure by the master servicer to observe or perform in any material respect any of its other covenants or agreements in the Agreement, which failure continues unremedied for sixty days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting that class; and

            o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

      If specified in the related prospectus supplement, the Agreement will permit the trustee to sell the Trust Fund Assets and the other assets of the trust fund described under "Credit Enhancement" in this prospectus in the event that payments on them are insufficient to make payments required in the Agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

      The applicable prospectus supplement may provide for steps required to be taken if an Event of Default remains unremedied, but if it does not, so long as an Event of Default under an Agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting that class and under those circumstances as may be specified in the Agreement, the trustee shall terminate all of the rights and obligations of the master servicer under the Agreement relating to the trust fund and in and to the related Trust Fund Assets, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. After the master servicer has received notice of termination, the trustee may execute and deliver, on behalf of the master servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and do or accomplish all other acts or things necessary or appropriate to effect the termination of the master servicer, including the transfer and endorsement or assignment of the loans and related documents. The master servicer has agreed to cooperate with the trustee in effecting the termination of the master servicer, including the transfer to the trustee of all cash amounts that shall at the time be credited to the Security Account, or thereafter be received with respect to the loans related to that series. Upon request of the trustee, the master servicer has also agreed, at its expense, to deliver to the assuming party all documents and records relating to each subservicing agreement and the loans then being serviced thereunder and an accounting of amounts collected held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the subservicing agreement to the assuming party. No additional funds have been reserved to pay for any expenses not paid by the master servicer in connection with a servicing transfer.

      In the event that the trustee is unwilling or unable to act as the successor to the master servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of at least $15,000,000 to act as successor to the master servicer under the Agreement. Pending that appointment, the trustee is obligated to act in that capacity. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement.

      Unless otherwise provided in the related prospectus supplement, no securityholder, solely by virtue of the holder's status as a securityholder, will have any right under any Agreement to institute any proceeding with respect to the Agreement, unless the holder previously has given to the trustee written notice of default and unless the holders of securities of any class of that series evidencing not less than 25% of the aggregate percentage interests constituting that class have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any that proceeding.

      Indenture. The applicable prospectus supplement may provide for other Events of Default, but if it does not, the Events of Default under each Indenture will consist of:

            o a default by the issuing entity in the payment of any principal of or interest on any note of that series which continues unremedied for five days after the giving of written notice of the default;

            o failure to perform in any material respect any other covenant of the depositor or the trust fund in the Indenture which continues for a period of thirty (30) days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

            o a default in the performance of any obligation of the issuer under the Indenture (other than an obligation specifically covered by the preceding bullet point), or any representation or warranty of the issuer made in the Indenture or in any certificate or other writing delivered in connection with the Indenture proves to have been materially incorrect as of the time when it was made, and the default or the circumstance making the representation or warranty incorrect has not been cured within 60 days after notice to the issuer by the trustee or to the issuer and the trustee by any credit enhancer (or, if a credit enhancer default exists, by the holders of at least 25% of the outstanding amount of the notes) by registered or certified mail specifying the default or incorrect representation or warranty and requiring it to be remedied and stating that the notice is a notice of default under the Indenture; or

            o certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; or

            o any other Event of Default provided with respect to notes of that series including but not limited to certain defaults on the part of the issuer, if any, of a credit enhancement instrument supporting the notes.

      Unless otherwise provided in the related prospectus supplement, if an Event of Default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of that series may declare the principal amount (or, if the notes of that series have an interest rate of 0%, the portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement) of all the notes of that series to be due and payable immediately. That declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the percentage interests of the notes of the series.

      Unless otherwise provided in the related prospectus supplement, if, following an Event of Default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, notwithstanding that acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. In addition, unless otherwise specified in the related prospectus supplement, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an Event of Default, other than a default in the payment of any principal or interest on any note of the series for five days or more, unless

            o the holders of 100% of the percentage interests of the notes of the series consent to the sale,

            o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale or

            o the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of a majority of the percentage interests of the notes of the series.

      If specified in the related prospectus supplement, other parties, such as a credit enhancement provider, may have certain rights with respect to remedies upon an Event of Default that may limit the rights of the related noteholders.

      In the event that the trustee liquidates the collateral in connection with an Event of Default involving a default for five days or more in the payment of principal of or interest on the notes of a series, the Indenture may provide that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of that Event of Default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the noteholders after the occurrence of that Event of Default.

      In the event the principal of the notes of a series is declared due and payable, as described above, the holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount which is unamortized.

      Subject to the provisions of the Indenture relating to the duties of the trustee, in case an Event of Default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of notes of the series, unless the holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with the request or direction. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of not less than 51% of the then aggregate outstanding amount of the notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of the series, and the holders of a majority of the then aggregate outstanding amount of the notes of the series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of the series affected thereby. If provided in the related prospectus supplement, the priority of payments payable on the notes may change following an Event of Default.

        Amendment

      The applicable prospectus supplement may specify other amendment provisions, but if it does not, each Agreement may be amended by the parties to the Agreement, with the consent of any NIM Insurer but without the consent of any of the securityholders,

            (a) to cure any ambiguity;

            (b) to correct any defective provision in the Agreement or to supplement any provision in the Agreement that may be inconsistent with any other provision in it;

            (c) to conform the Agreement to the related prospectus supplement or this prospectus.

            (d) to modify, alter, amend, add or to rescind any of the terms or provisions contained in the Agreement to comply with any rules or regulations promulgated by the SEC from time to time; or

            (e) to make any other revisions with respect to matters or questions arising under the Agreement that are not inconsistent with any other provisions in it;

provided that the action will not adversely affect in any material respect the interests of any securityholder. Any amendment made solely to conform the Agreement to the final prospectus supplement provided to investors in connection with the initial offering of the securities by the depositor will be deemed not to materially and adversely affect the interests of securityholders. In addition, an amendment will be deemed not to adversely affect in any material respect the interests of the securityholders if the person requesting the amendment obtains a letter from each Rating Agency requested to rate the class or classes of securities of the related series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the related securities.

      In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the securityholders, to change the manner in which the Security Account is maintained, provided that the change does not adversely affect the then current rating on the class or classes of securities of the related series that have been rated at the request of the depositor. Moreover, the related Agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to modify the terms or provisions related to any lower-tier REMIC, to maintain the qualification of the related trust fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the REMIC, if a REMIC election is made with respect to the trust fund, or to comply with any other requirements of the Code, if the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to ensure the proper operation of the master REMIC, maintain the qualification, avoid or minimize that risk or comply with those requirements, as applicable.

      The applicable prospectus supplement may specify other amendment provisions, but if it does not, each Agreement may also be amended by the parties to the related Agreement with the consent of any NIM Insurer and with the consent of all holders of the related securities of such series of each class affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related securities; provided, however, that the amendment may not

            o reduce in any manner the amount of or delay the timing of, payments received on Trust Fund Assets that are required to be distributed on any security without the consent of the holder of the related security,

            o adversely affect in any material respect the interests of the holders of any class of securities in a manner other than as described in the preceding bullet point, without the consent of the holders of securities of the class evidencing, as to the class, percentage interests aggregating 66%, or

            o reduce the aforesaid percentage of securities of any class the holders of which are required to consent to the amendment without the consent of the holders of all securities of such class covered by the Agreement then outstanding.

If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that the amendment will not cause the related trust fund to fail to qualify as a REMIC. If so described in the related prospectus supplement, and amendment of an Agreement may require the consent of persons that are not party to the agreement, such as credit enhancement provider.

        Termination; Optional Termination

      Pooling and Servicing Agreement; Trust Agreement. The applicable prospectus supplement may provide for the timing by which the Agreement terminates, but if it does not, the obligations created by each Pooling and Servicing Agreement and Trust Agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the Security Account or by the master servicer and required to be paid to them pursuant to the related Agreement following the earlier of

            (i) the final payment of or other liquidation of the last of the Trust Fund Assets subject thereto or the disposition of all property acquired upon foreclosure of any Trust Fund Assets remaining in the trust fund and

            (ii) the purchase by the master servicer, the party specified in the related prospectus supplement or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of any designated class of securities, from the related trust fund of all of the remaining Trust Fund Assets and all property acquired in respect of the Trust Fund Assets.

      Any purchase of Trust Fund Assets and property acquired in respect of Trust Fund Assets evidenced by a series of securities will be made at the option of the master servicer, or the party specified in the related prospectus supplement, including the holder of the REMIC residual interest, at a price specified in the related prospectus supplement. The exercise of this right will effect early retirement of the securities of that series, but the right of the master servicer, or the other party or, if applicable, the holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the Trust Fund Assets at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC election is made with respect to a trust fund, any repurchase pursuant to clause (ii) above will not be made if the repurchase would result in a "prohibited transaction tax" within the meaning of Section 860F(a)(1) of the Code being imposed on any REMIC.

      Indenture. The Indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the trustee for cancellation of all the notes of the related series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of the related series.

      In addition, the Indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of the series

(except for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of the series, to replace stolen, lost or mutilated notes of the series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of the series on the last scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the Indenture and the notes of the series. In the event of a defeasance and discharge of notes of a series as described above, holders of notes of the related series would be able to look only to that money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

      Additionally, the notes of a series will be subject to mandatory redemption in the event of the purchase from the related trust fund of all of the remaining Trust Fund Assets and all property acquired in respect of the Trust Fund Assets as described above.

        The Trustee

      The trustee under each Agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

                      Certain Legal Aspects of the Loans

      The following discussion contains summaries, which are general in nature, of certain legal matters relating to the loans. Because those legal aspects are governed primarily by applicable state law (which laws may differ substantially), the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor encompass the laws of all states in which the security for the loans is situated. The descriptions are qualified in their entirety by reference to the applicable federal laws and the appropriate laws of the states in which loans may be originated.

        General

      The loans for a series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

      In this prospectus, we generally use the term "mortgage" to generically describe real-estate security instruments, however, if certain information relates to a particular security instrument, we will refer to that security instrument.

      Cooperatives. Certain of the loans may be cooperative loans. The cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

      The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

        Foreclosure

      Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any material default by the borrower under the terms of the note or deed of trust. In certain states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states (including California), the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In some states (including California), the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states (including California), published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

      Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.

      Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where the judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making the repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

      Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

      When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary so to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "Junior Mortgages; Rights of Senior Mortgagees" below.

      Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

      The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

      Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

      In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

      Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

      In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

        Environmental Risks

      Real property pledged as security to a lender may be subject to unforeseen environmental risks. Environmental remedial costs can be substantial and can potentially exceed the value of the property. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states that lien has priority over the lien of an existing mortgage against the property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the EPA may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

      Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a Property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for the costs on any and all "potentially responsible parties," including "owners" or "operators." However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest (the "secured creditor exemption") but without "participating in the management" of the property. Thus, if a lender's activities encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it fails to market the property in a timely fashion.

      Whether actions taken by a lender would constitute participation in the management of a mortgaged property so as to render the secured creditor exemption unavailable to a lender, was historically a matter of judicial interpretation of the statutory language. Court decisions were inconsistent and, in fact, in 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of a borrower's business to deny the protection of the secured creditor exemption to the lender. In 1996, Congress enacted the Asset Conservation, Lender Liability and Deposit Insurance Protection Act ("Asset Conservation Act"), which provides that, in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property. The Asset Conservation Act also provides that participation in the management of the property does not include merely having the capacity to influence, or unexercised right to control operations. Rather, a lender will lose the protection of the secured creditor exemption only if it (a) exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices at the property, or (b) exercises control comparable to the manager of the property, so that the lender has assumed responsibility for (i) "the overall management of the facility encompassing day-to-day decision-making with respect to environmental compliance" or (ii) "over all or substantially all of the operational functions" of the property other than environmental compliance.

      If a lender is or becomes liable, it may be able to bring an action for contribution under CERCLA or other statutory or common laws against any other "potentially responsible parties," including a previous owner or operator, who created the environmental hazard and who has not settled its liability with the government, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that such costs arising from the circumstances set forth above would result in a loss to securityholders.

      CERCLA does not apply to petroleum products, and the secured creditor exemption does not govern liability for cleanup costs under state laws or under federal laws other than CERCLA, including Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under that rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks or the properties on which they are located. A lender will lose the protections accorded to secured creditors under federal law for petroleum underground storage tanks by "participating in the management" of the tank or tank system if the lender either: (a) "exercises decision making control over the operational" aspects of the tank or tank system; or (b) exercises control comparable to a manager of the property, so that the lender has assumed responsibility for overall management of the property including day-to-day decision making with regard to all, or substantially all, operational aspects. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

      While the "owner" or "operator" of contaminated property may face liability for investigating and cleaning up the property, regardless of fault, it may also be required to comply with environmental regulatory requirements, such as those governing asbestos. In addition, the presence of asbestos, mold, lead-based paint, lead in drinking water, and/or radon at a real property may lead to the incurrence of costs for remediation, mitigation or the implementation of an operations and maintenance plan. Furthermore, the presence of asbestos, mold, lead-based paint, lead in drinking water, radon and/or contamination at a property may present a risk that third parties will seek recovery from "owners" or "operators" of that property for personal injury or property damage. Environmental regulatory requirements for property "owners" or "operators," or law that is the basis for claims of personal injury or property damage, may not have exemptions for secured creditors.

      In general, at the time the loans were originated no environmental assessment, or a very limited environmental assessment, of the Properties was conducted.

        Rights of Redemption

      In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states (including California), this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

        Anti-Deficiency Legislation and Other Limitations On Lenders

      Certain states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property at the time of the foreclosure sale. In certain states, including California, if a lender simultaneously originates a loan secured by a senior lien on a particular property and a loan secured by a junior lien on the same property, that lender as the holder of the junior lien may be precluded from obtaining a deficiency judgment with respect to the excess of the aggregate amount owed under both loans over the proceeds of any sale under a deed of trust or other foreclosure proceedings. As a result of these prohibitions, it is anticipated that in most instances the master servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

      Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of these states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

      Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

      In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under the mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the loans underlying a series of securities and possible reductions in the aggregate amount of the payments.

      The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party.

        Due-On-Sale Clauses

      Generally, each conventional loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Property, the loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce the clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of the clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

      As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

      In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

        Enforceability of Prepayment and Late Payment Fees

      Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment charges if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the loans. The absence of that restraint on prepayment, particularly with respect to fixed rate loans having higher Loan Rates, may increase the likelihood of refinancing or other early retirement of the loans or contracts. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

        Applicability of Usury Laws

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. Fifteen states adopted a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

        Home Improvement Finance

      General. The trust fund may own home improvement loans ("HI Loans") or home improvement sales contracts ("HI Contracts"). HI Loans are loans that are made by lenders to finance the purchase of home improvements from third party sellers, and may be secured by real estate or personal property. HI Contracts involve sales agreements under which sellers of home improvements extend credit to the purchasers and retain personal property security interests in the home improvements as collateral for repayment of the credits.

      Real Estate Collateral. HI Loans secured by real estate generally are subject to many of the same laws that apply to other types of mortgage loans, especially laws applicable to home equity or junior lien mortgages. In addition, some laws may provide particular consumer protections in connection with mortgage loans that are used to finance home improvements, such as special disclosures or limits on creditor remedies.

      Sale of Chattel Paper. The credit agreements evidencing HI Loans secured by personal property and HI Contracts generally are "chattel paper" as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the chattel paper to the trustee or a designated custodian or may retain possession of the chattel paper as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the trust's ownership of the chattel paper. In general, the chattel paper will not be stamped or otherwise marked to reflect assignment of the chattel paper from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the chattel paper without notice of the assignment, the trust's interest in the chattel paper could be defeated.

      Perfection of Personal Property Security Interests. The HI Loans secured by personal property and the HI Contracts generally include a "purchase money security interest," as defined in the UCC, in the home improvements being financed. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in the home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building materials incorporated into an improvement on land. A security interest in lumber, bricks, other types of ordinary building materials or other goods that are deemed to lose that characterization upon incorporation of the materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

      Enforcement of Security Interest in Home Improvements. So long as the home improvement remains personal property and has not become subject to the real estate law, a creditor with a security interest in the property can repossess the home improvement by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a security interest must give the debtor a number of days' notice, which generally varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting that sale.

      Under the laws applicable in many states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the personal property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment. Also, certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a creditor to repossess and resell personal property collateral or enforce a deficiency judgment.

      Consumer Claims and Defenses. The Federal Trade Commission's Consumer Claims and Defenses Rule ("FTC Rule") provides that a seller financing the sale of consumer goods or services must include in the consumer credit contract a notice that the purchaser of the contract will take the contract subject to the claims and defenses that the consumer could assert against the seller. The FTC Rule also provides that, if a seller of consumer goods or services refers a purchaser to a lender, or is affiliated with the lender by common control, contract or business arrangement, the seller may not accept the proceeds of a purchase money loan made by the lender unless the consumer credit contract contains a notice that the holder of the contract is subject to the claims and defenses that the consumer could assert against the seller. Thus, holders of HI Contracts and certain HI Loans may be subject to claims and defenses that could be asserted against the seller of home improvements. Liability under the FTC Rule generally is limited to amounts received by the holder of the consumer credit obligation; however, the consumer may be able to assert the FTC Rule as a defense to a claim brought by the trustee against the consumer.

        Servicemembers Civil Relief Act

      Generally, under the terms of the Servicemembers Civil Relief Act (the "Relief Act"), a borrower who enters military service after the origination of the borrower's loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on certain of the loans. Unless otherwise provided in the related prospectus supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to securityholders. The Relief Act also imposes limitations which would impair the ability of the master servicer to foreclose on an affected loan during the borrower's period of active duty status. Moreover, the Relief Act permits the extension of a loan's maturity and the re-adjustment of its payment schedule beyond the completion of military service. Thus, in the event that the loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Property in a timely fashion.

        Junior Mortgages and Rights of Senior Mortgagees

      To the extent that the loans comprising the trust fund for a series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the trust fund (and therefore the securityholders), as mortgagee under a junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In many states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

        Other Loan Provisions and Lender Requirements

      The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply those proceeds and awards to any indebtedness secured by the mortgage, in the order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage. Lenders in California may not require a borrower to provide property insurance for more than the replacement cost of the improvements, even if the loan balance exceeds this amount. In the event of a casualty, lenders may be required to make the insurance proceeds available to the borrower for repair and restoration, rather than applying the proceeds to outstanding indebtedness.

      Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage. In some cases lenders require borrowers to make monthly deposits for estimated real estate taxes and property insurance premiums. Certain states, including California, impose limitations on both the amount of tax and insurance impounds that may be collected from a borrower, and upon the application of the impounded funds.

      Generally lenders begin charging interest from the date the loan is disbursed. In California regulations may prohibit mortgage lenders financing residential purchases from charging interest on loan amounts outstanding for periods more than one day prior to the recording of the deed to the residence, even though the loan proceeds have been disbursed into escrow.

        Priority of Additional Advances

      The form of credit line trust deed or mortgage generally used by most institutional lenders which make revolving credit line loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of the intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity lines of credit applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity line of credit does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor. In California priority will be lost with respect to advances made under subsequently recorded deeds of trust or mortgages, if the prior credit line lender has knowledge of the advances unless the advances under the secured credit line are determined to be "obligatory" rather than "discretionary."

        The Title I Program

      General. Certain of the loans contained in a trust fund may be loans insured under the FHA Title I Credit Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934 (the "Title I Program"). Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

      The types of loans which are eligible for insurance by the FHA under the Title I Program include property improvement loans ("Property Improvement Loans" or "Title I Loans"). A Property Improvement Loan or Title I Loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a property and includes single family improvement loans.

      There are two basic methods of lending or originating those loans which include a "direct loan" or a "dealer loan." With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction. With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from lender and the lender may distribute proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties. With respect to a dealer Title I Loan, a dealer may include a seller, a contractor or supplier of goods or services.

      Loans insured under the Title I Program are required to have fixed interest rates and, generally, provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually in order to correspond with the borrower's irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment, and the first scheduled payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate may be established by the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated on a simple interest basis. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

      Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender's credit application and review must determine whether the borrower's income will be adequate to meet the periodic payments required by the loan, as well as the borrower's other housing and recurring expenses, which determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD.

      Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution (as is typically the case with other federal loan programs). If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In that case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless the material misstatements of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

      Requirements for Title I Loans. The maximum principal amount for Title I Loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that the maximum amount does not exceed $25,000 (or the current applicable amount) for a single family property improvement loan. Generally, the term of a Title I Loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, and a borrower may obtain more than one Title I Loan with respect to a single property, in each case as long as the total outstanding balance of all Title I Loans in the same property does not exceed the maximum loan amount for the type of Title I Loan thereon having the highest permissible loan amount.

      Borrower eligibility for a Title I Loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease thereof for a term expiring at least six months after the final maturity of the Title I Loan or a recorded land installment contract for the purchase of the real property, and that the borrower have equity in the property being improved at least equal to the amount of the Title I Loan if the loan amount exceeds $15,000. Any Title I Loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

      The proceeds from a Title I Loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I Loan and from time to time the Secretary of HUD may amend the list of items and activities. With respect to any dealer Title I Loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. With respect to any direct Title I Loan, the borrower is required to submit to the lender, promptly upon completion of the improvements but not later than six months after disbursement of the loan proceeds with one six month extension if necessary, a completion certificate, signed by the borrower. The lender or its agent is required to conduct an on-site inspection on any Title I Loan where the principal obligation is $7,500 or more, and on any direct Title I Loan where the borrower fails to submit a completion certificate.

      FHA Insurance Coverage. Under the Title I Program the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I insurance contract. The amount of insurance coverage in this account is 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with FHA for Title I insurance, with certain adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to the loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. The FHA charges a fee of 0.50% per annum of the net proceeds (the original balance) of any eligible loan so reported and acknowledged for insurance by the originating lender. The FHA bills the lender for the insurance premium on each insured loan annually, on approximately the anniversary date of the loan's origination. If an insured loan is prepaid during the year, FHA will not refund the insurance premium, but will abate any insurance charges falling due after the prepayment.

      Under the Title I Program the FHA will reduce the insurance coverage available in the lender's FHA insurance coverage reserve account with respect to loans insured under the lender's contract of insurance by (i) the amount of the FHA insurance claims approved for payment relating to the insured loans and (ii) the amount of insurance coverage attributable to insured loans sold by the lender. The balance of the lender's FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage therein may be earmarked with respect to each or any eligible loans insured thereunder, if a determination is made by the Secretary of HUD that it is in its interest to do so. Originations and acquisitions of new eligible loans will continue to increase a lender's insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring the eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary's interest to do so.

      The lender may transfer (except as collateral in a bona fide loan transaction) insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of the loan in accordance with the Title I regulations, will transfer from the transferor's insurance coverage reserve account to the transferee's insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of the loan (whichever is less). However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD.

      Claims Procedures Under Title I. Under the Title I Program the lender may accelerate an insured loan following a default on the loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

      Following acceleration of maturity upon a secured Title I Loan, the lender may either (a) proceed against the property under any security instrument, or (b) make a claim under the lender's contract of insurance. If the lender chooses to proceed against the property under a security instrument (or if it accepts a voluntary conveyance or surrender of the property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

      When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender's efforts to obtain recourse against any dealer who has agreed thereto, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims, where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any Title I Loan must be filed with the FHA no later than nine months after the date of default of the loan. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender's entire interest in the loan note (or a judgment in lieu of the note), in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. The FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the lender.

      Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the Claimable Amount, up to the amount of insurance coverage in the lender's insurance coverage reserve account. For the purposes of this prospectus, the "Claimable Amount" means an amount equal to 90% of the sum of: (a) the unpaid loan obligation (net unpaid principal and the uncollected interest earned to the date of default) with adjustments thereto if the lender has proceeded against property securing the loan; (b) the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days (but not to exceed 9 months from the date of default), calculated at the rate of 7% per annum; (c) the uncollected court costs; (d) the attorney's fees not to exceed $500; and (e) the expenses for recording the assignment of the security to the United States.

        Consumer Protection Laws

      Federal, state and local laws extensively regulate various aspects of brokering, originating, servicing and collecting loans secured by consumers' dwellings. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices. In addition, licensing requirements may be imposed on persons that broker, originate, service or collect the loans.

      Additional requirements may be imposed under federal, state or local laws on so-called "high cost mortgage loans," which typically are defined as loans secured by a consumer's dwelling that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment charges, or the ability of a creditor to refinance a loan unless it is in the borrower's interest. In addition, certain of these laws may allow claims against loan brokers or originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the loans, such as the trust fund.

      The federal laws that may apply to loans held in the trust fund include the following:

            o the Truth in Lending Act and its regulations, which (among other things) require disclosures to borrowers regarding the terms of loans and provide consumers who pledged their principal dwelling as collateral in a non-purchase money transaction with a right of rescission that generally extends for three days after proper disclosures are given;

            o the Home Ownership and Equity Protection Act and its regulations, which (among other things) imposes additional disclosure requirements and limitations on loan terms with respect to non-purchase money, installment loans secured by the consumer's principal dwelling that have interest rates or origination costs in excess of prescribed levels;

            o the Home Equity Loan Consumer Protection Act and its regulations, which (among other things) limit changes that may be made to open-end loans secured by the consumer's dwelling, and restricts the ability to accelerate balances or suspend credit privileges on the loans;

            o the Real Estate Settlement Procedures Act and its regulations, which (among other things) prohibit the payment of referral fees for real estate settlement services (including mortgage lending and brokerage services) and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers;

            o the Equal Credit Opportunity Act and its regulations, which (among other things) generally prohibit discrimination in any aspect of a credit transaction on certain enumerated basis, such as age, race, color, sex, religion, marital status, national origin or receipt of public assistance;

            o the Fair Credit Reporting Act, which (among other things) regulates the use of consumer reports obtained from consumer reporting agencies and the reporting of payment histories to consumer reporting agencies; and

            o the Federal Trade Commission's Rule on Preservation of Consumer Claims and Defenses, which generally provides that the rights of an assignee of a conditional sales contract (or of certain lenders making purchase money loans) to enforce a consumer credit obligation are subject to the claims and defenses that the consumer could assert against the seller of goods or services financed in the credit transaction.

      The penalties for violating these federal, state, or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

      Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in secondary market transactions, including assignees that hold the loans, such as the trust fund. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.

                   Material Federal Income Tax Consequences

        General

      The following is a discussion of the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the securities and is based on advice of special counsel to the depositor ("Tax Counsel") named in the prospectus supplement. The discussion is based on the provisions and interpretations of the Code the regulations promulgated thereunder, including, if applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change, which change could apply retroactively.

      This discussion does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances or address investors subject to special treatment under the Code. This discussion focuses primarily on investors who will hold securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code. Prospective investors ("Holders") are encouraged to consult their tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.

      The federal income tax consequences to Holders of securities will vary depending on whether

            o     the securities of the series are classified as debt;

            o an election is made to treat any part of the trust fund relating to the series of securities as a real estate mortgage investment conduit ("REMIC") under the Code;

            o the securities represent an ownership interest in some or all of the assets included in the trust fund for a series; or

            o an election is made to treat the trust fund relating to the series of securities as a partnership.

      The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether any REMIC election will be made with respect to that series. The depositor will file with the SEC a Form 8-K on behalf of the trust fund containing an opinion of Tax Counsel with respect to the validity of the information set forth under "Material Federal Income Tax Consequences" in this prospectus and in the related prospectus supplement.

      Debt Securities. For purposes of the discussion that follows, securities characterized as debt for federal income tax purposes and securities representing regular interests in a REMIC ("REMIC Regular Interests") will be referred to collectively as "Debt Securities."

        Taxation of Debt Securities

      Interest. Stated interest on the REMIC Regular Interests will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of a Holder's normal accounting method.

Interest (other than original issue discount ("OID")) on Debt Securities other than REMIC Regular Interests will be includible in income by a Holder under the Holder's usual method of accounting.

      Original Issue Discount. The prospectus supplement for each series of Debt Securities will discuss the OID considerations for that series. The following discussion is based in part on the rules governing OID under Sections 1271 through 1275 of the Code and the accompanying Treasury regulations (the "OID Regulations"). A Holder should be aware, however, that the OID Regulations do not adequately address issues relevant to securities (such as the Debt Securities) that are payable based on the payment experience of other debt ("Pay-Through Securities").

      In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. A holder of a Debt Security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero, however if the it is less than a de minimis amount as determined under the Code.

      Issue Price. The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the related Closing Date, the issue price for the class will be treated as the fair market value of that class on the Closing Date. The issue price of a Debt Security also includes the amount paid by an initial Debt Security holder for accrued interest that relates to a period prior to the issue date of the Debt Security.

      Stated Redemption Price at Maturity. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if the distributions constitute "qualified stated interest."

      Qualified Stated Interest. "Qualified stated interest" generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt Security. Interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Certain Debt Securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on the Debt Securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, if Debt Securities do not provide for default remedies, the interest payments will be included in the Debt Security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. If the interval between the issue date and the first distribution date on a Debt Security is longer than the interval between subsequent distribution dates, but the amount of the distribution is not adjusted to reflect the longer interval, then for purposes of determining whether the Debt Security has de minimis OID, the stated redemption price of the Debt Security is treated as the issue price (determined as described above) plus the greater of
(i) the amount of the distribution foregone or (ii) the excess (if any) of the Debt Security's stated principal amount over its issue price. If the interval between the issue date and the first distribution date on a Debt Security is shorter than the interval between subsequent distribution dates, but the amount of the distribution is not adjusted to reflect the shorter interval, then for the purposes of determining the OID, if any, on the Debt Security, the excess amount of the distribution would be added to the Debt Security's stated redemption price.

      De Minimis OID. Under the de minimis rule, OID on a Debt Security will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. The weighted average maturity of a Debt Security is the sum of the weighted maturity of each payment of the Debt Security's stated redemption price. The weighted maturity of each stated redemption price payment is (i) the number of complete years from the issue date until the payment is made, multiplied by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the Debt Security's total stated redemption price. Although unclear, it appears that the projected payments of stated redemption price should be based on a schedule that is determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of Debt Securities will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the Debt Security is held as a capital asset. Holders may, however, elect to accrue all de minimis OID as well as market discount under a constant interest method.

      Debt Securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally,

            o     the interest is unconditionally payable at least annually,

            o the issue price of the Debt Security does not exceed the total noncontingent principal payments and

            o the interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the Debt Security.

      In the case of certain Debt Securities, such as Interest Weighted Securities (as defined in this prospectus), none of the payments under the instrument will be considered qualified stated interest, and thus all amounts payable on the instrument will be included in the stated redemption price.

      Contingent Interest. The OID Regulations also govern the calculation of OID on instruments having contingent interest payments ("Contingent Regulations"). The provisions of the Contingent Regulations expressly do not apply to the calculation of OID on debt instruments subject to Code Section 1272(a)(6), (that is, Pay-Through Securities). In addition, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the trustee intends to base its OID computations on the Debt Securities on Code Section 1272(a)(6) and, to the extent applicable, the OID Regulations. There can be no assurance, however, that the methodology represents the correct manner of calculating OID.

      Daily Portions. The holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds that Debt Security, the sum of the "daily portions" of the original issue discount. The amount of OID includible in income by a holder will be computed by allocating to each day in an accrual period in a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a Debt Security that is neither a REMIC Regular Interest nor another type of Pay-Through Security, the amount of OID includible in income of a Holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The adjusted issue price of a Debt Security is the sum of its issue price plus prior accruals of OID, reduced by the total payments other than qualified stated interest payments made with respect to the Debt Security in all prior accrual periods.

      The amount of OID to be included in income by a Holder of a Pay-Through Security is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of (i) the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over (ii) the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay- Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the OID required to be included in income by a Holder to account for prepayments of the underlying loans at a rate faster than the Prepayment Assumption, and to decrease (but not below zero for any period) the OID required to be included in income by a Holder to account for prepayments of the underlying loans at a rate slower than the Prepayment Assumption. Although OID will be reported to Holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to Holders that loans will be prepaid at that rate or at any other rate.

      Although the OID Regulations do not provide for it, the depositor may adjust the accrual of OID on Debt Securities (other than REMIC Regular Interests) in a manner that it believes appropriate to take account of realized losses on the underlying loans, If the Internal Revenue Service ("IRS") required OID to be accrued without the adjustments, the rate of accrual of OID on the affected Debt Securities could increase.

      Aggregation. Certain classes of REMIC Regular Interests may represent more than one class of REMIC regular interests. Unless otherwise provided in the related prospectus supplement, the trustee intends, based on the OID Regulations, to calculate OID on the securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

      Acquisition Premium. A subsequent holder of a Debt Security will also be required to include OID in gross income, but if the holder purchases the Debt Security for an amount that exceeds its adjusted issue price, then the holder will be entitled to offset the OID by comparable economic accruals of portions of the excess. The same rule applies to an initial holder who purchases a Debt Security for more than the issue price.

      Effects of Defaults and Delinquencies. Holders will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of that security in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a loan default. However, the timing and character of the losses or reductions in income are uncertain and, accordingly, holders of securities are encouraged to consult their own tax advisors on this point.

      Interest Weighted Securities. It is not clear how income should be accrued with respect to REMIC Regular Interests or Stripped Securities (as defined under "Tax Status as a Grantor Trust; General" in this prospectus) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying the Stripped Securities ("Interest Weighted Securities"). The Issuer intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are REMIC Regular Interests the IRS could assert that income derived from an Interest Weighted Security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for the security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize the premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by the holder, as described below. Alternatively, the IRS could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. The treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described below. See "- Tax Status as a Grantor Trust - Discount or Premium on Pass-Through Securities."

      Variable Rate Debt Securities. In the case of Debt Securities bearing interest at a rate that varies directly, or according to a fixed formula, with an objective index, it appears that (i) the yield to maturity of the Debt Securities and (ii) in the case of Pay-Through Securities, the present value of all payments remaining to be made on the Debt Securities, should be calculated as if the interest index remained at its value as of the issue date of the securities. Because the proper method of adjusting accruals of OID on a variable rate Debt Security is uncertain, holders of variable rate Debt Securities are encouraged to consult their tax advisers regarding the appropriate treatment of the securities for federal income tax purposes.

      Market Discount. A security may be subject to the market discount rules of Sections 1276 through 1278 of the Code. A Holder that acquires a Debt Security with more than a prescribed de minimis amount of market discount ("market discount" is generally the excess (if any) of the principal amount of the Debt Security over the Holder's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the securities are sold, the gain realized. Market discount is supposed to accrue in a manner provided in Treasury regulations but, until those regulations are issued, market discount should be accrued either (i) on the basis of a constant yield (taking into account, in the case of a Pay-Through Security, a prepayment assumption) or
(ii) (a) in the case of securities issued without OID, based on the ratio of the stated interest payable in the relevant period to the total stated interest remaining to be paid at the beginning of the relevant period or (b) in the case of securities issued with OID, based on the ratio of the OID accrued in the relevant period to total OID remaining to be accrued at the beginning of the relevant period.

      Limit on Holder's Interest Deductions. Section 1277 of the Code provides that, the excess of interest paid or accrued to purchase or carry a security (or, in the case of a Pass-Through Security, as described below, the underlying loans) with market discount over interest received on the security is allowed as a current deduction only to the extent the excess is greater than the market discount that accrued during the taxable year in which the interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when the market discount is included in income, including upon the sale, disposition, or repayment of the security (or in the case of a Pass-Through Security, an underlying loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by the holder during the taxable year the election is made and thereafter, in which case the interest deferral rule will not apply.

      Premium. A holder who purchases a Debt Security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security (and not as a deduction item before disposition of the Debt Security) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities such as the Pay-Through Securities have been issued, the legislative history of the Code indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing the Class. If a holder makes an election to amortize premium on a Debt Security, the election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by the holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities are encouraged to consult their tax advisers regarding the election to amortize premium and the method to be employed.

      Election to Treat All Interest as Original Issue Discount. The Holder of a Debt Security may elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Debt Securities. If the an election is made with respect to a Debt Security having market discount, then the Holder will be deemed to have made the election with respect to all other market discount debt instruments that the Holder acquires during the year of the election and thereafter. Similarly, a Holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all premium debt instruments that the holder owns on the first day of the taxable year and later acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable and should only after consulting a tax advisor.

        Taxation of the REMIC and Its Holders

      General. In the opinion of Tax Counsel, if one or more REMIC elections are made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as one or more REMICs as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "Regular Interests" or "Residual Interests" in a REMIC, as specified in the related prospectus supplement.

      Except to the extent specified otherwise in a prospectus supplement, if one or more REMIC elections are made with respect to a series of securities,
(i) securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C)); and (ii) securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and income with respect to the securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in
(i) or (ii) above, then a security will qualify for the tax treatment described in (i), (ii) or (iii) in the proportion that the REMIC assets (and income in the case of (ii)) are qualifying assets (and income).

        REMIC Expenses; Single Class REMICs

      As a general rule, all of the expenses of a REMIC will be taken into account by holders of the REMIC Residual Interests. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury Regulations, among the holders of the REMIC Regular Interests and the holders of the REMIC Residual Interests (as defined in this prospectus) on a daily basis in proportion to the relative amounts of income accruing to each Holder on that day. In the case of a Holder of a REMIC Regular Interest who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), the expenses will be deductible only to the extent that the expenses, plus other "miscellaneous itemized deductions" of the Holder, exceed 2% of the Holder's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of

            o 3% of the excess of adjusted gross income over the applicable amount, or

            o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

      These percentages are scheduled to be reduced starting in 2006 and return to current levels in 2010. The reduction or disallowance of this deduction may have a significant impact on the yield of the REMIC Regular Interest to that Holder. In general terms, a single class REMIC is one that either

            o would qualify, under existing Treasury Regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or

            o is similar to that trust and which is structured with the principal purpose of avoiding the single class REMIC rules.

In addition, miscellaneous itemized deductions are not allowed for purposes of computing the alternative minimum tax. The applicable prospectus supplement may provide for the allocation of REMIC expenses, but if it does not, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Interests.

        Taxation of the REMIC

      General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

      Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between

            o the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and

            o deductions, including stated interest and original issue discount accrued on REMIC Regular Interests, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC.

A holder of a REMIC Residual Interest that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that the expenses, when aggregated with the holder's other miscellaneous itemized deductions for that year, do not exceed two percent of the holder's adjusted gross income.

      For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the day that the interests are issued (the "Startup Day"). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

      Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on mortgage loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount (that is, under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the REMIC Regular Interests in the same manner that the holders of the REMIC Regular Interests include the discount in income, but without regard to the de minimis rules. See "Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant yield basis.

      To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method.

      Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

            o subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

            o subject to a limited exception, the sale or other disposition of a cash flow investment;

            o the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or

            o the receipt of any fees or other compensation for services rendered by the REMIC.

It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The holders of Residual Interest securities will generally be responsible for the payment of any the taxes imposed on the REMIC. To the extent not paid by the holders or otherwise, however, the taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of the REMIC.

        Taxation of Holders of REMIC Residual Interests

      The holder of a REMIC Residual Interest will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which the holder held the

REMIC Residual Interest. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for the quarter, and by allocating that amount among the holders (on the day) of the REMIC Residual Interests in proportion to their respective holdings on the day.

      The holder of a REMIC Residual Interest must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to the income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount (if this occurs, it is likely that cash distributions will exceed taxable income in later years). Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on Regular Interest Securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

      In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a REMIC Residual Interest in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the REMIC Residual Interest may be less than that of that bond or instrument.

      Limitation on Losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis in the REMIC Residual Interest at the end of the calendar quarter in which the loss arises. A holder's basis in a REMIC Residual Interest will initially equal the holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. A disallowed loss may be carried forward indefinitely, but may be used only to offset income generated by the same REMIC. The ability of holders of REMIC Residual Interests to deduct net losses may be subject to additional limitations under the Code, about which the holders are encouraged to consult their tax advisers.

      Distributions. Distributions on a REMIC Residual Interest (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a REMIC Residual Interest. If the amount of the payment exceeds a holder's adjusted basis in the REMIC Residual Interest, however, the holder will recognize gain (treated as gain from the sale of the REMIC Residual Interest) to the extent of the excess.

      Sale or Exchange. A holder of a REMIC Residual Interest will recognize gain or loss on the sale or exchange of a REMIC Residual Interest equal to the difference, if any, between the amount realized and the holder's adjusted basis in the REMIC Residual Interest at the time of the sale or exchange. Any loss from the sale of a REMIC Residual Interest will be subject to the "wash sale" rules of Code Section 1091 if, during the period beginning six months before and ending six months after the sale of the REMIC Residual Interest, the seller reacquires the REMIC Residual Interest, or acquires (i) a REMIC Residual Interest in any other REMIC, or (ii) a similar interest in a "taxable mortgage pool" (as defined in Code Section 7701(i)). In general, under the wash sale rules, loss from the REMIC Residual Interest will be disallowed and the REMIC Residual Interest Holder's basis in the replacement interest will be the basis in the REMIC Residual Interest that was sold, decreased or increased, as the case may be, by the difference between the selling price of the REMIC Residual Interest and the purchase price of the replacement interest.

      Excess Inclusions. The portion of the REMIC taxable income of a holder of a REMIC Residual Interest consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on the holder's federal income tax return. Further, if the holder of a REMIC Residual Interest is an organization subject to the tax on unrelated business income imposed by Code Section 511, the holder's excess inclusion income will be treated as unrelated business taxable income of the holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a REMIC Residual Interest, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a REMIC Residual Interest is owned by a foreign person excess inclusion income is subject to tax at a rate of 30%, which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "Tax Treatment of Foreign Investors."

      Three special rules apply for determining the effect of excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for the residual holder is determined without regard to the rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

      In the case of a REMIC Residual Interest that has no significant value, the excess inclusion portion of a REMIC's income is generally equal to all of the REMIC taxable income allocable to the residual holder. In other cases, the excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a REMIC Residual Interest, over the daily accruals for the quarterly period of (i) 120% of the long term applicable federal rate on the Startup Day multiplied by
(ii) the adjusted issue price of the REMIC Residual Interest at the beginning of the quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the REMIC Residual Interest before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

      Under the REMIC Regulations, in certain circumstances, transfers of REMIC Residual Interests may be disregarded. See "- Restrictions on Ownership and Transfer of REMIC Residual Interests" and "- Tax Treatment of Foreign Investors" below.

      Restrictions on Ownership and Transfer of REMIC Residual Interests. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1 through 1399 of the Code, if the entity is not subject to tax on its unrelated business income. Accordingly, the applicable Pooling and Servicing Agreement will prohibit Disqualified Organizations from owning a REMIC Residual Interest. In addition, no transfer of a REMIC Residual Interest will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

      If a REMIC Residual Interest is transferred to a Disqualified Organization in violation of the restrictions set forth above, a substantial tax can be imposed on the transferor of the REMIC Residual Interest at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a REMIC Residual Interest, the pass-through entity will be required to pay an annual tax on the Disqualified Organization's pass-through share of the excess inclusion income of the REMIC. If an "electing large partnership" holds a REMIC Residual Interest, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity under section 860E(e) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing large partnership.

      Noneconomic REMIC Residual Interests. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Interest to a "U.S. Transferee" unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. For this purpose, a U.S. Transferee means a U.S. Person as defined under "Certain Federal Income Tax Consequences - Non-REMIC Certificates - Non-U.S. Persons." A U.S. Transferee also includes foreign entities and individuals (Non-U.S. Persons) but only if their income from the residual interest is subject to tax under Code Section 871(b) or Code Section 882 (income effectively connected with a U.S. trade or business). If the transfer of a Noneconomic REMIC Residual Interest is disregarded, the transferor continues to be treated as the owner of the REMIC Residual Interest and continues to be subject to tax on its allocable portion of the net income of the REMIC.

      A REMIC Residual Interest (including a REMIC Residual Interest with a positive value at issuance) is a "Noneconomic REMIC Residual Interest" at the time of transfer unless, (i) taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, the present value of the expected future distributions on the REMIC Residual Interest at least equals the product of (A) the present value of the anticipated excess inclusions and (B) the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A transfer of a Noneconomic REMIC Residual Interest has a "significant purpose to impede the assessment or collection of tax" if, at the time of transfer, the transferor either knew or should have known (had "Improper Knowledge") that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.

      The REMIC Regulations also provide a safe harbor under which the transferor of a Noneconomic REMIC Residual Interest is presumed not to have Improper Knowledge at the time of transfer if the following conditions are met: (i) the transferor conducts a reasonable investigation of the financial condition of the transferee, finds that the transferee has historically paid its debts as they came due, and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due; (ii) the transferee represents that it understands that as a result of holding the Noneconomic REMIC Residual Interest, it may incur tax liabilities in excess of any cash flows generated by the Noneconomic REMIC Residual Interest and intends to pay taxes associated with holding the Noneconomic REMIC Residual Interest as they become due; (iii) the transferee represents that it will not cause income from the Noneconomic REMIC Residual Interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) ("Offshore Location") of the transferee or another U.S. taxpayer; (iv) the transferee is not located in an Offshore Location; and (v) the transferee meets either the Formula Test or the Asset Test.

      Formula Test. A transfer of a Noneconomic REMIC Residual Interest meets the Formula Test if the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of, (i) the present value of any consideration given to the transferee to acquire the interest; (ii) the present value of the expected future distributions on the interest; and (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of the Formula Test the transferee is assumed to pay tax at a rate equal to the highest corporate rate of tax specified in Code Section 11(b)(1). If, however, the transferee has been subject to the alternative minimum tax ("AMT") under Code Section 55 in the preceding two years and will compute its taxable income in the current taxable year using the AMT rate, then the transferee can assume that it pays tax at the AMT rate specified in Code
Section 55(b)(1)(B). Present values are computed using a discount rate equal to the Federal short-term rate prescribed by Code Section 1274(d) for the month of the transfer and the compounding period used by the transferee.

      Asset Test. The Asset Test only applies in cases where the transferee is an Eligible Corporation. To be an Eligible Corporation, the transferee must be a taxable domestic C corporation other than a regulated investment company, a real estate investment trust, a REMIC or a cooperative. In addition, regardless of who the transferee may be, the transfer of a residual interest to an Offshore Location does not qualify as a transfer to an Eligible Corporation even if the Offshore Location is only a branch of an Eligible Corporation and not a separate legal entity. A transfer of a Noneconomic REMIC Residual Interest meets the Asset Test if at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of transfer, the transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million. The gross assets and net assets of a transferee do not include any obligation of any person related to the transferee (such as a shareholder, partner, affiliate or sister corporation) or any asset acquired for a principal purpose of satisfying the Asset Test. In addition, the transferee must make a written agreement that any subsequent transfer of the interest will be to another Eligible Corporation in a transaction that satisfies the Asset Test. A transfer fails to meet this requirement if the transferor knows, or has reason to know, that the transferee will not honor the restrictions on subsequent transfers. Finally, the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the residual interest will not be paid. The consideration given to the transferee to acquire the non-economic residual interest in the REMIC is only one factor to be considered. However, if the amount of consideration is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor is deemed to know that the transferee cannot or will not pay. In determining whether the amount is too low, the specific terms of the Formula Test need not be used.

      Treatment of Inducement Fees. "Inducement fees" received by transferees of noneconomic REMIC Residual Interests must be included in income over a time period that is reasonably related to the time period over which the related REMIC Residual Interest is expected to generate taxable income or net loss allocable to the Holder. Two safe harbor methods permit transferees to include inducement fees in income either (i) in the same amounts and over the same periods that the taxpayer uses for financial reporting purposes, provided that period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the Regular and REMIC Residual Interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on the interests under the prepayment assumption. Holders of Noneconomic REMIC Residual Interests may obtain automatic consent from the IRS to change their method of accounting for REMIC inducement fee income to one of the two safe harbor methods (including a change from one safe harbor method to the other safe harbor method).

      If the holder of a REMIC Residual Interest sells or otherwise disposes of the REMIC Residual Interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. An inducement fee is be treated as income from sources within the United States.

      Mark to Market Rules. REMIC Residual Interests cannot be marked-to-market.

        Administrative Matters

      A REMIC's books must be maintained on a calendar year basis and a REMIC must file an annual federal income tax return. Ordinarily, a REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

        Tax Status as a Grantor Trust

      General. In the opinion of Tax Counsel and as specified in the related prospectus supplement, if a trust fund relating to a series of securities does not elect to be a REMIC or establish partnership classification, then the trust fund will be classified a "grantor trust" under subpart E, part I of subchapter J of the Code. (The securities of that type of series are referred to in this prospectus as "Pass-Through Securities"). For some series there will be no separation of the principal and interest payments on the underlying loans, in which case a Holder will be considered to have purchased a pro rata undivided interest in each of the underlying loans. In other cases ("Stripped Securities"), the sale of the securities will cause a separation in the ownership of some or all of the principal payments from some or all of the interest payments.

      Each Holder must report on its federal income tax return its share of the gross income derived from, and its share of expenses (such as trustee, servicer and similar fees (collectively, the "Servicing Fee")) allocated to the loans in the same manner as if the Holder held the loans and paid the Servicing fees directly. In the case of Pass-Through Securities other than Stripped Securities, the gross income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of Stripped Securities, the gross income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Holder owns an interest. Depending on its tax classification, the Holder of a security will generally be entitled to claim a deduction for the Servicing Fees under Code
Section 162 or Code Section 212 provided the Servicing Fees are "reasonable" for the services performed.

      Noncorporate Holders. In the case of a noncorporate Holder, reasonable Servicing Fees will be deductible in computing the Holders regular income tax only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of the Holder's adjusted gross income. Such fees are not deductible in computing the Holder's alternative minimum tax. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. (These percentages are scheduled to be reduced in 2006 and return to current levels in 2010).

      Discount or Premium on Pass-Through Securities. The Holder's purchase price of a Pass-Through Security is to be allocated among the underlying loans in proportion to their fair market values, determined when the securities are purchased. Typically, the trustee (as necessary to fulfill its reporting obligations) will treat each loan in a group as having a fair market based on its proportionate share of the group's aggregate principal balance provided the loans in the group generally have relatively uniform interest rates and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than (or greater than) the portion of the principal balance of the loan allocable to the security, that loan will be deemed to have been acquired at a discount (or premium), respectively.

      The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception. Any market discount (or premium) on a loan will be includible in income (or will be available as an offset to interest income), generally in the manner described above, except that in the case of Pass-Through Securities, market discount and premium is calculated with respect to the loans underlying the security, rather than with respect to the security. A Holder that acquires an interest in a loan with more than a de minimis amount of market discount (generally, the excess of the principal amount of the loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See "- Taxation of Debt Securities; Market Discount" and "- Premium" above.

      The Holder generally will be required to allocate the portion of market discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time the principal payment is made. The treatment would generally result in discount being included in income at a different rate than discount would be required to be included in income using the method described in the preceding paragraph.

      Stripped Securities. A Stripped Security is a security that represents either a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities ("Ratio Strip Securities") may represent a right to receive different percentages of both the interest and principal on each loan. Under
Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that the stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to the stripped interest.

      Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (that is, 1% interest on the loan principal balance) or the securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

      Calculating Interest and OID. OID Regulations and judicial decisions provide no direct guidance on how the interest and original issue discount rules apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the "Cash Flow Bond Method"), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during the period. However, the Tax Reform Act of 1986 does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities, which represent ownership interests in the underlying loans, rather than debt instruments "secured by" those loans. The Taxpayer Relief Act of 1997 may allow use of the Cash Flow Bond Method with respect to Stripped Securities and other Pass-Through Securities because it provides that this method applies to any pool of debt instruments the yield on which may be affected by prepayments. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for the securities, and it is expected that OID will be reported on that basis; provided that the applicable prospectus supplement may provide for the reporting of OID on an alternative basis. In applying the calculation to Pass-Through Securities, the trustee will treat all payments to be received by a holder with respect to the underlying loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each loan underlying a security.

      Under certain circumstances, if the underlying loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Holder's recognition of income. If, however, the loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may delay a Holder's recognition of income.

      In the case of a Stripped Security that is an Interest Weighted Security, the trustee intends, absent contrary authority, to report income to security holders as OID, in the manner described above for Interest Weighted Securities.

      Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that

            o in certain series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments;

            o the non-Interest Weighted Securities are subject to the contingent payment provisions of the Contingent Regulations; or

            o each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

      Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their tax advisers regarding the proper treatment of the securities for federal income tax purposes.

      Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the loans. The IRS could take the position that the loans' character is not carried over to the securities in the circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.

        Sale or Exchange

      Subject to the discussion below with respect to trust funds for which a partnership election is made, a Holder's tax basis in its security is the price the holder pays for the security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security's basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset. In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a REMIC Regular Interest will be taxable as ordinary income or loss. In addition, gain from the disposition of a REMIC Regular Interest that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the holder's income if the yield on the REMIC Regular Interest had equaled 110% of the applicable federal rate as of the beginning of the holder's holding period, over (ii) the amount of ordinary income actually recognized by the holder with respect to the REMIC Regular Interest.

        Miscellaneous Tax Aspects

      Backup Withholding. Subject to the discussion below with respect to trust funds for which a partnership election is made, a Holder, other than a holder of a REMIC Residual Interest, may, under certain circumstances, be subject to "backup withholding" with respect to distributions or the proceeds of a sale of securities to or through brokers that represent interest or original issue discount on the securities. This withholding generally applies if the holder of a security

            o fails to furnish the trustee with its taxpayer identification number ("TIN");

            o     furnishes the trustee an incorrect TIN;

            o fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or

            o under certain circumstances, fails to provide the trustee or the holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding.

      Backup withholding will not apply, however, with respect to certain payments made to Holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders are encouraged to consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

      The trustee will report to the Holders and to the servicer for each calendar year the amount of any "reportable payments" during the year and the amount of tax withheld, if any, with respect to payments on the securities.

        New Reporting Regulations

      In January 2006, the IRS and Treasury Department finalized proposed regulations concerning the reporting of tax information with respect to "Widely Held Mortgage Trusts." These rules, which apply for taxable years starting on January 1, 2007, may compel or allow a trustee to adopt new ways of calculating and reporting tax items (such as OID, market discount, sale proceeds and premium) to the Holders of Pass-Through Securities and may have the effect of changing the timing and character of the tax items that a Holder must report.

        Tax Treatment of Foreign Investors

      Subject to the discussion below with respect to trust funds for which a partnership election is made, under the Code, unless interest (including OID) paid on a security (other than a REMIC Residual Interest) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ("Nonresidents"), the interest will normally qualify as portfolio interest (except where the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from the interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless the rate were reduced or eliminated by an applicable income tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents.

      Interest and OID of Holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Holder provided the appropriate ownership statements are received. They will, however, generally be subject to the regular United States income tax.

      Payments to holders of REMIC Residual Interests who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that the income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a REMIC Residual Interest will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. Until recently, excess inclusions allocated to a Nonresident were subject to United States withholding tax only when paid or distributed (or when the Residual Interest was disposed of). The Treasury, however, has exercised its statutory authority to promulgate regulations that require excess inclusions allocated to a Nonresident to be taken into account at an earlier time in order to prevent the avoidance of tax. These new regulations are discussed below. Under other the REMIC Regulations, if a REMIC Residual Interest has tax avoidance potential, a transfer of a REMIC Residual Interest to a Nonresident will be disregarded for all federal tax purposes. A REMIC Residual Interest has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee of the REMIC Residual Interest amounts that will equal at least 30% of each excess inclusion, and that the amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a REMIC Residual Interest to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the REMIC Residual Interest for purposes of the withholding tax provisions of the Code. See "- Excess Inclusions."

      New Regulations Applicable to REMIC Residuals. Effective August 1, 2006, Temporary regulations have modified the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a foreign person (or subject to withholding tax) until paid or distributed. The new regulations accelerate the time both for the reporting of and the tax withholding on excess inclusions allocated to the foreign equity holders of partnerships and certain other pass-through entities. The new rules also provide that excess inclusions are United States sourced income. The timing rules apply to a particular residual interest and a particular foreign person, if the first allocation of income from the residual interest to the foreign person occurs after July 31, 2006. The source rules apply for taxable years ending after August 1, 2006.

      Treatment of Partners. Under the Temporary regulations, in the case of REMIC residual interests held by a foreign person through a partnership, the amount of excess inclusion income allocated to the foreign partner is deemed to be received by the foreign partner on the last day of the partnership`s taxable year except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) as a result of a distribution by the partnership to the foreign partner or a disposition of the foreign partner's indirect interest in the REMIC residual interest. A disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership's residual interest in the REMIC, a disposition of the foreign partner's interest in the partnership, or any other reduction in the foreign partner's allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

      Treatment of Other Pass-Through Holders. Similarly, in the case of a residual interest held by a foreign person as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the amount of excess inclusion allocated to the foreign person must be taken into income at the same time that other income from the trust, the company, the fund, or the organization would be taken into account.

      Withholding Obligations. Under the Temporary regulations, excess inclusions allocated to a foreign person (whether as a partner or holder of an interest in a pass-through entity) are expressly made subject to withholding tax. In addition, in the case of excess inclusions allocable to a foreign person as a partner, the Temporary regulations eliminate an important exception to the withholding requirements. In general, under the eliminated exception, a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent has control over the payee's money or property and knows the facts giving rise to the payment.

        Tax Characterization of the Trust Fund as a Partnership

      Tax Counsel will deliver its opinion that a trust fund for which a partnership election is made will not be a corporation or publicly traded partnership taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the securities has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

      If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income, possibly reduced by its interest expense on the notes. Any corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for any tax that is unpaid by the trust fund.

        Tax Consequences to Holders of the Notes

      Treatment of the Notes as Indebtedness. The trust fund will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Unless otherwise specified in the related prospectus supplement, in the opinion of Tax Counsel, the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

      OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not Indexed securities or Strip notes. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the notes (that is, any excess of the principal amount of the notes over their issue price) is less than a de minimis amount (that is, 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to the notes will be disclosed in the applicable prospectus supplement.

      Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder's method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

      A holder of a note that has a fixed maturity date of not more than one year from the issue date of the note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in
Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

      Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by the noteholder in income with respect to the note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by the noteholder with respect to the note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

      Foreign Holders. Interest payments made (or accrued) to a noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person

      o is not actually or constructively a "10 percent shareholder" of the trust fund or the seller (including a holder of 10% of the outstanding securities) or a "controlled foreign corporation" with respect to which the trust fund or the seller is a "related person" within the meaning of the Code and

      o provides the owner trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes (the "Withholding Agent") with an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the note is an individual or corporation for federal income tax purposes and a foreign person and providing the foreign person's name and address.

Generally, this statement is made on an IRS Form W-8BEN ("W-8BEN"), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least one payment annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of any change and furnish a new W-8BEN. A noteholder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Notes on its own behalf may have substantially increased reporting requirements. In particular, in the case of notes held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

      If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person that owns the note. If the interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable income tax treaty.

      Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, provided that the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

      Backup Withholding. Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust fund will be required to withhold on the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

      Possible Alternative Treatments of the Notes. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and most likely in the view of special counsel to the depositor, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income," and income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the trust fund's expenses.

        Tax Consequences to Holders of the Certificates

      Treatment of the Trust Fund as a Partnership. The trust fund and the master servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus.

      A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. Debt characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

      Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are Indexed securities or Strip certificates, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to the certificates will be disclosed in the applicable prospectus supplement.

      Partnership Taxation. As a partnership, the trust fund will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account the holder's distributive share of income, gains, losses, deductions and credits of the trust fund. The trust fund's income will consist primarily of interest and finance charges earned on the loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of loans. The trust fund's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

      The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust

Agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of
(i) the interest that accrues on the certificates in accordance with their terms for the month, including interest accruing at the Pass-Through Rate for the month and interest on amounts previously due on the certificates but not yet distributed; (ii) any trust fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the certificates over their initial issue price; (iii) prepayment premium payable to the certificateholders for the month; and (iv) any other amounts of income payable to the certificateholders for the month. That allocation will be reduced by any amortization by the trust fund of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of the amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay the taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

      All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to a holder under the Code.

      An individual taxpayer's share of expenses of the trust fund (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. These deductions might be disallowed to the individual in whole or in part and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust fund.

      The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that the calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

      Discount and Premium. If the loans are not issued with OID, then the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.)

      If the trust fund acquires the loans at a market discount or premium, the trust fund will elect to include any discount in income currently as it accrues over the life of the loans or to offset any premium against interest income on the loans. As indicated above, a portion of the market discount income or premium deduction may be allocated to certificateholders.

      Section 708 Termination. Pursuant to Code Section 708, a sale or exchange of 50% or more of the capital and profits in a partnership would cause a deemed contribution of assets of the partnership (the "old partnership") to a new partnership (the "new partnership") in exchange for interests in the new partnership. The interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. Accordingly, if the trust fund were characterized as a partnership, then even if a sale of certificates terminated the partnership under Code
Section 708, the holder's basis in its certificates would remain the same.

      Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust fund income (includible in income) and decreased by any distributions received with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

      Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to the special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

      If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, the excess will generally give rise to a capital loss upon the retirement of the certificates.

      Allocations Among Transferors and Transferees. In general, the trust fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of the month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

      The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the trust fund might be reallocated among the certificateholders. The trust fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

      Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the trust fund's assets will not be adjusted to reflect that higher (or lower) basis unless the trust fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make the election. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

      Administrative Matters. The owner trustee is required to keep or have kept complete and accurate books of the trust fund. The books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust fund will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder's allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-1 information to nominees that fail to provide the trust fund with the information statement described below and the nominees will be required to forward the information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all inconsistencies.

      Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. The information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of the person, (y) whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on certificates that were held, bought or sold on behalf of the person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended is not required to furnish any information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

      The depositor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust fund.

      Tax Consequences to Foreign Certificateholders. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for those purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income, as calculated for this purpose which may exceed the distributions to certificateholders, that is allocable to foreign certificateholders pursuant to Section 1446 of the Code, as if the income were effectively connected to a U.S. trade or business. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder's withholding status, the trust fund may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury. A holder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Notes on its own behalf may have substantially increased reporting requirements. In particular, if the holder is a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership

(or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

      Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent the payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

      Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the Holder is an exempt recipient under applicable provisions of the Code.

                           Other Tax Considerations

      In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state, local and foreign tax consequences of the acquisition, ownership, and disposition of the securities. State and local tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the tax laws of any state or locality. Therefore, potential investors are encouraged to consult their tax advisors with respect to the various state, local and foreign tax consequences of an investment in the securities.

                             ERISA Considerations

      ERISA and Section 4975 of the Code impose requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans as well as collective investment funds and separate accounts in which those plans, accounts or arrangements are invested) (collectively, "Plans") subject to ERISA or to Section 4975 of the Code and on persons who bear specified relationships to Plans ("Parties in Interest") or are fiduciaries with respect to those Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to requirements imposed by ERISA and Section 4975 of the Code. Accordingly, assets of the plans may be invested in securities without regard to the considerations described above and below, subject to the provisions of other applicable law. Any plan which is qualified and exempt from taxation under Code Sections 401(a) and 501(a) is subject to the prohibited transaction rules set forth in Code Section 503.

      On November 13, 1986, the United States Department of Labor (the "DOL") issued final regulations concerning the definition of what constitutes the assets of a Plan. (Labor Reg. Section 2510.3-101 (the "Plan Assets Regulation")). Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. Under the Plan Assets Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and has no "substantial equity features." If securities are not treated as equity interests in the issuer for purposes of the Plan Assets Regulation, a Plan's investment in the securities would not cause the assets of the issuer to be deemed plan assets. If the securities are deemed to be equity interests in the issuer, the issuer could be considered to hold plan assets because of a Plan's investment in those securities. In that event, the master servicer and other persons exercising management or discretionary control over the assets of the issuer or providing services with respect to those assets could be deemed to be fiduciaries or other parties in interest with respect to investing Plans and thus subject to the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code and, in the case of fiduciaries, to the fiduciary responsibility provisions of Title I of ERISA, with respect to transactions involving the issuer's assets. Trust certificates are "equity interests" for purposes of the Plan Asset Regulation.

      In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") having certain specified relationships to a Plan and impose additional prohibitions where Parties in Interest are fiduciaries with respect to that Plan. Because the loans may be deemed assets of each Plan that purchases equity securities, an investment in equity securities by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code Section 4975 unless a statutory, regulatory or administrative exemption applies.

      Without regard to whether securities are considered to be equity interest in the issuer, certain affiliates of the issuer might be considered or might become Parties in Interest with respect to a Plan. In this case, the acquisition or holding of the securities by or on behalf of the Plan could constitute or give rise to a prohibited transaction, within the meaning of ERISA and Section 4975 of the Code, unless they were subject to one or more exemptions. Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the securities - for example, Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager"; PTCE 95-60, which exempts certain transactions by insurance company general accounts; PTCE 91-38, which exempts certain transactions by bank collective investment funds; PTCE 90-1, which exempts certain transactions by insurance company pooled separate accounts; or PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager". We can give no assurance that any of these exemptions will apply with respect to any Plan's investment in securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with the investment. Furthermore, these exemptions generally do not expressly address transactions incidental to the operation of the trust. You should consult with your advisors regarding the specific scope, terms and conditions of an exemption as it applies to you, as an investor, before relying on that exemption's availability.

      The DOL has granted to certain underwriters individual administrative exemptions (the "Underwriter Exemptions") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, underwritten or privately placed by that underwriter or its affiliate or by a syndicate managed by that underwriter or its affiliate and issued by entities that hold investment pools consisting of certain secured receivables, loans and other obligations and the servicing, operation and management of the investment pools, provided the conditions and requirements of the Underwriter Exemptions are met. The Underwriter Exemptions also permits the entity to hold an interest-rate swap or yield supplement agreement if it meets requirements set forth in the Underwriter Exemptions.

      The entity may hold an interest-rate swap (a "swap" or "swap agreement") if the swap: (a) is an "eligible swap"; (b) is with a bank or other financial institution that meets certain rating requirements (an "eligible counterparty"); (c) meets certain additional specific conditions concerning the consequences if the rating of the counterparty is reduced or withdrawn, which conditions depend on whether the ratings of the securities to which the swap applies are dependent on the swap and (d) permits the trust to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor or seller. Any class of securities to which one or more swap agreements applies may be acquired and held in reliance upon the Underwriter Exemptions only by a "qualified plan investor."

      An "eligible swap" is one which: (a) is denominated in U.S. dollars; (b) pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("allowable interest rate"); (c) has a notional amount that does not exceed either: (i) the Class Security Balance of the class of securities to which the swap relates, or (ii) the portion of the Class Security Balance of such class represented by obligations ("allowable notional amount"); (d) is not "leveraged" (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) above.

      A "qualified plan investor" is a plan for which the decision to buy such class of securities is made by an independent fiduciary that is qualified to understand the swap transaction and the effect the swap would have on the rating of the securities and that (a) is a "qualified professional asset manager" ("QPAM") under PTCE 84-14, (b) is an "in-house asset manager" under PTCE 96-23 or (c) has total assets (both plan and non-plan) under management of at least $100 million at the time the securities are acquired by the plan.

      The entity may hold a yield supplement agreement if it satisfies the conditions of an "eligible yield supplement agreement." Generally, any yield supplement agreement will be an eligible yield supplement agreement, provided that if such yield supplement agreement is an interest rate cap contract, a corridor contract or similar arrangement with a notional principal amount and is purchased by or on behalf of the trust to supplement the interest rates otherwise payable on obligations held by the trust fund, then such yield supplement agreement will be an eligible yield supplement agreement only if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an allowable interest rate; (c) it is not leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust and an eligible counterparty and (f) it has an allowable notional amount.

      While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially identical, and include the following:

            (1) the acquisition of the securities by a Plan is on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

            (2) the securities acquired by the Plan have received a rating at the time of the acquisition that is one of the four highest generic rating categories from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's"), or Fitch Ratings, Inc. ("Fitch") (each, a "Rating Agency");

            (3) the trustee is not an affiliate of any other member of the Restricted Group, as defined below (other than an underwriter);

            (4) the sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the issuer represents not more than the fair market value of the loans; the sum of all payments made to and retained by the servicer and any sub-servicer represents not more than reasonable compensation for the person's services under the agreement pursuant to which the loans are pooled and reimbursements of the person's reasonable expenses in connection therewith; and

            (5) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

      The issuer must also meet the following requirements:

            (i) the corpus of the issuer must consist solely of assets of the type that have been included in other investment pools;

            (ii) securities in the other investment pools must have been rated in one of the four highest rating categories of S&P, Moody's, or Fitch for at least one year prior to the Plan's acquisition of securities; and

            (iii) securities evidencing interests in the other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of securities.

      Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes a Plan to acquire securities of an issuer holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements:

            o in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested, and at least fifty percent (50%) of aggregate interests in the issuer are acquired by persons independent of the Restricted Group;

            o the fiduciary (or its affiliate) is an obligor with respect to not more than five percent (5%) of the fair market value of the obligations contained in the investment pool;

            o the Plan's investment in securities of any class does not exceed twenty-five percent (25%) of all of the securities of that class outstanding at the time of the acquisition;

            o immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which the person is a fiduciary is invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity; and

            o the Plan is not sponsored by a member of the Restricted Group, as defined below.

      The Underwriter Exemptions provide only limited relief to Plans sponsored by the seller, an underwriter, the trustee, the master servicer, any provider of credit support to the trust, any counterparty to a swap contained in the trust, any obligor with respect to loans included in the investment pool constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of the parties (the "Restricted Group").

      The Underwriter Exemptions provide exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts. Mortgage loans or other secured receivables (the "obligations") supporting payments to securityholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the securities being offered by the issuer, may be transferred to the issuer within a 90-day or three-month period following the closing date, instead of being required to be either identified or transferred on or before the closing date. The relief is available when the prefunding account satisfies certain conditions.

      The rating of a security may change. If a class of securities no longer has a required rating from at least one Rating Agency, the security will no longer be eligible for relief under the Underwriter Exemption (although a Plan that had purchased the security when it had a permitted rating would not be required by the Underwriter Exemption to dispose of it). A certificate that satisfies the requirements of the Underwriter Exemptions other than the rating requirement may be eligible for purchase by an insurance company investing assets of its general account that include plan assets when the requirements of Sections I and III of Prohibited Transaction Class Exemption 95-60 are met.

      The prospectus supplement for each series of securities will indicate the classes of securities, if any, offered thereby as to which it is expected that an Underwriter Exemption will apply.

      Any Plan fiduciary which proposes to cause a Plan to purchase securities are encouraged to consult with its counsel concerning the impact of ERISA and the Code, the applicability of the Underwriter Exemptions, the effect of the Plan Assets Regulation, and the potential consequences in their specific circumstances, prior to making the investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

      The sale of certificates to a Plan is in no respect a representation by the issuer or any underwriter of the certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                               Legal Investment

      The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered thereby constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of securities that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of those entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of any the entities with respect to "mortgage related securities," securities will constitute legal investments for entities subject to the legislation only to the extent provided in that legislation. Approximately twenty-one states adopted the legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any legislation affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, so long as the contractual commitment was made or the securities were acquired prior to the enactment of the legislation.

      SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to the regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities (in each case whether or not the class of securities under consideration for purchase constituted a "mortgage related security"). The NCUA issued final regulations effective December 2, 1991 that restrict and in some instances prohibit the investment by Federal Credit Unions in certain types of mortgage related securities.

      All depository institutions considering an investment in the securities (whether or not the class of securities under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators) (the "Policy Statement") setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities," which are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, the "high-risk mortgage securities" include securities such as securities not entitled to distributions allocated to principal or interest, or Subordinate Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase (or retention) of that product would be consistent with the Policy Statement.

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," or in securities which are issued in book-entry form.

      There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for those investors.

                            Method of Distribution

      Securities are being offered hereby in series from time to time (each series evidencing or relating to a separate trust fund) through any of the following methods:

            o by negotiated firm commitment or best efforts underwriting and public reoffering by underwriters, including in a resecuritization of any securities of any series by the depositor or any of its affiliates;

            o by agency placements through one or more placement agents primarily with institutional investors and dealers; and

            o by placement directly by the depositor with institutional investors.

      A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth the identity of any underwriters thereof and either the price at which the series is being offered, the nature and amount of any underwriting discounts or additional compensation to the underwriters and the proceeds of the offering to the depositor, or the method by which the price at which the underwriters will sell the securities will be determined. Each prospectus supplement for an underwritten offering will also contain information regarding the nature of the underwriters' obligations, any material relationship between the depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the securities so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the securities of the series if any securities are purchased. Securities may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

      Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof.

      In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter will be required to represent and agree with the depositor that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") and with respect to any class of securities with a minimum denomination of less than $100,000, it has not made and will not make an offer of securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State at any time:

      (a) to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

      (b) to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than
(euro)50,000,000, as shown in its last annual or consolidated accounts; or

      (c) in any other circumstances that do not require the publication by the depositor of a prospectus pursuant to Article 3 of the Prospectus Directive.

      For the purposes of this provision, the expression an "offer of securities to the public" in relation to any class of securities of a series, which class has a minimum denomination of less than $100,000, in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

      If a series is offered other than through underwriters, the prospectus supplement relating thereto will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of the series.

                                 Legal Matters

      The validity of the securities of each series, including certain federal income tax consequences with respect thereto, will be passed upon for the depositor by Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019.

                             Financial Information

      A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                    Rating

      It is a condition to the issuance of the securities of each series offered hereby and by the prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a "Rating Agency") specified in the related prospectus supplement.

      The rating would be based on, among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to the class and will reflect the Rating Agency's assessment solely of the likelihood that holders of a class of securities of the class will receive payments to which the securityholders are entitled under the related Agreement. The rating will not constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of the prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of securities. The rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating. The rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause the investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

      We can give no assurance that any the rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a series, the rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long term debt.

      The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined on the basis of criteria established by each Rating Agency rating classes of the series. The criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. The analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each the class. We can give no assurance that the historical data supporting the actuarial analysis will accurately reflect future experience nor assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of loans. We can give no assurance that values of any Properties have remained or will remain at their levels on the respective dates of origination of the related loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the loans in a particular trust fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that those losses are not covered by credit enhancement, the losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

                            Index of Defined Terms

Term                            Page

Agreement.........................19
AMT..............................106
APR...............................23
Asset Conservation Act............83
Available Funds...................33
Book-Entry Securities.............43
Capitalized Interest Account......63
Cash Flow Bond Method............109
CERCLA............................83
Claimable Amount..................93
Class Security Balance............33
Clearstream, Luxembourg...........45
COFI securities...................42
Collateral Value..................24
Combined Loan-to-Value Ratio......23
Cooperative.......................46
cooperative loans.................20
cooperatives......................20
Countrywide Home Loans............30
Cut-off Date Principal Balance....31
DBC...............................45
Debt Securities...................95
Definitive Security...............44
Detailed Description..............20
Disqualified Organization........104
DOL..............................119
DTC...............................44
Eleventh District.................41
Euroclear.........................44
Euroclear Operator................46
Euroclear Participants............46
European Depositaries.............44
excess servicing.................108
FHA...............................20
FHLBSF............................41
Financial Intermediary............44
Fitch............................120
foreign person...................113
FTC Rule..........................88
Funding Period....................63
Garn-St Germain Act...............86
HI Contracts......................87
HI Loans..........................87
Improper Knowledge...............105
Indenture.........................30
Indirect Participants.............44
Insurance Proceeds................61
Insured Expenses..................61
Interest Weighted Securities......99
L/C Bank..........................50
L/C Percentage....................50
Liquidation Expenses..............61
Liquidation Proceeds..............61
Loan Rate.........................21
Loan-to-Value Ratio...............23
Master Servicing Fee..............71
Moody's......................64, 120
Mortgage..........................58
National Cost of Funds Index......42
NCUA.............................122
New CI............................45
Noneconomic Residual Certificate.105
Nonresidents.....................111
obligations......................121
Offshore Location................106
OID Regulations...................96
OTS...............................42
Participants......................44
Parties in Interest..............119
Pass-Through Securities..........107
Pay-Through Security..............98
Permitted Investments.........51, 63
Plan Assets Regulation...........119
Plans............................119
Policy Statement.................123
Pool Insurance Policy.............51
Pool Insurer......................51
Pooling and Servicing Agreement...19
Pre-Funded Amount.................63
Pre-Funding Account...............63
Prepayment Assumption.............98
Primary Mortgage Insurance Policy.22
Prime Rate........................43
Principal Prepayments.............34
Properties........................22
Property Improvement Loans........90
PTCE.............................120
Purchase Price....................29
Rating Agency...............120, 125
Ratio Strip Securities...........108
RCRA..............................84
Record Date.......................31
Reference Bank Rate...............40
Refinance Loan....................24

Regular Interest Securities.......95
Relevant Implementation Date.....124
Relevant Member State............124
Relief Act....................13, 88
REMIC.........................32, 95
Residual Interest Security.......102
Restricted Group.................121
Retained Interest.................31
revolving credit line loans.......20
Rules.............................44
S&P..............................120
Sale and Servicing Agreement......19
SEC...........................20, 24
secured creditor exemption........83
Security Account..................60
Security Owners...................43
Security Register.................32
Sellers...........................19
Senior Securities.................49
Servicing Fee....................107
Short-Term Note..................112
Single Family Properties..........22
SMMEA............................122
Strip.............................38
Stripped Securities..............107
Subsequent Loans..................63
Support Class.....................39
Tax Counsel.......................95
Terms and Conditions..............47
TIN..............................110
Title I Loans.....................90
Title I Program...................90
Title V...........................87
Trust Agreement...................19
Trust Fund Assets.................19
U.S.  Transferee.................105
UCC...............................82
Underwriter Exemptions...........120
VA................................20
VA Guaranty.......................71
W-8BEN...........................113
Withholding Agent................113